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As filed with the Securities and Exchange Commission on April 26, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Blount International, Inc.	Delaware	63-0780521
Blount, Inc.	Delaware	63-0593908
BI, L.L.C.	Delaware	72-1364435
Omark Properties, Inc.	Oregon	93-6026092
4520 Corp., Inc.	Delaware	63-0732223
Gear Products, Inc.	Oklahoma	73-0665381
Dixon Industries, Inc.	Kansas	48-1025788
Windsor Forestry Tools LLC	Tennessee	63-1258842
Frederick Manufacturing Corporation	Delaware	36-3483812
Fabtek Corporation	Michigan	38-3551773
(Exact name of each Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3480 (Primary Standard Industrial Classification Code Number)

4909 SE International Way
Portland, Oregon 97222-4679
(503) 653-8881
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

Richard H. Irving, Esq.
Senior Vice President, General Counsel and Secretary
4909 SE International Way
Portland, Oregon 97222-4679
(503) 653-8881
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ronald Cami, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Arnold B. Peinado, III, Esq. Milbank, Tweed, Hadley & McCloy, LLP 1 Chase Manhattan Plaza New York, NY 10005 (212) 530-5000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)

% Senior Notes due	$350,000,000	$44,345

Guarantees of % Senior Notes due(1)

Common Stock, par value $0.01 per share

(1)
The Guarantees of Blount International, Inc., Dixon Industries, Inc., Fabtek Corporation, Frederick Manufacturing Corporation, Gear Products, Inc., Omark Properties, Inc., BI L.L.C., 4520 Corp., and Windsor Forestry Tools LLC on the payment of principal, premium, if any, and interest on the Notes are being registered hereby. Pursuant to Rule 457(n), no registration fee is required with respect to such Guarantees.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price includes amounts attributable to securities that the underwriters may purchase to cover over-allotments, if any.
(3)
Exclusive of accrued interest, if any.
(4)
Calculated pursuant to Rule 457(o).

        The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Registration Statement contains alternate sections, paragraphs, sentences or phrases which will be contained in two forms of prospectus covered by this Registration Statement, one to be used in connection with an offering of shares of Common Stock of Blount International, Inc. and the other to be used in connection with a concurrent offering by Blount, Inc. of its    % Senior Notes due            , which notes will be guaranteed by Blount Inc.'s parent, Blount International, Inc., and the following wholly owned subsidiaries of Blount, Inc.: Dixon Industries, Inc., Fabtek Corporation, Frederick Manufacturing Corporation, Gear Products, Inc., Omark Properties, Inc., BI L.L.C., 4520 Corp., Inc. and Windsor Forestry Tools LLC. Those sections, paragraphs, sentences or phrases that will appear only in the equity prospectus are marked at the beginning of such section, paragraph, sentence or phrase by the symbol [E], and those appearing only in the debt prospectus are designated by the symbol [D]. Unless so indicated with an [E] or a [D], the language herein will appear in both forms of prospectus.

[D]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED          , 2004

PROSPECTUS

$

BLOUNT

   % Senior Notes
due

This is an offering by Blount, Inc. ("Blount") of $                        of its    % Senior Notes due                  . Interest is payable on each     and    of each year, beginning                        . The notes will mature on      .

Blount may redeem all or part of these notes on or after                        . Prior to                        , 2007, Blount may redeem up to 35% of these notes from the proceeds of certain equity offerings. Redemption prices are specified in this prospectus under "Description of Notes—Optional Redemption."

These notes will be Blount's unsecured senior obligations. These notes will be guaranteed by Blount's parent, Blount International, Inc. and certain of Blount's existing and future subsidiaries on an unsecured senior basis as specified in this prospectus under "Description of Notes." The notes and guarantees will rank equally in right of payment with all of Blount's and the guarantors' existing and future unsecured senior debt and will rank senior in right of payment to all guarantors' existing and future subordinated debt.

Simultaneously with this offering of notes, Blount International, Inc. is offering    shares of its common stock.

Investing in these notes involves risks. "Risk Factors" begins on page 12.

Offering Price:                  % of principal plus accrued interest, if any, from                        , 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver these notes on or about                        , 2004, subject to conditions.

LEHMAN BROTHERS

Sole Book-Running Manager

                    , 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[E]

SUBJECT TO COMPLETION, DATED                     , 2004

PROSPECTUS

         Shares

BLOUNT

Blount International, Inc.

Common Stock

This is an offering of    shares of Blount International, Inc. ("Blount International") common stock.

Blount International's common stock is listed on the New York Stock Exchange under the symbol "BLT." On            , 2004 the closing sale price of Blount International's common stock was $    per share.

Simultaneously with this offering of common stock, Blount, Inc. is offering $        aggregate principal amount of its    % Senior Notes due            .

Investing in the common stock involves risks. "Risk Factors" begins on page 12.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to Blount International (before expenses)	$	$

We have granted the underwriters a 30-day option to purchase up to            additional shares of common stock at the public offering price less the underwriting discount to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver these shares on or about            , 2004, subject to conditions.

LEHMAN BROTHERS

          , 2004

[D] TABLE OF CONTENTS

(i)

[E] TABLE OF CONTENTS

(i)

        Unless the context otherwise requires, (i) "we," "us," "our," and similar terms refer to Blount International, Inc. and its subsidiaries, (ii) "Blount" and "the company" refers to Blount, Inc., (iii) "the corporation" and "Blount International" refers to Blount International, Inc. and (iv) the "guarantors" refers to, collectively, Blount International, Inc., Dixon Industries, Inc., Fabtek Corporation, Frederick Manufacturing Corporation, Gear Products, Inc., Omark Properties, Inc., BI L.L.C., 4520 Corp., Inc. and Windsor Forestry Tools LLC.

        We hereby confirm that the content of the prospectus is our responsibility and that, to the best of our knowledge and after having made all reasonable inquiries, as of the date hereof, the information contained in this prospectus relating to us is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein, in light of the circumstance under which they are made, not misleading. No representation or warranty, express or implied, is made by the underwriters as to, and the underwriters assume no responsibility for, the accuracy or completeness of the information in the prospectus, and nothing contained in this prospectus is, or shall be relied upon as, a promise or representation by the underwriters as to the past or the future.

        This prospectus contains summaries, believed to be accurate, of the terms of our amended and restated certificate of incorporation, our credit facility and employment agreements with some of our executive officers, but reference is made to the actual documents, copies of which will be made available upon request to our address or telephone number on the cover of this prospectus, for the complete information contained therein. All summaries of these documents are qualified in their entirety by this reference.

        The distribution of this prospectus and the offering of these securities in some jurisdictions may be restricted by law. Persons who obtain a copy of this prospectus must inform themselves about, and observe, any relevant restrictions. This prospectus does not constitute an offer and may not be used for the purpose of an offer to, or a solicitation by, anyone in any jurisdiction or in any circumstances in which such offer or solicitation is not authorized or is unlawful.

        No person is authorized in connection with this offering to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by us or the underwriters. The information contained herein is as of the date hereof. Neither the delivery of this prospectus at any time nor any subsequent commitment to enter into any financing shall, under any circumstances, create any implication that there has not been any change in the information set forth herein or in our affairs since the date hereof.

        We reserve the right to withdraw this offering at any time, and the underwriters reserve the right to reject any commitment to subscribe for the securities in whole or in part and to allot to you less than the full amount of securities sought by you.

(ii)

WHERE YOU CAN FIND MORE INFORMATION

        Blount International files annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy any of those reports, statements or other documents at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the Exchange at 20 Broad Street, New York, New York 10005. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. These filings are also available to the public from commercial document retrieval services and at the Commission's Web site at "http://www.sec.gov." You may also obtain free electronic copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports by accessing our website, "www.blount.com." These reports are contained in the investor relations section under the heading "E.D.G.A.R. Financial Information About Blount."

        You may also request a copy of any of our filings with the Commission, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

    Blount International, Inc.
    4909 S.E. International Way
    Portland, Oregon 97222-4679
    (503) 653-8881
    Attention: Richard H. Irving, III, Senior Vice President, General Counsel and Secretary

        [D] So long as any of these notes are outstanding, we will agree under the new indenture to furnish to the holders of these notes the same information that we are required to file with the Commission even if we cease to be subject to the Securities Exchange Act's reporting requirements.

(iii)

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: expectations as to operational improvements; expectations as to cost savings, sales growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar expressions, as well as statements in future tense, identify forward-looking statements.

        Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether we are fully successful in implementing our financial and operational initiatives; competition in our various industries, conditions, performance and consolidation; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in fuel, steel or other basic materials prices; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods, earthquakes and abnormally dry or wet weather conditions; and other factors described under "Risk Factors."

        Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

TRADEMARK NOTICE

        Oregon, ICS, Hydro-Ax, Prentice, Frederick, Dixon, Fabtek, IZT, EZT, RAM, ZTR and CTR are registered or pending trademarks of Blount and its subsidiaries.

(iv)

PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus.

        Unless otherwise indicated, the industry data that appear in this prospectus are derived from publicly available sources that we believe are reliable but that we have not independently verified. You should read the entire prospectus before making an investment decision, especially the information presented under the heading "Risk Factors."

        [E] Unless the context otherwise requires, the information in this prospectus assumes that the underwriters do not exercise their over-allotment option.

Our Company

        We are an international manufacturing and marketing company with sales in over 100 countries and operations in three business segments: Outdoor Products, Industrial and Power Equipment and Lawnmower. Our focus is on manufacturing and marketing branded products in substantial selected end markets serving industrial companies and consumers. Our consolidated sales for the year ended December 31, 2003 of $559.1 million were derived from our three business segments: Outdoor Products—$358.8 million, Industrial and Power Equipment—$165.0 million and Lawnmower—$35.7 million (less inter-segment eliminations of $0.4 million). For the same period, consolidated Adjusted EBITDA was $97.5 million and net loss was $33.7 million. For a definition of Adjusted EBITDA and a reconciliation to consolidated net loss, see "Prospectus Summary—Summary Historical Consolidated Financial and Other Data".

Outdoor Products

        Our Outdoor Products segment (64% of consolidated sales for the year ended December 31, 2003) is comprised of the Oregon Cutting Systems Division, Frederick Manufacturing Corporation, Windsor Forestry Tools LLC and ICS. Oregon produces a broad range of cutting chain, chainsaw guide bars, cutting chain drive sprockets and maintenance tools used primarily on portable gasoline and electric chainsaws, and mechanical timber harvesting equipment. Frederick produces lawnmower blades which it distributes with lawnmower related replacement parts and certain other outdoor care products produced by third party manufacturers. Windsor produces cutting chains and sprockets for chainsaws, as well as mechanical harvesting equipment support products, which it distributes along with guide bars produced by an affiliate. ICS produces specialized concrete cutting equipment for construction markets around the globe. Approximately 60% of the segment's sales were from outside the United States.

        The Outdoor Products segment's Adjusted EBITDA for the year ended December 31, 2003 was $95.6 million, and operating income for the same period was $86.2 million. This profitability has been driven by several factors, including:

  •
  Our worldwide market share for chainsaw chains and guide bars is estimated by our management to be 57% and 52%, respectively;

  •
  A high level of sales (76% of the segment's sales) to the replacement market and its comparatively high margin;

  •
  Cost reductions from continual process improvement; and

  •
  A responsive product design and delivery cycle at Oregon that allows it to meet customer needs.

Industrial and Power Equipment

        Our Industrial and Power Equipment segment (30% of consolidated sales for the year ended December 31, 2003) is comprised of the Forestry and Industrial Equipment Division, or FIED, Fabtek Corporation and Gear Products, Inc. FIED manufactures a wide variety of loaders and crawler feller bunchers under the Prentice brand name, feller bunchers under the Hydro-Ax brand name, and delimbers, slashers and skidders under the CTR brand name. Fabtek Corporation manufactures cut-to-length harvesting equipment, including forwarders, harvesters and harvester heads. Gear Products, Inc. manufactures bearings, winch drives and swing drives used to provide hydraulic power transmission in heavy equipment used in utility forestry harvesting and industrial markets.

        The Industrial and Power Equipment segment's Adjusted EBITDA for the year ended December 31, 2003 was $15.0 million, and operating income for the same period was $11.7 million. This profitability was driven by a number of factors, including:

  •
  Entering into a long term marketing and supply agreement with Caterpillar, Inc. under which we sell certain equipment manufactured by both Caterpillar and us under our Blount brands through the Blount dealer network and under Caterpillar's Timberking brands through the Timberking dealer network;

  •
  Placing a strong emphasis on the quality, safety, comfort, durability and productivity of products and on the after-market service provided by our distribution and support network; and

  •
  Emphasizing technological and manufacturing improvements resulting in increased participation in the replacement parts market.

Lawnmower

        Our Lawnmower segment (6% of consolidated sales for the year ended December 31, 2003) is comprised of Dixon Industries, Inc., which manufactures zero-turning-radius (ZTR) lawnmowers and related attachments. Dixon sells its products through distribution channels comprised of full-service dealers, North American distributors and export distributors.

        Although the financial performance of the Lawnmower segment has been adversely affected over the past twelve months by weather, competition and a distribution channel shift, the segment's operating performance has been historically strong. For the year ended December 31, 2003, the Lawnmower segment did not generate a material amount of Adjusted EBITDA and its operating loss for the year was $1.2 million. The Lawnmower segment's past profitability has typically been driven by several factors, including:

  •
  New product offerings;

  •
  Dixon's ability to sell directly to dealers; and

  •
  Improvement in raw material and component sourcing.

Competitive Strengths

        We have achieved growth in sales, operating income and Adjusted EBITDA over the last two years. Our success can be attributed to a number of factors, including the following:

  •
  Our focus on the development, manufacturing and marketing of consumable products and products requiring frequent replacement;

  •
  Our development of a collection of strong brand names and the associated high customer loyalty;

  •
  Our focus on creating a highly diversified customer and geographic base, which helps protect our overall financial performance from a market downturn in any one segment;

  •
  Our ability to achieve operating efficiencies and control costs; and

  •
  Our development of significant barriers to entry through capital investments that we have made in some of our business segments and through our related technical expertise.

        We intend to continue the growth of each of our business segments and related businesses by capitalizing on these strengths and by executing our well focused strategy.

Company Strategy

        Our goal is to obtain leadership positions in a manageable number of substantial selected end markets. The key elements of our business strategy are the following:

  •
  Focus on consumable products requiring frequent replacement, which leads to recurring sales;

  •
  Develop new products;

  •
  Expand our international presence;

  •
  Reduce costs and improve operating efficiency; and

  •
  Maintain a balanced diversification with respect to geography, cyclicality, customer base, distribution channels and product lines.

Lehman Brothers Merchant Banking Group

        As of February 18, 2004, Lehman Brothers Merchant Banking Partners and its affiliates owned 85.1% of Blount International's outstanding common stock. The Lehman Brothers Merchant Banking Group was established in 1986 to achieve significant long-term capital appreciation through investments in private equity and equity linked securities. Today, the team has over 20 dedicated professionals with offices in New York and London. Since 1986, Lehman Brothers Merchant Banking Group has raised and managed six investment vehicles, with committed capital in excess of $3.6 billion.

The Refinancing Transactions

        This offering is an integral part of a series of refinancing transactions which also includes: (i) [D] an offering of     shares of common stock of Blount International, [E] the issuance by Blount of aggregate principal amount of $            of its    % senior notes due    and (ii) the repayment of certain of our existing debt (collectively, the "refinancing transactions.")

Organizational Chart

        The following sets forth a summary of our organizational structure and primary brands, as well as our ownership and capitalization structure, after giving effect to the refinancing transactions.

Lehman Brothers Merchant Banking Partners and Management
Public Common Shareholders
Blount International, Inc.
100%
Credit Facilities (Co-Borrower with certain subsidiaries)
Blount, Inc.
New Notes (Issuer)
100%
Outdoor Products
Industrial & Power Equipment
Lawnmower
Oregon Cutting Systems Division
• Oregon Saw Chain, Bars & Accessories
• ICS Concrete Cutting Systems
Forestry & Industrial Equipment Division
• Hydro-Ax Timber Harvesting Tractors
• Prentice Loaders and Track Feller Bunchers
• CTR Slashers, Delimbing Systems and Grapples
Dixon Industries
• Dixon Zero-Turning Radius Lawnmowers
Frederick Manufacturing Corp.
• Oregon Lawnmower Parts & Accessories
Fabtek Corporation
• Forwarders, Harvesters and Harvester Heads
Windsor Forestry Tools LLC
• Windsor Guide Bars, Cutting Chain and Accessories
Gear Products, Inc.
• Gears & Rotational Bearings
• Hydraulic Pumps and Motors

[D]

The Note Offering

        Capitalized terms used in this summary are defined in the "Description of Notes—Certain Definitions" section of this prospectus.

Notes offered	$ in principal amount of % Senior Notes due .
Issuer	Blount, Inc.
Guarantors
Initially, the guarantors of these notes will be Blount's parent, Blount International, Inc., and certain of Blount's subsidiaries. If Blount cannot make payments on these notes when they are due, the guarantors must make them.
Maturity	The notes will mature on .
Interest Rate and Payment Dates	Annual rate— %.
Payment frequency—every six months on and .
First payment— , 2004.
Optional Redemption	On or after , Blount may redeem some or all of these notes at any time at the redemption prices listed in the "Description of Notes—Optional Redemption" section of this prospectus.

Before , 2007 Blount may redeem up to 35% of these notes issued in this offering with the proceeds of certain offerings of equity at % of principal amount, plus accrued and unpaid interest and additional cash interest, if any. See "Description of Notes—Optional Redemption."
Mandatory Offer to Repurchase
If we sell certain assets or experience specific kinds of changes of control, Blount must offer to purchase these notes at the prices listed in the "Description of Notes—Repurchase at the Option of Holders" section of this prospectus.
Ranking	These notes will be unsecured senior obligations of Blount. The notes and guarantees will rank in right of payment:
•
effectively junior to secured indebtedness to the extent of the assets securing such indebtedness, including borrowings under our credit facility which, after completion of the refinancing, will provide for loans of up to $ million;
• equally with all of Blount's and the guarantors' existing and future senior unsecured indebtedness;
• senior to all of Blount's and the guarantors' existing and future subordinated indebtedness; and
• effectively junior to all existing and future liabilities, including trade payables, of Blount's non-guarantor subsidiaries.

As of December 31, 2003, on a pro forma basis, giving effect to the refinancing transactions, the notes and guarantees would have effectively ranked junior in right of payment to:
	•	approximately $ million of secured indebtedness of Blount and its subsidiaries, consisting primarily of borrowings under the credit facility; and
	•	approximately $ million of liabilities of Blount's non-guarantor subsidiaries.

Borrowings under the credit facility are be secured by substantially all of the assets of Blount, Blount International and certain of Blount's subsidiaries (including the capital stock of Blount and certain of its subsidiaries). See "Risk Factors—Risks Relating to Our Business—Substantial Leverage" and "—Risks Relating to this Offering—Subordination."
Basic Covenants of Indenture
Blount will issue these notes under a new indenture among Blount, the guarantors and , as trustee. The new indenture will, among other things, restrict Blount International's ability and the ability of Blount International's restricted subsidiaries to:
	•	borrow money and issue preferred stock;
	•	pay dividends on or purchase our stock or our restricted subsidiaries' stock;
	•	make investments;
	•	use assets as security in other transactions;
	•	sell certain assets or merge with or into other companies
	•	enter into certain types of transactions with affiliates;
	•	limit dividends or other payments to us; and
	•	enter into sale and leaseback transactions.

In the future, certain of our subsidiaries that we designate as unrestricted subsidiaries will not be subject to many of the covenants in the new indenture. More detailed information with respect to these covenants is set forth in the "Description of Notes—Certain Covenants" section of this prospectus.
Taxation	For a discussion of the material tax consequences of an investment in these notes, please refer to the section of this prospectus entitled "Certain Income Tax Considerations."

No Prior Market
These notes will be new securities for which there is currently no established market. No assurance can be given as to the liquidity of the trading market for the notes. Blount does not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system. Lehman Brothers Inc. has advised Blount that it may make a market in the notes. However, Lehman Brothers Inc. has no obligation to do so, and any market making with respect to the notes may be discontinued at any time without notice.
Concurrent Share Offering	In a separate, concurrent offering, Blount International is offering its common stock. The common stock offering is being made exclusively by a separate prospectus.
Use of Proceeds
We intend to use the net proceeds from this offering, together with the net proceeds from the common stock offering, to repay certain of our outstanding indebtedness and pay transaction fees and expenses incurred in connection with the refinancing transactions. See "Use of Proceeds" and "Description of Our Indebtedness."

[E]

The Share Offering

Common stock offered by Blount International, Inc.	shares.
Common stock to be outstanding immediately after this offering shares. The number of shares of Blount International common stock that will be outstanding after this offering is based on the number of shares outstanding as of , 2004 and, unless otherwise stated or the context otherwise requires, excludes the exercise of the underwriter's over-allotment option.
Over-allotment option	shares.
Concurrent note offering
In a separate, concurrent offering, Blount International's wholly owned subsidiary, Blount is offering $ aggregate principal amount of its % senior notes due . The note offering is being made exclusively by a separate prospectus. Blount International and certain subsidiaries of Blount will fully and unconditionally guarantee all of the obligations on the notes. See the section entitled "The Note Offering."
Use of proceeds
We intend to use the net proceeds from this offering, together with the net proceeds from the note offering, to repay certain of our outstanding indebtedness and pay transaction fees and expenses incurred in connection with the refinancing transactions. See "Use of Proceeds" and "Description of Our Indebtedness."
New York Stock Exchange listing	Blount International's common stock is listed on the New York Stock Exchange under the symbol "BLT."
Risk factors
You should carefully read and consider the information set forth under the caption "Risk Factors" and all other information set forth in this prospectus before investing in Blount International's common stock.

Summary Historical Consolidated Financial and Other Data

        The following tables set forth our summary historical consolidated financial and other data as of and for the years ended December 31, 2001, 2002 and 2003 and are derived from our consolidated financial statements for such periods which have been audited by PricewaterhouseCoopers LLP, independent auditors. Our audited consolidated financial statements for the years ended December 31, 2001, 2002 and 2003 and as of December 31, 2002 and 2003 are included elsewhere in this prospectus. The historical consolidated financial data is presented for informational purposes only and does not purport to project our financial position as of any future date or our results of operation for any future period.

        You should read the following summary historical financial data in conjunction with "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	For the year ended December 31,
	2001 (1)	2002	2003
	(Dollars in millions)
Statements of Income (Loss) Data:
Sales	$468.7	$479.5	$559.1
Income from operations	44.7	62.5	83.8
Interest expense, net	94.5	71.1	69.0
(Loss)/Income from continuing operations before income taxes	(58.9)	(9.3)	11.2
Net loss from continuing operations	(37.6)	(4.8)	(33.7)
Net loss	$(43.6)	$(5.7)	$(33.7)
Earnings per share:
Basic:
Net loss from continuing operations	$(1.22)	$(0.16)	$(1.09)
Net loss	$(1.42)	$(0.19)	$(1.09)
Diluted:
Net loss from continuing operations	$(1.22)	$(0.16)	$(1.09)
Net loss	$(1.42)	$(0.19)	$(1.09)
Shares used in earnings per share computations (in millions):
Basic	30.8	30.8	30.8
Diluted	30.8	30.8	30.8
Balance Sheet Data (at end of period):
Cash	$47.6	$26.4	$35.2
Working capital (excluding cash and current debt)	43.6	68.0	54.8
Property, plant and equipment	96.2	90.7	92.0
Total assets	444.8	428.0	400.4
Total debt	641.0	627.5	610.5
Stockholders' equity (deficit)	(349.9)	(368.9)	(397.3)
Other Data:
Adjusted EBITDA (2)	$78.3	$83.6	$97.5
Adjusted EBITDA as a percentage of sales	17%	17%	17%
Net cash provided by (used in) operating activities	47.8	28.8	55.8
Net cash provided by (used in) investing activities	189.1	(32.9)	(17.1)
Net cash provided by (used in) financing activities	(194.1)	(17.1)	(29.9)
Depreciation and amortization (3)	25.6	22.2	21.6
Property, plant and equipment additions excluding acquisitions	11.5	17.1	16.5
Property, plant and equipment additions from acquisitions	1.3	—	—
Pro Forma Financial Ratios: (4)
Ratio of senior debt to Adjusted EBITDA (5)
Ratio of net debt to Adjusted EBITDA (6)
Adjusted EBITDA to interest expense

	For the year ended December 31,
	2001 (1)	2002	2003
	(Dollars in millions)
Segment Operating Data:
Sales:
Outdoor Products	$307.4	$307.4	$358.8
Industrial and Power Equipment	120.6	131.7	165.0
Lawnmower	43.0	41.4	35.7
Inter-Segment Elimination	(2.3)	(1.0)	(0.4)

Total Sales	468.7	479.5	559.1
Operating income (loss):
Outdoor Products	$69.4	$67.7	$86.2
Industrial and Power Equipment	(1.7)	5.2	11.7
Lawnmower	0.9	2.7	(1.2)
Inter-Segment Elimination	—	0.3	—

Operating income from segments	68.6	75.9	96.7
Sales Backlog:
Outdoor Products	$32.9	$42.9	$66.7
Industrial and Power Equipment	12.9	10.3	47.7
Lawnmower	3.1	3.1	4.9

Total Backlog	48.9	56.3	119.3

(1)
Gives effect to the sale of the our Sporting Equipment Segment on December 7, 2001.

(2)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, non-recurring expenses, stock-based compensation and restructuring costs, gain/loss on sales of capital assets and gains or losses from the extinguishment of debt. Our definition of Adjusted EBITDA has been determined by the terms of our credit facility. Adjusted EBITDA is a non-GAAP measure and the components of our calculation may differ materially from similar measures used by other companies. Our management believes Adjusted EBITDA is useful to the investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. The following table reconciles net losses to Adjusted EBITDA.

	For the year ended December 31,
	2001	2002	2003
Net loss	$(43.6)	$(5.7)	$(33.7)
Net Interest Expense (A)	94.5	71.1	69.0
Income Tax Expense/(Benefit) (B)	(21.3)	(4.5)	44.9
Depreciation and Amortization	17.6	13.8	13.4
Discontinued Operations (C)	6.0	1.0	0.0
Restructuring Expense (C)	16.2	7.2	0.2
(Gain)/Loss from extinguishment of debt	8.4	0.5	2.8
(Gain)/Loss from sale of capital assets	0.5	1.6	0.8
Stock based compensation expense	0.0	0.0	0.1
Proceeds from life insurance settlement (C)	0.0	(2.1)	0.0
Other non-recurring (C)(D)	0.0	0.7	0.0

Adjusted EBITDA	$78.3	$83.6	$97.5

  (A)
  Net cash interest expense for 2001, 2002 and 2003 was $91.1 million, $63.8 million and $63.1 million, respectively.

  (B)
  Cash income taxes paid net of refunds for 2001, 2002 and 2003 were ($1.3) million, $5.2 million and $9.0 million, respectively.

  (C)
  These items represent cash charges. We exclude these charges as non-recurring because we did not have charges for the same events within the past two years and we do not expect such charges to recur within the next two years.

  (D)
  Write-off of fees relating to curtailment of a proposed financing arrangement.

  (3)
  In 2002, we adopted the non-amortization provisions of Statement of Financial Accounting Standards ("SFAS") No. 142. As a result of the adoption of SFAS 142, results for the years ended December 31, 2002 and 2003 do not include certain amounts amortization of goodwill that are included in prior years' financial results, described in Note 4 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2003.

  (4)
  Pro forma to reflect these offerings and the application of proceeds therefrom as discussed in "Use of Proceeds" and as adjusted in "Capitalization."

  (5)
  Senior debt is the total debt outstanding under our credit facility.

  (6)
  Net debt is our total debt outstanding less cash on hand as reflected in the balance sheet.

RISK FACTORS

        You should carefully consider the following risk factors, in addition to the other information contained in this prospectus, prior to making an investment decision. You may lose all or part of your investment.

Risks Related to Our Business

Substantial Leverage—Our substantial leverage may adversely affect our operations and prevent us from fulfilling our obligations under these notes.

        As of December 31, 2003, after giving pro forma effect to the refinancing transactions, we would have had approximately $            million of total liabilities, $            million of total debt and a stockholders' deficit of $            million. This substantial leverage may have important consequences for us, including the following:

  •
  our ability to obtain additional financing for working capital, capital expenditures or other purposes may be impaired or that kind of financing may not be available on terms favorable to us;

  •
  a substantial portion of our cash flow available from operations will be dedicated to the payment of principal and interest expense, which will reduce the funds that would otherwise be available to us for operations and future business opportunities;

  •
  a substantial decrease in net operating income and cash flows or an increase in expenses may make it difficult for us to meet our debt service requirements or force us to modify our operations; and

  •
  our substantial leverage may make us more vulnerable to economic downturns and competitive pressure.

        The credit agreement governing our credit facility and the new indenture for Blount's    % notes due                       will contain restrictions that may affect our operations, including our and certain of our subsidiaries' ability to incur indebtedness or make acquisitions or capital expenditures. However, these restrictions will not fully prohibit us or our subsidiaries from incurring additional indebtedness, and this additional indebtedness may be substantial. The terms of our credit facility will allow us to incur additional indebtedness of up to $             million after completion of the refinancing transactions. [D] This indebtedness would effectively be senior to these notes and the guarantees thereof, to the extent of the assets securing the credit facility. If we, Blount or any of our subsidiaries incur additional indebtedness following the refinancing transactions, the risks outlined above could worsen.

Restrictive Covenants—The terms of our indebtedness contain a number of restrictive covenants, the breach of which could result in acceleration of the credit facility and the notes.

        The terms of our indebtedness contain a number of restrictive covenants, the breach of which could result in acceleration of the credit facility and the notes. The indenture and the credit facility will, among other things, restrict our and certain of our subsidiaries' ability to:

  •
  borrow money and issue preferred stock;

  •
  guarantee indebtedness of others;

  •
  pay dividends on or purchase our stock or our restricted subsidiaries' stock;

  •
  make investments;

  •
  use assets as security in other transactions;

  •
  sell certain assets or merge with or into other companies;

  •
  enter into sale and leaseback transactions;

  •
  enter into certain types of transactions with affiliates;

  •
  limit dividends or other payments to us;

  •
  enter into new businesses; and

  •
  make certain payments in respect of subordinated indebtedness.

        See "Description of Our Indebtedness" and "Description of Notes—Certain Covenants."

        The credit facility will also prohibit Blount from prepaying principal in respect of these notes and restricts our ability to engage in any business or operations other than those incidental to our ownership of the capital stock of Blount. In addition, the credit facility requires us to maintain certain financial ratios and satisfy certain financial condition tests, which may require that we take action to reduce debt or to act in a manner contrary to our business objectives. Our ability to meet those financial ratios and tests could be affected by events beyond our control, and there can be no assurance that we will meet those ratios and tests. A breach of any of these covenants could result in a default under any or all of these notes or the credit facility. Upon the occurrence of an event of default under the credit facility, the lenders could elect to declare all amounts outstanding under the credit facility, together with any accrued interest and commitment fees, to be immediately due and payable. If the borrowers were unable to repay those amounts, the lenders under the credit facility could enforce the guarantee from the guarantors and proceed against the collateral securing the credit facility. The assets of the applicable guarantors could be insufficient to repay in full that indebtedness and our other indebtedness, including the notes. See "Description of Our Indebtedness."

Litigation—We may have litigation liabilities that could adversely affect our earnings and financial condition.

        Our historical business operations have resulted in a number of litigation matters, including litigation involving personal injury or death as a result of alleged design or manufacturing defects of our products. Some of these product liability suits seek significant or unspecified damages for serious personal injuries for which there are retentions or deductible amounts under our insurance policies. In the future we may face additional lawsuits, and it is difficult to predict the amount and type of litigation that we may face. Future litigation and insurance and other related costs could result in future liabilities that are significant and which could be material. We cannot assure you that existing or future litigation matters will not have a material adverse effect on our consolidated financial condition or operating results. See "Business—Legal Proceedings."

Key Customers and Suppliers—Any loss of a few key customers or suppliers would substantially decrease our sales.

        In 2003, approximately $57.8 million (approximately 10%) of our sales were to one customer and approximately $117.6 million (approximately 20%) of our sales were to our top four customers. While we expect these business relationships to continue, the loss of any of these customers would most likely substantially decrease our sales. Additionally, Blount's Industrial and Power Equipment segment has a joint marketing and distribution arrangement with Caterpillar, Inc. Any disruption in that relationship could have a material effect on that segment's sales.

        Each of our business segments purchases some of its important materials and parts from a limited number of suppliers that meet certain quality criteria. We do not generally operate under long-term written supply contracts with our suppliers. Although alternative sources of supply are available, the sudden elimination of certain suppliers could result in manufacturing delays, an increase in costs, a reduction in product quality and a possible loss of sales in the near term.

        Furthermore, we purchase certain raw materials for the manufacture of products. Some of these raw materials are subject to price volatility over periods of time. We have not hedged against the price volatility of any raw materials within our continuing operations segments with any derivative instruments. A hypothetical immediate 10% change in the price of steel would have the estimated effect of $4.5 million on pre-tax income in 2004.

We are subject to general economic factors that are largely out of our control, any of which could have a material adverse effect on our business, results of operations and financial condition.

        Our business is subject to a number of general economic factors that may have a material adverse effect on our business, results of operations and financial condition, many of which are largely out of our control. These include recessionary economic cycles and downturns in customers' business cycles, particularly our customers in the forestry industry (as discussed below), which accounted for approximately 30% of our sales in 2003, as well as downturns in the principal regional economies where our operations are located. Our credit facility permits us to make borrowings at interest rates that are floating. If we do not hedge against fluctuations in interest rates, any increases in interest rates could increase our interest expense payable under the credit facility to levels in excess of what we currently expect. Economic conditions may adversely affect our customers' business levels and the amount of products that they need. Furthermore, customers encountering adverse economic conditions may have difficulty in paying for our services. Finally, terrorist activities, anti-terrorist efforts, war or other armed conflicts involving the United States or its interests abroad may have a material adverse effect on the U.S. and global economies and on our business, results of operations or financial condition.

Cyclicality—Industrial and Power Equipment sales are influenced by the economic cycle of the forestry industry.

        The results of operations of our Industrial and Power Equipment segment are closely linked to the strength of the forestry industry. In the past, the strength of the forestry industry has been cyclical, experiencing recurring periods of economic growth and slowdown, which, correspondingly, have impacted the amount of our Industrial and Power Equipment segment's sales and have caused the amounts of its sales to vary significantly.

        The length and extremity of industry cycles have varied over time, reflecting macroeconomic conditions and levels of industry capacity growth. A booming macro economy in the late 1980s helped fuel paper demand and offset industry capacity growth. However, as the broader economy retrenched into a recession in the early 1990s, pulp prices headed into a prolonged downturn, which lasted from 1991 through mid-1994. A sharp market recovery then sent pulp prices soaring, reaching historic peak levels in 1995, which proved to be one of the most profitable years on record for the paper and forest products industry. After this, the pulp market entered a period of relative weakness. Prices fell off sharply by the end of 1995 and through much of 1996, as customers sold inventory built up during the upswing. Strong growth in the U.S., combined with mill downtime, supported some modest improvement in the pulp market in 1997, but the Asian financial crisis and the strong U.S. dollar tempered this growth. By mid-1999, the industry was once again in recovery mode aided by a strong U.S. economy and modest capacity growth. However, this recovery was relatively short-lived as the economy started to falter at the end of 2000 and ultimately slid into recession in 2001, putting pressure on demand and prices for paper products. The lumber market during the last 15 years has also been subject to similar short term periods of excess demand and excess supply, causing prices to fluctuate. In the past year, though, the pulp and paper market and the lumber market have experienced increased market strength as the economy has improved and an upturn in advertising spending has increased demand. However, it is possible that the pulp and paper market and the lumber market could at any time experience renewed market weakness, which would have a material effect on our sales and operating income.

Foreign Sales—We have substantial foreign sales which are subject to changes in local economic or political conditions, fluctuations in currency exchange rates, unexpected changes in regulatory environments and potentially adverse tax consequences.

        In 2003, approximately 41% of our sales by country of destination occurred outside of the United States. International sales are subject to inherent risks, including changes in local economic or political conditions, the imposition of currency exchange restrictions, unexpected changes in regulatory environments and potentially adverse tax consequences. Under some circumstances, these factors could have a significant adverse impact on our business or results of operations. For example, though our 2003 sales to Southeast Asia, Russia and South America were approximately 3%, 2% and 4%, respectively, of our total sales, recent economic and political uncertainty in those areas did nevertheless have an effect on our ability to achieve sales levels in those areas that are comparable to those achieved in prior years.

        Some of our sales and expenses are frequently denominated in local currencies which can be affected by fluctuations in currency exchange rates in relation to the U.S. dollar. Historically, our principal exposures have been related to local currency operating costs and expenses in Canada and Brazil, and local currency sales and expenses in Europe. We currently do not use derivatives to manage foreign currency exchange risk. Any change in the exchange rates of currencies of jurisdictions into which we sell products or incur expenses could have a material effect on our reported sales and operating income.

Controlling Stockholder—Stockholders other than Lehman Brothers Merchant Banking Partners have little or no influence.

        Lehman Brothers Merchant Banking Partners will own approximately    % of our outstanding shares after the closing of the refinancing transactions. Lehman Brothers Merchant Banking Partners have the power to control our direction and policies, the election of all of our directors and the outcome of any matter requiring stockholder approval, including adopting amendments to our certificate of incorporation and approving mergers or sales of all or substantially all of our assets. Additionally, we have retained affiliates of Lehman Brothers Merchant Banking Partners to perform advisory and financing services for us in the past, and we may continue to do so in the future. The directors elected by Lehman Brothers Merchant Banking Partners have the authority to make decisions affecting the appointment of our management and capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. Stockholders other than Lehman Brothers Merchant Banking Partners will have little or no influence on decisions regarding such matters.

        In addition, the existence of a controlling stockholder may have the effect of making it virtually impossible for a third party to acquire, or of discouraging a third party from seeking to acquire, us without the consent of Lehman Brothers Merchant Banking Partners. A third party would be required to negotiate any such transaction with Lehman Brothers Merchant Banking Partners and the interests of such persons may be different from the interests of our other stockholders.

Competition—Competition may adversely affect our business, operating results or financial condition.

        Most of the markets in which we operate are competitive. We believe that design features, product quality, customer service and price are the principal factors considered by customers in each of our business segments. Some of our competitors may have greater financial resources, lower costs, superior technology or more favorable operating conditions than we do. There can be no assurance that we will be able to compete successfully with our existing or any new competitors or that competitive pressures that we face will not materially and adversely affect our business, operating results or financial condition.

Environmental Matters—We face potential exposure to environmental liabilities and costs.

        We are subject to various U.S. and foreign environmental laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and the cleanup of contaminated sites. Violations of or liabilities incurred under these laws and regulations could result in an assessment of significant costs to us, including civil or criminal penalties, claims by third parties for personal injury or property damage, requirements to investigate and remediate contamination and the imposition of natural resource damages. Furthermore, under certain environmental laws, current and former owners and operators of contaminated property or parties who sent waste to the contaminated site can be held liable for cleanup, regardless of fault or the lawfulness of the original disposal activity.

        Future events, such as the discovery of additional contamination or other information concerning past releases of hazardous substances at our or other sites, changes in existing environmental laws or their interpretation, and more rigorous enforcement by regulatory authorities, may require additional expenditures by us to modify operations, install pollution control equipment, clean contaminated sites or curtail our operations. These expenditures could have a material adverse effect on our business, financial condition and results of operations. See "Business—Environmental Matters" and "Business—Legal Proceedings."

RISKS RELATING TO THIS OFFERING

[D] Subordination—Your right to receive payment on these notes is effectively subordinated to Blount's and the guarantors' secured indebtedness under the credit facility, to the extent of the assets securing such indebtedness, and all of the claims of creditors of our non-guarantor subsidiaries. The majority of our guarantor subsidiaries' assets and capital stock are pledged to secure obligations under the credit facility.

        The notes and the guarantees of these notes will not be secured by any assets and will effectively rank behind all of Blount's and the guarantors' existing secured indebtedness, including the credit facility, to the extent of the assets securing the credit facility. With respect to any future debt of Blount or the guarantors, these notes and the guarantees of these notes will rank equally with any senior indebtedness of Blount or the guarantors and will be effectively subordinated to all future secured indebtedness of Blount or the guarantors, to the extent of the assets securing such indebtedness. In the event of a bankruptcy, liquidation, receivership, administration or reorganization or similar proceeding relating to Blount or any of the guarantors, holders of these notes will participate with all other holders of Blount's and the guarantors' indebtedness in the assets remaining after Blount and the guarantors have paid all of the obligations under Blount's and any of its guarantors' secured debt and to certain other statutorily preferred creditors. In any of these cases, those assets may be insufficient to pay all of Blount's or its guarantors' creditors and holders of these notes are likely to receive less, ratably, than the lenders under the credit facility. See "Description of Our Indebtedness."

        The credit facility is secured by liens on all of the outstanding shares of capital stock and intercompany debt of Blount's direct and indirect domestic subsidiaries (and on 65% of the outstanding shares of certain of Blount's first-tier foreign subsidiaries) and the inventory, accounts receivable and other major assets of Blount International, Blount and Blount's domestic subsidiaries. Therefore, the lenders under the credit facility, and the holders of any other secured debt that Blount or its subsidiaries may incur in the future, will have claims with respect to these assets that have priority over the claims of holders of these notes. All payments on these notes and the guarantees will be blocked in the event of a default under the credit facility. In addition, upon any distribution to Blount's creditors or the creditors of the guarantors in a bankruptcy, liquidation, receivership, administration or reorganization or similar proceeding relating to Blount or the guarantors of their property that constitutes security for the credit facility, the lenders under the credit facility will be entitled to be paid in full in cash before any payment may be made with respect to these notes or the guarantees. See "Description of Our Indebtedness."

        Assuming we completed the refinancing transactions on December 31, 2003, these notes and the guarantees will be effectively subordinated to approximately $            million of secured debt, including approximately $            million of outstanding borrowings under the credit facility.

        While Blount International and all of Blount's existing domestic subsidiaries will guarantee these notes, none of Blount's existing foreign subsidiaries will guarantee these notes. We will not permit any of our non-guarantor restricted subsidiaries to guarantee or pledge any assets to secure the payment of our credit facility, unless that restricted subsidiary is a guarantor of these notes or that restricted subsidiary becomes a guarantor. Any existing or future non-guarantor subsidiary of Blount International that we properly designate as an unrestricted subsidiary or a receivables subsidiary will not guarantee these notes.

        Your right as a holder of these notes to participate in the assets of any non-guarantor subsidiary upon its liquidation or reorganization will be junior to the claims of that non-guarantor subsidiary's own creditors whether or not their claims are secured by liens on those assets. As of December 31, 2003, the total liabilities of our non-guarantor subsidiaries was $27.6 million, including trade payables.

[D] Holding Company Structure—Our holding company structure may limit your recourse to the assets of Blount and the guarantors.

        Substantially all of our operating assets are held in Blount and its subsidiaries and Blount may rely principally on cash generated from the operations of certain subsidiaries to pay the principal of and interest on these notes.

        Our subsidiaries are separate and distinct legal entities, and will have no direct obligation, contingent or otherwise, to pay any amount due under the notes or other than pursuant to their guarantee (if they are a guarantor). They will have no obligation to make any amounts available to ensure the payments due on the notes or any guarantee (if such subsidiary is not a guarantor) are made. In addition, our subsidiaries may be restricted from making distributions by, among other things, applicable corporate laws, other laws and regulations and the terms of agreements to which our subsidiaries are a party, including our credit facility, or may become a party.

        Our credit facility prohibits Blount and its subsidiaries from declaring or making any dividend or distribution unless there is no outstanding event of default under the credit facility and unless Blount uses the proceeds for certain restricted uses, including to pay amounts owed on the notes.

[D] Voidable Guarantees—Federal and state statutes permit courts, under specific circumstances, to void guarantees and require the return of payments received from guarantors.

        Under the U.S. Bankruptcy Code and comparable provisions of state fraudulent transfer laws, a court has the power to void a guarantee, or to subordinate claims in respect of a guarantee to all other debts of the guarantor, if, among other things, at the time the guarantor incurred the indebtedness evidenced by its guarantee, it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee, and either:

  •
  was insolvent or rendered insolvent by reason of that incurrence; or

  •
  was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts mature.

        In addition, the court may void any payment by that guarantor pursuant to its guarantee and require the return of that payment to the guarantor or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for these purposes will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  •
  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of our historical financial results, recent operating history and other factors, we believe that Blount International and each of Blount's subsidiaries that has guaranteed these notes, after giving effect to that guarantee, will not be insolvent, will not have unreasonably small capital for the business in which we or it is engaged and will not have incurred debts beyond its ability to pay as those debts mature. However, we cannot assure you of the particular standard that might be applied by a court in making its determinations or that a court would agree with our conclusions in this regard.

[D] Indebtedness Service—Blount will require a significant amount of cash to service its indebtedness. Our ability to generate cash depends on many factors beyond our control. If we cannot generate the required cash, we may not be able to make the necessary payments under the notes.

        Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. Our inability to pay our debts would require us to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or prove adequate, which could cause us to default on our obligations and impair our liquidity. Also, some alternative strategies would require the prior consent of our secured lenders, which we may not be able to obtain. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

[D] Change of Control—Blount may not be able to purchase your notes upon a change of control.

        Upon the occurrence of specified change of control events as set forth in the indenture, Blount is required to offer to purchase each holder's notes at a price of 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. However, Blount may not have sufficient financial resources to purchase all of these notes that holders may tender to Blount upon a change of control. The occurrence of a change of control would also constitute an event of default under the credit facility. The credit facility prohibits any change of control related purchase, in which event Blount would be in default on these notes. In addition, important corporate events, such as leveraged refinancings that would increase the level of Blount's indebtedness, would not constitute a "change of control" under the terms of the indenture. See "Description of Notes—Repurchase of the Option of Holders—Change of Control" and "Description of Our Indebtedness—Credit Facility."

[D] Transferability—Lack of liquidity may make it difficult for you to sell your notes and could result in increased volatility of market prices.

        Prior to this offering, there has been no public market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation through The National Association of Securities Dealers Automated Quotation System. We have been informed by Lehman Brothers Inc. that they intend to make a market in the notes after this offering is completed. However, they are not obligated to do so, and they may cease their market-making activities at any time. In addition, the liquidity of any market for these notes will depend upon the number of holders of these notes, our own financial performance, the market for similar securities, the interest of securities dealers in making a market in these notes and other factors. If an active market does not develop or is not maintained, the market price of the notes may decline and the liquidity of the notes may be limited.

        Historically, the market for high-yield debt securities, such as these notes, has been subject to disruptions that have caused substantial volatility in the prices of those securities. The trading price of these notes also could fluctuate in response to such factors as period-to-period variations in our operating results, developments in the manufacturing industry in general and the outdoor products, industrial and power equipment and lawnmower industries in particular, and changes in securities analysts' recommendations regarding our securities.

[E] We do not intend to pay dividends in the future.

        We intend to retain future earnings for funding growth, and therefore, we do not expect to pay any dividends in the foreseeable future. In addition, our credit facility prohibits us from paying any dividends and the terms of the notes will limit our ability to pay dividends. See the section entitled "Price Range of Common Stock and Dividend Policy."

[E] Future sales of our common stock in the public market could lower our stock price.

        We may sell additional shares of common stock in subsequent public offerings. We may also issue additional shares of common stock to finance future transactions. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.

[E] The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

        Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock could fluctuate significantly for various reasons which include:

  •
  our quarterly or annual earnings or those of other companies in our industries;

  •
  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  changes in earnings estimates or recommendations by research analysts who track our common stock or the stock of other comparable companies;

  •
  changes in general conditions in the U.S. and global economy, financial markets or forestry industry, including those resulting from war, incidents of terrorism or responses to such events;

  •
  sales of common stock by our controlling shareholder, directors and executive officers; and

  •
  the other factors described in these "Risk Factors."

        In addition, in recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of these companies. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

        These provisions could also limit the price that certain investors might be willing to pay in the future for shares of our common stock. See "Description of Capital Stock".

[D] USE OF PROCEEDS

        We intend to use the net proceeds from this offering, together with the net proceeds from the common stock offering, to repay certain of our outstanding indebtedness and pay transaction fees and expenses incurred in connection with the refinancing transactions.

[E] USE OF PROCEEDS

        We intend to use the net proceeds from this offering, together with the net proceeds from the note offering, to repay certain of our outstanding indebtedness and pay transaction fees and expenses incurred in connection with the refinancing transactions.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2003 on an actual basis and on a pro forma basis to reflect the refinancing transactions.

        The following table should be read in conjunction with "Selected Historical Consolidated Financial Data," "Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Our Capital Stock" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	As of December 31, 2003
	Actual	Adjustments	Pro Forma
	(millions of dollars)
Total debt (including current portion)
Credit Facility
Revolving credit facility(1)
Term loan A	$29.9
Term loan B	80.0
Canadian term loan	5.6
Other long term debt
% senior notes due
7% senior notes due 2005	149.7
13% senior subordinated notes due 2009	323.2
12% convertible preferred equivalent security due 2013	22.1
Total debt:	$610.5
Common shareholders' equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 30,827,738 shares issued and outstanding actual and shares issued and outstanding pro forma	$0.3
Paid-in surplus	424.6
Accumulated deficit	(820.0)
Accumulated other comprehensive income	(2.2)

Total common shareholders' equity/(deficit)	$(397.3)

Total capitalization	$213.2

(1)
Under the terms of our credit facility, we have a $67.0 million revolving loan facility. Availability thereunder is reduced by the amount of outstanding letters of credit. As of December 31, 2003, we had approximately $7.8 million of letters of credit issued and outstanding under the credit facility and $43.8 million of remaining availability under our revolving loan facility. See "Description of Our Indebtedness."

[E] DILUTION

        Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. Our net tangible book value per share is equal to the amount of our total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2003.

        Our net tangible book value at December 31, 2003 was approximately $(474.2) million, or $(12.84) per share. After giving effect to the refinancing transactions and after deducting the underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value after this offering would have been $                  , or $                  per share. This represents an immediate increase in net tangible book value of $                  per share to our existing stockholders and an immediate dilution of $                  per share to investors purchasing common stock in this offering. The following table illustrates this dilution per share:

Assumed offering price per share	$
Net tangible book value per share as of December 31, 2003		$(12.84)
Pro forma net tangible book value per share of common stock after this offering	$
Increase in pro forma net tangible book value per share of common stock attributable to this offering	$
Pro forma dilution per share to new investors		$—

        The analysis presented above does not give effect to the issuance and sale of            shares of our common stock that will occur if the underwriters exercise their option to purchase additional shares from us. If the underwriters exercise such option in full, the pro forma net tangible book value after this offering would be $                  per share, the increase in pro forma net tangible book value to existing stockholders would be $                  per share and the dilution in pro forma net tangible book value to new investors would be $                  per share.

        As of December 31, 2003, there were options outstanding to purchase a total of 4,056,891 shares of common stock at a weighted average exercise price of $7.67 per share. To the extent outstanding options are exercised there would be further dilution to new investors.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA

        The following pages set forth the unaudited pro forma condensed consolidated financial and other data of Blount International which have been derived by the application of pro forma adjustments to Blount International's historical audited consolidated financial statements included elsewhere herein. The pro forma financial statements have been prepared giving effect to the refinancing transactions, accounting for them under generally accepted accounting principles and giving effect to the other adjustments described in the notes accompanying these pro forma financial statements.

        The pro forma condensed consolidated balance sheet gives effect to the refinancing transactions as of December 31, 2003. The pro forma condensed consolidated statement of operations gives effect to the refinancing transactions as if such transactions were completed as of January 1, 2003. The pro forma condensed consolidated financial data do not purport to represent what Blount International's results would actually have been had the refinancing transactions in fact occurred on such dates or to project Blount International's results for any future period or date. All of the pro forma adjustments are described more fully in the accompanying notes. The pro forma adjustments are based upon preliminary estimates and certain assumptions that we believe are reasonable in the circumstances. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data.

        You should read this data in conjunction with Blount International's historical consolidated financial statements and the notes to those statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2003
	Actual	Adjustments	Pro-Forma
	(millions of dollars)
Sales	$559.1
Operating expense	475.3
Operating income	83.8
Interest expense, net	69.0
Other income (expense)	(3.6)
Income from continuing operations	11.2
Provision for income taxes	44.9

Net loss	$(33.7)

Ratio of earnings to fixed charges	1.16

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003

		Pro Forma
	Historical	Adjustments	As Adjusted
	(millions of dollars)
ASSETS
Current Assets
Cash and cash equivalents	$35.2
Accounts receivable	64.4
Inventories	67.7
Other current assets	26.1
Total current assets	193.4
Property, plant and equipment, net	92.0
Cost in excess of net assets of acquired business, net	76.9
Other assets	38.1
Total assets	400.4
LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current liabilities:
Notes payable and current maturities of long-term debt	$6.6
Accounts payable	29.7
Accrued expenses	73.7
Total current liabilities	110.0
Long-term debt, exclusive of current maturities	603.9
Deferred income taxes, exclusive of current portion	2.8
Other liabilities	81.0
Total liabilities	797.7
Stockholders' equity (deficit)	(397.3)
Total liabilities and stockholders' equity (deficit)	400.4

[E] PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Blount International, Inc.'s common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "BLT." As of December 31, 2003, there were approximately 6,850 holders of record of our common stock. The following table sets forth, for the calendar periods indicated, the range of high and low sale prices for Blount's common stock as reported by the NYSE:

Fiscal 2001	High	Low
January 1, 2001 - March 31, 2001	$8.13	$4.40
April 1, 2001 - June 30, 2001	$4.46	$2.45
July 1, 2001 - September 30, 2001	$2.54	$2.01
October 1, 2001 - December 31, 2001	$3.62	$2.32
Fiscal 2002
January 1, 2002 - March 31, 2002	$3.25	$2.74
April 1, 2002 - June 30, 2002	$4.92	$2.85
July 1, 2002 - September 30, 2002	$4.28	$3.66
October 1, 2002 - December 31, 2002	$3.94	$3.43
Fiscal 2003
January 1, 2003 - March 31, 2003	$6.43	$3.87
April 1, 2003 - June 30, 2003	$7.87	$5.44
July 1, 2003 - September 30, 2003	$5.83	$4.25
October 1, 2003 - December 31, 2003	$7.87	$4.75

        The last reported sale price of our common stock on the NYSE on April 23, 2004 was $12.47 per share.

        Our board of directors currently intends to retain future earnings for funding growth, and, therefore, we do not expect to pay any dividends in the foreseeable future. In addition, our credit facility prohibits us from paying any dividends and the terms of the notes will limit the ability of the issuer to pay dividends.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth our selected historical consolidated financial data as of the dates and for the periods indicated. You should read this data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus. The selected historical consolidated financial statements as of and for the years ended December 31, 1999, 2000, 2001, 2002 and 2003 are derived from our consolidated financial statements for such periods which have been audited by PricewaterhouseCoopers LLP, independent auditors. Our audited consolidated financial statements for the years ended December 31, 2001, 2002 and 2003 and as of December 31, 2002 and 2003 are included elsewhere in this prospectus.

	For the year ended December 31,
	1999	2000	2001	2002	2003
	(Dollars in millions)
Statements of Income Data:
Sales	$486.2	$513.9	$468.7	$479.5	$559.1
Income (loss) from operations	(22.7)	71.8	44.7	62.5	83.8
Interest expense, net	41.1	98.2	94.5	71.1	69.0
Income (loss) from continuing operations before income taxes and extraordinary loss	(63.0)	(19.8)	(58.9)	(9.3)	11.2
Income (loss) from continuing operations before extraordinary loss	(46.8)	(11.7)	(37.6)	(4.8)	(33.7)
Net income (loss)	(21.8)	10.8	(43.6)	(5.7)	(33.7)
Earnings per share:
Basic:
Income (loss) from continuing operations before extraordinary loss	$(0.80)	$(0.38)	$(1.22)	$(0.16)	$(1.09)
Net income (loss)	$(0.37)	$0.35	$(1.42)	$(0.19)	$(1.09)
Diluted:
Income (loss) from continuing operations before extraordinary loss	$(0.80)	$(0.38)	$(1.22)	$(0.16)	$(1.09)
Net income (loss)	$(0.37)	$0.35	$(1.42)	$(0.19)	$(1.09)
Shares used in earnings per share computations (in millions):
Basic	58.2	30.8	30.8	30.8	30.8
Diluted	58.2	30.8	30.8	30.8	30.8
Ratio of earnings to fixed charges	—	—	—	—	1.16
Deficiency of earnings to fixed charges	$(63.0)	$(19.8)	$(58.9)	$(9.3)	—
Balance Sheet Data (at end of period):
Cash	$10.5	$4.8	$47.6	$26.4	$35.2
Working capital (excluding cash and current debt)	183.5	195.5	43.6	68.0	54.8
Property, plant and equipment	172.3	177.4	96.2	90.7	92.0
Total assets	688.7	703.9	444.8	428.0	400.4
Total debt	816.2	833.0	641.0	627.5	610.5
Stockholders' equity (deficit)	(321.7)	(312.2)	(349.9)	(368.9)	(397.3)

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus, as well as the information under the caption "Selected Historical Consolidated Financial Data" and "Consolidated Financial Statements."

Overview

        We are an international industrial company with three business segments: Outdoor Products, Industrial and Power Equipment ("IPEG") and Lawnmower. Operating independently from one another, these segments focus on the manufacture and marketing of branded products for industrial companies and consumers. The table below present our operating results by segments for the years ended December 31, 2003 and 2002.

	Year Ended December 31,
	2003	2002	2003 as % of 2002
Sales:
Outdoor Products	$358.8	$307.4	117%
Industrial and Power Equipment	165.0	131.7	125%
Lawnmower	35.7	41.4	86%
Inter-Segment Elimination	(0.4)	(1.0)	40%

Total Sales	$559.1	$479.5	117%

Operating income (loss):
Outdoor Products	$86.2	$67.7	127%
Industrial and Power Equipment	11.7	5.2	225%
Lawnmower	(1.2)	2.7	N/A
Inter-Segment Elimination	0.0	0.3	N/A

Operating income from segments	96.7	75.9	127%
Corporate office expenses	(12.7)	(6.2)	205%
Restructuring expenses	(0.2)	(7.2)	3%

Income from continuing operations	$83.8	$62.5	134%

Operating results, year ended December 31, 2003 compared to year ended December 31, 2002

        Sales for 2003 were $559.1 million compared to $479.5 million in 2002. Income from continuing operations increased to $83.8 million from $62.5 million in 2002. Net loss in 2003 was $33.7 million ($1.09 per share) compared to $5.7 million ($0.19 per share) for 2002.

        The 34% improvement in income from operations is primarily due to a year over year sales increase of 17% as our two largest segments, Outdoor Products and Industrial and Power Equipment, benefited from both improved economic and industry specific conditions as well as a weaker U.S. dollar. These conditions resulted in an 18% increase in our gross profit to $189.7 million from $161.2 million in 2002. A 16% increase in selling, general and administrative costs to $105.7 million from $91.5 million in 2002 tempered some of the gross profit increase as higher benefits expense, incentive costs, employment levels and the impact of a weaker U.S. dollar had a negative effect. Included in the higher net loss in 2003 is a $49.4 million increase in income tax expense primarily from the recognition of a deferred income tax valuation allowance of $41.0.

        Sales for the Outdoor Products segment for 2003 were $358.8 million compared to $307.4 million in 2002, a 17% increase. Income from operations in 2003 was $86.2 million compared to $67.7 million in 2002, a 27% increase. The increase in sales was driven by stronger demand across all product lines and major geographical markets and in both the original equipment manufacturer ("OEM") and replacement channels.

        The Outdoor Products segment's sales results were favorably impacted by a weaker U.S. dollar in 2003 compared to 2002. This weaker U.S. dollar trend makes our products more competitive in foreign markets, including the European region, which experienced a 19% increase in sales in 2003. Worldwide, the year over year effect of translating foreign currency sales during 2003 resulted in incremental sales of $9.3 million. OEM channel sales also showed improvement over 2002, which was negatively impacted by inventory levels.

        Income from operations for the Outdoor Products segment increased by $18.5 million in 2003 due to a $24.3 million, or 20%, increase in gross profit, partially offset by a $5.8 million, or 10%, increase in selling, general and administrative expenses. The improvement in gross profit reflects higher sales volume, improved plant utilization and the favorable impact of currency trends. The net translation impact of currency on gross profit was $5.1 million, primarily from a stronger euro, partially offset by the effect of a stronger Canadian dollar on our Canadian manufacturing operations. Selling, general and administrative costs increased due to higher benefits, insurance and incentive compensation costs, an increase in headcount and the effects of currency translation on the international operations.

        Sales for the Industrial and Power Equipment segment for 2003 were $165.0 million compared to $131.7 million in 2002, a 25% increase. Income from operations in 2003 was $11.7 million compared to $5.2 million in 2002, a 125% increase. This segment is a cyclical, capital goods business whose results are closely linked to the performance of the forestry industry in general, particularly in our most important market (the Southeastern United States). During 2003, the industry conditions in this segment experienced an upward trend, resulting in an improved demand for our products and contributing to a 31% increase in timber harvesting equipment sales. In addition to an improvement in market demand, we benefited from a joint marketing agreement with Caterpillar that was initiated during 2003. Sales of power transmission components declined by 10% in 2003 from 2002 as improvements in the utility and construction markets that the segment serves lagged behind the recovery experienced in the forestry industry.

        Income from operations for this segment in 2003 increased by $6.5 million compared to 2002. The increase in profitability was the result of the higher sales levels. Gross profit increased $8.3 million, or 32%, due to as increased sales and more efficient manufacturing operations. Selling, general and administrative expenses increased by $1.8 million, or 9%, due to incremental marketing costs from the Caterpillar agreement and higher benefit costs.

        Sales in the Lawnmower segment declined $5.7 million in 2003 to $35.7 million from $41.4 million in 2002. The segment had an operating loss of $1.2 million in 2003 compared to an operating profit of $2.7 million in 2002. The decline in sales was primarily due to a reduction in unit volume, as increased competition has resulted in a reduction in our market share of zero-turn riding mowers. In addition to the increase in competition, we experienced a weaker than normal spring selling season due to unfavorable weather conditions.

        The $3.9 million reduction in Lawnmower operating income in 2003 from 2002 was primarily due to the unit volume decline. The segment's plant operated at approximately 49% of capacity in 2003, resulting in higher average production costs. Additionally, manufacturing costs were impacted by higher health care and other benefit costs.

        Corporate office expenses for 2003 increased to $12.7 million from $6.2 million in 2002. The increase in expenses was due, in part, to the reassignment of certain functions from the Outdoor Products segment to corporate during 2003. The impact of this reassignment was approximately $2.8 million. Additional increases were incurred in 2003 for pension and post retirement expenses of

$0.7 million, accrued incentive compensation of $0.8 million, legal costs of $0.8 million, compliance costs of $0.2 million, and increased insurance costs of $0.2 million. Restructuring expense in 2003 of $0.2 million was related to severance benefits in conjunction with the movement of our assets between manufacturing facilities. During 2002 we incurred $1.4 million in restructuring expense for the movement of manufacturing assets and $5.8 million for the relocation of our headquarters from Montgomery, Alabama to Portland, Oregon (See Note 1 of the Notes to the Consolidated Financial Statements).

        Net Interest expense in 2003 was $69.0 million compared to $71.1 million in 2002. The lower interest expense was due to a combination of lower average debt outstanding and lower interest rates on the term loans.

        Other Expense for 2003 was $3.6 million including $2.8 million related to the early retirement of debt in conjunction with our extinguishment of our prior term loan and revolver facility (See Note 3 of the Notes to the Consolidated Financial Statements). Other expense for 2002 was $0.7 million and included a $1.6 million loss on the sale of our former corporate headquarters in Montgomery, Alabama and a fractional interest in an aircraft, $0.5 million for the write-off of unamortized deferred financing costs together with prepayment penalties related to the early payment of debt with the net proceeds generated from the sale of our Sporting Equipment Group ("SEG") and the sale of corporate assets, a $0.5 million loss on an executive benefit trust, offset by $2.1 million in income from life insurance proceeds.

        Our effective income tax rate in 2003 was 400.7% compared to 48.4% in 2002. This significant increase was primarily due to the recognition of a deferred tax asset valuation allowance of $41.0 million as we determined we will not likely be able to utilize our deferred tax benefits (See Note 2 of the Notes to the Consolidated Financial Statements).

        We did not record any income from discontinued operations for the year ended December 31, 2003. Net income from discontinued operations in 2002 of $0.5 million is primarily due to proceeds on a settlement of a claim relating to our former construction business.

Year ended December 31, 2002 compared with year ended December 31, 2001

        Sales for 2002 were $479.5 million compared to $468.7 million for 2001. Net loss for 2002 was $5.7 million ($0.19 per share) compared to $43.6 million ($1.42 per share) in 2001. Net loss from continuing operations for 2002 was $4.8 million ($0.16 per share), compared to $37.6 million ($1.22 per share) for 2001.

        These results reflect a 2% increase in sales, a 3% increase in gross profit to $161.2 million in 2002 from $156.4 in 2001, and a 4% reduction in selling, general and administrative expense to $91.5 million in 2002 from $95.5 million in 2001. Income from continuing operations of $62.5 million in 2002 reflected an increase of $17.8 million (40%) from $44.7 million in 2001. Included in this increase were a $7.3 million (11%) increase in income from operations from segments, a $1.5 million (19%) reduction in corporate expenses, and a $9.0 million (55%) reduction in restructuring expenses.

        The following table reflects segment sales and operating income for the years ended December 31, 2002 and 2001.

	Year Ended December 31,
	2002	2001	2002 as % of 2001
Sales:
Outdoor Products	$307.4	$307.4	100%
Industrial and Power Equipment	131.7	120.6	109
Lawnmower	41.4	43.0	96
Inter-Segment Elimination	(1.0)	(2.3)	43

Total Sales	$479.5	$468.7	102%
Operating income (loss):
Outdoor Products	$67.7	$69.4	98%
Industrial and Power Equipment	5.2	(1.7)	N/A
Lawnmower	2.7	0.9	300
Inter-Segment Elimination	0.3	N/A	N/A

Operating income from segments	75.9	68.6	110
Corporate office expenses	(6.2)	(7.7)	81
Restructuring expenses	(7.2)	(16.2)	44

Income from continuing operations	$62.5	$44.7	140%

The principal reasons for these results and the status of our financial condition are set forth below.

        Sales for the Outdoor Products segment for 2002 were $307.4 million, the same as reported in 2001. Income from operations in 2002 was $67.7 million compared to $69.4 million in 2001. The flat year over year results in sales included lower sales of chainsaw components that were offset by increased sales of outdoor care accessories and concrete cutting saws.

        The decline in chainsaw components in 2002 was in part due to weaker demand from OEMs resulting from a reduction in inventories from prior year levels and selective competitive price discounting in response to the strength of the U.S. dollar. Other sales increased primarily through the successful introduction of a new gas saw for our ICS concrete cutting saw product line.

        Income from operations for the Outdoor Products segment decreased by $1.7 million in 2002 due to higher post retirement costs and an unfavorable product mix. These costs were partially offset by the adoption of SFAS No. 142 which had a favorable impact of reducing amortization expense by $1.6 million.

        Sales for the Industrial and Power Equipment segment for 2002 were $131.7 million compared to $120.6 million in 2001. Income from operations in 2002 was $5.2 million compared to a loss of $1.7 million in 2001. This segment is a cyclical, capital goods business whose results are closely linked to the performance of the forestry industry in general, particularly in our most important market (the Southeastern United States). Throughout much of 2002, the forestry industry operated within a cyclical downturn environment. Sales of our timber harvesting and loading equipment increased by 14% due primarily to the introduction of new products and some improvement in market conditions. Sales of power transmission components declined in 2002 from the prior year as demand declined with a slowdown in the utility and construction markets that the segment serves.

        Income from operations for this segment in 2002 increased by $6.9 million as compared to 2001. The increase in profitability was the result of higher sales levels, improved gross margins and reduced selling, general and administrative expenses resulting from a plant closure and significant headcount reduction actions taken in 2001.

        Sales for the Lawnmower segment for 2002 were $41.4 million compared to $43.0 million in 2001. The 4% decline reflected a 1% decrease in unit sales. The balance was due to a weaker mix of sales as demand shifted towards a lower priced unit that was introduced in 2002.

        Income from operations for the Lawnmower segment was $2.7 million in 2002 compared to $0.9 million in 2001. The increase reflected a $1.7 million decrease in selling, general and administrative expense due to lower marketing expense of $0.9 million and $0.4 million due to the adoption of SFAS No. 142.

        Corporate office expenses were $6.2 million in 2002 compared to $7.7 million in 2001. The reduction in expense is due to lower costs associated with the relocation of corporate operations from Montgomery, Alabama to Portland, Oregon and the associated reduction of corporate staff. Restructuring expense in 2002 was $7.2 million, with $5.8 million related to the relocation of the corporate office and $1.4 million associated with the relocation of equipment between plants within the Outdoor Products segment. The restructuring expense for 2001 was related to a plant closure within the Industrial and Power Equipment segment, the modifications of certain employee benefit plans and a reduction in headcount. (See Note 1 of the Notes to the Consolidated Financial Statements).

        Interest expense in 2002 was $72.2 million compared to $95.9 million in 2001. The lower interest expense was primarily due to the $170.5 million reduction of debt in conjunction with the sale of SEG in December of 2001.

        Other expense for 2002 was $0.7 million and included a $1.6 million loss on the sale of our former corporate headquarters in Montgomery, Alabama and a fractional interest in an aircraft, $0.5 million for the write-off of unamortized deferred financing costs together with prepayment penalties related to the early payment of debt with the net proceeds generated from the sale of SEG and the sale of corporate assets, and a $0.5 million loss on an executive benefit trust, offset by $2.1 million in income from life insurance proceeds. This compares to $9.1 million in other expense for 2001 which included $8.4 million for the write-off of unamortized deferred financing costs, together with prepayment penalties related to the early payment of debt associated with the sale of SEG and the sale of corporate assets, a $0.3 million loss on sale of a company aircraft, a $0.1 million loss on disposition of production equipment for a discontinued product line, and a $0.1 million loss on an executive benefit trust.

        Our effective income tax rate increased in 2002 to 48.4% from 36.2% in 2001. The favorable effect of foreign income tax rates compared to the United States statutory rate increased, as our overall pre-tax loss declined substantially. Additionally, an adjustment to the tax contingency increased the overall rate.

        Net income from discontinued operations in 2002 was $0.5 million, primarily due to proceeds on a settlement of a claim from our former construction business, compared to $2.5 million of after tax income for 2001, which reflected the operations of SEG through the date of disposal. Loss on the disposal of discontinued operations for 2002 of $1.4 million includes the recognition of the final purchase price adjustment net of tax for the sale of SEG. This compared to a loss of $8.5 million in 2001, which was the estimated loss as of December 31, 2001.

Financial Condition, Liquidity and Capital Resources

        At December 31, 2003, as a result of the 1999 merger and recapitalization transactions (see Note 1 of the Notes to Consolidated Financial Statements) (the "Merger and Recapitalization"), we have significant amounts of debt, with interest payments on the notes and interest and principal payments under the credit facility representing significant obligations for us. Total debt at December 31, 2003 was $610.5 million compared with total debt at December 31, 2002 of $627.5 million.

        We continue to be substantially leveraged, which may adversely affect our operations. This could have important consequences, including the following:

  •
  a substantial portion of cash flows available from operations are required to be dedicated to the payment of interest expense and principal, which will reduce the funds that would otherwise be available for operations and future business opportunities;

  •
  a substantial decrease in net income and cash flows or an increase in expenses may make it difficult to meet debt service requirements or force us to modify operations;

  •
  substantial leverage may make us more vulnerable to economic downturns and competitive pressure; and

  •
  the ability to obtain additional financing to fund our operational needs may be impaired or may not be available on favorable terms.

        Our outstanding debt as of December 31, 2003 consisted of term loans of $115.5 million, senior notes of $149.7 million, senior subordinated notes of $323.2 million and $22.1 million in a convertible preferred equivalent security (the amount outstanding on such convertible preferred equivalent security as of December 31, 2003 was 28.2 million, which reflects the original principal amount plus accumulated interest and amortization of discounts). The annual cash interest and principal payments on the outstanding debt are significant to us. During 2003 we paid $61.4 million in interest and $3.4 million in scheduled principal payments to our lenders. During 2004, without giving effect to the refinancing transactions, we anticipate payments of $60.1 million for interest and $6.6 million in scheduled principal payments. We believe that our cash flow from operations will be sufficient to meet these required payments. Our term loan is subject to certain reporting and financial covenant compliance requirements. We were in compliance with these covenants as of December 31, 2003 and anticipate to be in compliance during 2004. Non-compliance with these covenants could result in severe limitations to our overall liquidity. The term loan lenders could require actions for immediate repayment of outstanding amounts, including the potential sale of our assets. Our debt is not subject to any triggers that would require early payment of debt due to any adverse change in our credit rating.

        The term loans were originated on May 15, 2003 when we entered into a new senior credit facility to replace a previous credit facility. The new credit facility consists of a $67.0 million revolving credit facility, a Term A loan of up to $32.0 million, a Term B loan of up to $85.0 million and a Canadian Term loan of up to $6.0 million. The loans are secured by certain of our assets; some of which are held in trust in parri passu, ratably, with the Blount's 7% senior notes. Specifically, the revolving credit facility is secured by certain of our inventory and accounts receivable. On a semi-monthly basis we calculate the amount available under the revolving credit facility. During 2003 the average amount available under this facility was $38.2 million net of outstanding letters of credit and threshold minimum availability requirements. As of December 31, 2003 there were no amounts drawn on the revolving credit facility.

        Blount has senior notes outstanding in the principal amount of $150 million and maturing in June 2005. Blount also has senior subordinated notes outstanding in the principal amount of $323.2 million maturing in 2009. See Note 3 of Notes to Consolidated Financial Statements for the terms and conditions of the senior notes, the senior subordinated notes, and the senior term loans. We anticipate that we will refinance the outstanding senior notes prior to March of 2005 through the issuance of new debt, the issuance of additional shares of our stock or the sale of non-core assets or any combination of these actions.

        We maintain arrangements with third party finance companies by which certain customers of Blount's Forestry and Industrial Equipment Division ("FIED") and Dixon may finance the purchase of equipment. As part of these arrangements, we may be required to repurchase certain equipment from the third party financing companies should a customer default on payment. As of December 31, 2003, the maximum repurchase obligation was $3.3 million. Additionally, under our agreement, another third party financing company may require us to reimburse the third party financing company for its net loss. The maximum exposure with respect to this net loss position is $0.7 million. These arrangements have not had a material effect on our operating results in the past since, with respect to the repurchase obligations, any equipment repurchased has historically been resold with minimal, if any, loss recognized. We do not expect to incur any material charges related to these agreements in future periods.

        The term of our credit facility is for five years with scheduled quarterly repayments as follows: the Term A loan requires quarterly repayments of $1.1 million through April 1, 2004 and then increasing to

$1.7 million per quarter beginning July 1, 2004 through the last payment on May 14, 2008; the Term B loan requires quarterly payments of $1.3 million beginning July 1, 2005 through April 1, 2006 and then increasing to $1.9 million per quarter beginning July 1, 2006 through January 1, 2008, with a final payment of $66.9 million due on May 14, 2008; and the Canadian Term loan requires quarterly payments of $197,368 through April 1, 2004 and then increasing to $325,657 per quarter beginning July 1, 2004 through January 1, 2008, with a final payment of $325,657 million due on May 14, 2008. Our credit facility is subject to certain reporting and financial covenant compliance requirements. We were in compliance with these covenants as of December 31, 2003. Non-compliance with these covenants could result in severe limitations to our overall liquidity. The lenders under our credit facility could require actions for immediate repayment of outstanding amounts, including the potential sale of our assets. Our debt is not subject to any triggers that would require early payment of debt due to any adverse change in our credit rating.

        We intend to fund working capital, capital expenditures and debt service requirements through cash flows generated from operations, cash available as of December 31, 2003, and from the revolving credit facility. The revolving credit facility had an availability of $43.8 million as of December 31, 2003 net of the outstanding letters of credit issued of $7.8 million and a minimum threshold availability requirement of $10.0 million. Management believes that cash generated from operations, together with amounts available under the revolving credit facility, will be sufficient to meet the our working capital, capital expenditure and other cash needs in the foreseeable future. There can be no assurance, however, that this will be the case. We may also consider other options available to us in connection with future liquidity needs.

        Cash balances at December 31, 2003 were $35.2 million compared to $26.4 million at December 31, 2002. Cash flow from continuing operating activities increased by $28.2 million to $55.8 million primarily due to higher income from continuing operations of $21.3 million and the refund of $25.0 million in escrowed funds related to the 2001 sale of SEG. This is partially offset by increased working capital needs for receivables and inventory with a combined effect of $10.6 million over 2002. Also, 2002 included one-time receipts of $3.5 million for insurance proceeds and $3.1 million for funds held in escrow.

        Accounts receivable at December 31, 2003 and December 31, 2002, and sales by segment for the fourth quarter of 2003 compared to the fourth quarter of 2002, are as follows (in millions):

	December 31, 2003	December 31, 2002	Increase (Decrease)
Accounts Receivable
Outdoor Products	$42.6	$37.9	$4.7
Industrial and Power Equipment	19.1	16.1	3.0
Lawnmower	2.9	3.4	(0.5)

Total segment receivables	$64.6	$57.4	$7.2

	Three Months Ended
	December 31, 2003	December 31, 2002	Increase (Decrease)
Sales
Outdoor Products	$93.2	$83.1	$10.1
Industrial & Power Equipment	56.8	35.8	21.0
Lawnmower	9.3	9.2	0.1
Inter Segment Elimination	(0.1)	—	(0.1)

Total segment sales	$159.2	$128.1	$31.1

        The increase from last year in Outdoor Product's accounts receivable was proportionate to the increase in sales. Accounts receivable within the Industrial and Power Equipment segment increased from last year due to the increase in sales, and partially offset by improved collection efforts. Our allowance for doubtful accounts declined by $1.3 million in 2003 to $3.0 million. The decrease is due to the resolution of certain customer payments within the Outdoor Products segment and our former Sporting Equipment segment.

        Net cash used for investing activities for 2003 was $17.1 million compared to $32.9 million for 2002. Purchases of property, plant and equipment during 2003 were $16.5 million compared to $17.1 million for last year. Payments associated with the sales of assets during 2003 were $0.6 million and were related to the 2002 sale of an office building in Montgomery, Alabama. This was $8.6 million less receipt of $8.0 million in 2002 that was due primarily to the sales of a storage warehouse, a fractional interest in an aircraft and the office building. In 2003 there were less than $0.1 million in expenses associated with the sale of discontinued operations compared to $23.8 million in 2002, which were primarily related to contractual amounts owed from the sale of SEG.

        Cash used in financing activities for 2003 was $29.9 million compared to $17.1 million for 2002. In the second quarter, utilizing $149.9 million of our credit facility, we extinguished our old term loan with an outstanding balance of $133.5 million. We also used $1.5 million to extinguish $1.8 million of our 13% notes. The borrowings on the new facility consisted of $118.0 million from new term loans and $31.9 million from the new revolver facility. Included in other financing activities is $9.8 million for fees and expenses paid as part of that transaction. The revolver was subsequently fully paid down, in part with $25.0 million returned to us that was previously held in escrow as part of the sale of our Sporting Equipment segment in 2001. In the third and fourth quarters we made scheduled payments totaling $2.5 million on the new term loans. Cash used in 2002 for financing activities included scheduled debt payment of $3.4 million and additional payments of $8.4 million resulting from the application of proceeds generated from the sale of corporate assets.

        As of December 31, 2003, giving effect to the refinancing transactions, our contractual obligations, including payments due by period, are as follows:

	Total	2004	2005 -2006	2007 -2008	Thereafter
Current Maturities of Long-Term Debt	$	$	$	$	$
Long Term Debt
Estimated Interest Payments (1)
Purchase Commitments (2)
Operating Lease Obligations
Other Long Term Liabilities (3)

Total Contractual Obligations	$	$	$	$	$

(1)
Expected future interest payments based on existing debt. Variable interest rate debt payments based on assumed interest rate increases.

(2)
Primarily related to the receipt of various goods and services as of December 31, 2003.

(3)
Advisory and consulting fees for certain current and former officers and directors of Blount International.

        Due to a decline in asset values of our sponsored defined benefit plan during 2001 and 2002, our annual cash contributions to the pension fund increased in 2003 and will increase further in 2004. The decline in asset value is due to overall weakness in the stock and bond markets prior to 2003. Cash contributions for domestic plans were $3.5 million for 2003 and are expected to be approximately $114.0 million for 2004. Furthermore, we adjusted our minimum pension liability at the end of 2003 in accordance with SFAS No. 87 "Employers' Accounting for Pensions". The adjustment resulted in a non-cash increase of shareholders' equity of $2.5 million compared to a reduction of $14.2 million recorded at the end of 2002. We believe that cash flow from operations and amounts available under our revolving credit agreement will be sufficient to cover the higher pension contribution levels.

        We expect the cash flow from operations and the amounts available under our revolving credit agreement will be sufficient to cover any additional increases in working capital. While there can be no assurance, management believes we will comply with all financial performance covenants during 2004. Should we not comply with the covenants during 2004, additional significant actions will be required. These actions may include, among others, attempting to renegotiate our debt facilities, sales of assets, additional restructuring and reductions in capital expenditures.

Off Balance Sheet Arrangements

        In January 2003, the FASB issued Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities." We do not have any off balance sheet arrangements as defined by this pronouncement.

Critical Accounting Policies and Estimates

        Management's discussion and analysis of our financial condition and results of operations are based on the consolidated financial statements included elsewhere in this Prospectus under the caption "Selected Historical Consolidated Financial Data" that have been prepared in accordance with generally accepted accounting principles of the United States of America.

        The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and various other assumptions that are believed to be reasonable and consistent with industry practice. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates in the preparation of our consolidated financial statements.

        We record reductions to selling prices as products are shipped. These reductions are based on competitive and market conditions, in addition to specific customer contracts in some instances. These reductions are estimated and recorded at the time of shipment either through a reduction to invoice or the establishment of an accrual for payment at a later date. The amount accrued may increase or decrease prior to payment due to customer performance and market conditions.

        We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make payments. Such allowance is based on an ongoing review of customer payments against terms and a review of customers' financial statements and conditions through monitoring services. Based on these reviews, additional allowances may be required and are recorded in the appropriate period.

        Specific industry market conditions can significantly increase or decrease the level of inventory on hand in any of our business units. We adjust for changes in demand by reducing or increasing production levels. We estimate the required inventory reserve by assessing inventory turns and market selling prices on a product by product basis. We maintain such reserves until a product is sold or market conditions require an increase in the reserves.

        We offer certain warranties with the sale of our products. The warranty obligation is recorded as a liability on the balance sheet and is estimated through historical customer claims, supplier performance, and new product performance. Should a change in trend occur in customer claims, an increase or decrease in the warranty liability may be necessary.

        We incur expenses on account of product liability claims as a result of alleged product malfunctions or defects. We maintain insurance for a portion of this exposure and record a liability for our non-insured obligations. We estimate our product liability obligations on a case by case basis in addition to a review of product performance trends. These estimated obligations may be increased or decreased as more information on specific cases becomes available.

        We determine our post retirement obligations on an actuarial basis that requires management to make certain assumptions. These assumptions include the long-term rate of return on plan assets, the discount rate to be used in calculating the applicable benefit obligation and the anticipated trend in health care costs. These assumptions are reviewed on an annual basis and consideration is given to market conditions as well as the requirements of Statement of Financial Accounting Standards No. 87,

Employers Accounting for Pensions, and No. 106, Employers Accounting for Post Retirement Costs other than Pensions. The assumed rate of return on plan assets was 8.9% for 2003 and we anticipate the same rate to be utilized in 2004. We believe this rate is reasonable given the asset composition and historical trends. We lowered our discount rate assumption to 6.1% to determine our plan liabilities at December 31, 2003 from 6.5% in the previous year due to the market declines in benchmark interest rates. We assumed that health care costs in 2003 would increase by 10% per year and future increases would decline by 2% per year until 5% is reached. Our annual post retirement expenses can be impacted by changes in assumptions. A 1% change in the return on assets will change annual pension expense by $0.9 million. A 1% change in the discount rate as of December 31, 2003 would result in $1.2 million in increased pension expenses in 2004 and a 1% change in health care costs would change annual post retirement medical costs by $0.3 million a year.

        We account for income taxes under the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. We currently maintain a 100% deferred tax asset valuation allowance.

Recent Accounting Pronouncements

        In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal use of the asset. Upon initial application of the provisions of SFAS No. 143, entities are required to recognize a liability for any asset retirement obligations adjusted for the cumulative accretion to the date of the adoption of this Statement, an asset retirement cost capitalized as an increase to the carrying amount of the associated long-lived asset, and accumulated depreciation on that capitalized cost. The cumulative effect, if any, of initially applying this Statement is recognized as a change in accounting principle. We adopted SFAS No. 143 on January 1, 2003. The adoption of SFAS No. 143 has not had a material impact on the 2003 financial statements.

        In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for assets to be disposed of and broadens the presentation of discontinued operations to include more disposal transactions. The provisions of the Statement, which were adopted by us on January 1, 2002, have not had a material impact on our financial condition or results of operations.

        In April 2002, The FASB issued Statement of Financial Accounting Standards No. 145, "Rescissions of FASB Statement NO. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement, which updates, clarifies and simplifies existing accounting pronouncements, addresses the reporting of debt extinguishments and accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The provisions of this Statement, which were adopted by us on January 1, 2003, have not had a material impact on our financial condition or results of operation but did result in the reclassification of prior years' debt extinguishment expenses.

        In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other

Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, and concludes that an entity's commitment to an exit plan does not by itself create a present obligation that meets the definition of a liability. This Statement also establishes that fair value is the objective of initial measurement of the liability. The provisions of this Statement were adopted by us on January 1, 2003. We believe that the adoption of SFAS No. 146 will impact the timing of the recognition of costs associated with exit or disposal activities but is not expected to have a material impact on our financial statements.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS No. 148 are effective for fiscal years ended after December 15, 2002 and the interim disclosure requirements are effective for interim periods beginning after December 15, 2002. We adopted the annual disclosure requirements for the year ended December 31, 2002 and the interim disclosure requirements on January 1, 2003. The adoption of this Statement did not have a material impact on our results of operations, financial position or cash flows.

        In January 2003, the FASB issued Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" ("VIE"s). FASB Interpretation No. 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Application of this interpretation is required in financial statements for periods ending after March 15, 2004. We have not identified any VIEs for which we are the primary beneficiary or have significant involvement.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 amends SFAS No. 133 to require contracts with comparable characteristics to be accounted for similarly. SFAS No. 149 clarifies the circumstances under which a contract with an initial net investment meets the characteristic of a derivative and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This statement was effective for contracts entered into or modified after September 30, 2003, except for hedging relationships designated after September 30, 2003, where the guidance is required to be applied prospectively. The adoption of this statement did not have a material impact on our results of operations and financial condition.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. This statement was effective for all financial instruments entered into or modified after May 31, 2003, and was otherwise effective at the beginning of the first interim period beginning after September 15, 2003. On November 7, 2003, FASB issued FASB Staff Position No. SFAS 150-3 (FSP 150-3), "Effective Date, Disclosures, and Transition for Mandatory Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statements No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." FSP 150-3 deferred certain aspects of SFAS 150. The adoption of SFAS 150 on January 1, 2003 and subsequent adoption of FSP 150-3 did not have a material impact on our results of operations, financial position or cash flows.

Market Risk

        We are exposed to market risk from changes in interest rates, foreign currency exchange rates and commodity prices. We manage our exposure to these market risks through our regular operating and financing activities, and, when deemed appropriate, through the use of derivatives. When utilized, derivatives are used as risk management tools and not for trading purposes. See Interest Rate Risk and Commodity Price Risk below for discussion of expectations as regards to future use of interest rate and commodity price derivatives.

Interest Rate Risk

        We manage our ratio of fixed to variable rate debt with the objective of achieving a mix that management believes is appropriate. Historically, we have, on occasion, entered into interest rate swap agreements to exchange fixed and variable interest rates based on agreed upon notional amounts and we have entered into interest rate lock contracts to hedge the interest rate of an anticipated debt issue. At December 31, 2003 and 2002, no derivative financial instruments were outstanding to hedge interest rate risk, and upon the consummation of the refinancing transactions we do not expect to use any financial instruments to hedge interest rate risk. A hypothetical 10% increase in interest rates immediately after the refinancing transactions would decrease the fair value of our fixed rate long-term debt outstanding at December 31, 2003 by $          million. A hypothetical 10% increase in the interest rates on our variable rate long-term debt for a duration of one year beginning immediately after the refinancing transactions would increase interest expense by approximately $           million.

Foreign Currency Exchange Risk

        Approximately 34% of Outdoor Products segment's sales and 39% of its operating costs and expenses were transacted in foreign currencies in 2003. As a result, fluctuations in exchange rates impact the amount of the Outdoor Products segment's reported sales and operating income. Historically, our principal exposures have been related to local currency operating costs and expenses in Canada and Brazil, and local currency sales and expenses in Europe (principally France and Germany). During the past three years, we have not used derivatives to manage any foreign currency exchange risk and, at December 31, 2003, no foreign currency exchange derivatives were outstanding. The table below illustrates the estimated effect of a hypothetical immediate 10% change in major currencies (defined for us as euro, Canadian dollar, and Brazilian real):

	Effect of 10% Weaker U.S. Dollar
(Dollars in millions)	Sales	Cost of Sales	Operating Income
Major Currencies
Euro	$3.1	$(0.1)	$0.6
Canadian Dollar	1.2	(3.7)	(2.8)
Brazilian Real	0.1	(0.6)	(0.6)

Commodity Price Risk

        We purchase certain raw materials for the manufacture of products. Some of these raw materials are subject to price volatility over periods of time. We have not hedged against the price volatility of any raw materials within our continuing operations segments with any derivative instruments. A hypothetical immediate 10% change in the price of steel would have an estimated $4.5 million effect on pre-tax income in 2004.

BUSINESS

Company Overview

        We are an international manufacturing and marketing company with sales in over 100 countries and operations in three business segments: Outdoor Products, Industrial and Power Equipment and Lawnmower. Our focus is on manufacturing and marketing branded products in substantial selected end markets serving industrial companies and consumers. Our consolidated sales for the twelve months ended December 31, 2003 of $559.1 million were derived from our three business segments: Outdoor Products—$358.8 million, Industrial and Power Equipment—$165.0 million, and Lawnmower—$35.7 million (less intercompany eliminations of $0.4 million.) For the same period, consolidated Adjusted EBITDA equaled $97.5 million. For a definition of Adjusted EBITDA and a reconciliation to net loss see "Prospectus Summary—Summary Historical and Financial Data".

Outdoor Products

Overview

        Our largest segment, Outdoor Products, accounted for 64% of our sales in 2003. This segment manufactures and markets chain, bars and sprockets and accessories for chainsaw use, concrete cutting equipment, and lawnmower blades and accessories for outdoor care. The segment's products are sold to OEMs for use on new chainsaws, and the retail replacement market through distributors, dealers and mass merchants. During 2003 approximately 24% of the segment's sales were to OEMs, with the remaining 76% sold into the replacement market. Approximately 60% of the segment's sales were outside of the United States in 2003.

        The table below outlines the Outdoor Products segment's business units and primary product lines.

Outdoor Products Segment—Products Summary
(Dollars in millions)

Business Unit	2003 Sales(1)	Product Lines	Selected Brand Names	Primary End Users
Oregon	$275.6	Saw Chain Guide Bars Drive Sprockets	Oregon	Professional Loggers Construction Workers Homeowners
ICS	$17.8	Concrete Cutting Chain	ICS	Construction Workers
Windsor	$15.8	Chain Saw Products	Windsor	Professional Loggers Construction Workers Homeowners
Frederick	$49.6	Lawn Mower Blades Replacement Parts Outdoor Care Accessories	Frederick Oregon	Homeowners

(1)
Does not sum to total segment sales due to intersegment sales.

        Marketing personnel are located throughout the United States and in a number of foreign countries. We manufacture our products in Milwaukie, Oregon; Milan and Dyer, Tennessee; Guelph, Ontario Canada; Curitiba, Parana, Brazil, and in Kansas City, Missouri. A portion of our accessories and spare parts, as well as the saws distributed by ICS, are sourced from vendors in various locations around the world.

Oregon

        The Oregon product line includes a broad range of cutting chain, chainsaw guide bars, cutting chain drive sprockets and maintenance tools used primarily on portable gasoline and electric chainsaws, and mechanical timber harvesting equipment. The Oregon product line also includes a variety of cutting attachments and spare parts to service the lawn and garden industry. This Outdoor Equipment parts line-up is composed of lawnmower blades to fit a variety of machines and cutting conditions, as well as replacement parts that either meet or exceed the requirements of OEMs.

Windsor

        The Windsor product line includes guide bars for chainsaws, cutting chain, and sprockets for chainsaws as well as products to support mechanical harvesting equipment. We also sell a variety of handheld garden tools under the Windsor label.

ICS

        The ICS brand product line provides specialized concrete cutting equipment for construction markets around the globe. The principal product in the ICS line-up is a proprietary diamond-segmented chain, which is used on gasoline-powered and hydraulic-based saws and equipment. ICS also distributes gasoline and hydraulic powered saws to its customers. These saws are manufactured through an agreement with a third party.

Industry Overview

        We believe that we are the world leader in the production of cutting chain. Oregon and Windsor branded cutting chain and related products are used primarily by professional loggers, farmers, arborists and homeowners. Additionally, the Oregon line of lawnmower-related parts and accessories has an extensive following among commercial landscape companies and homeowners. Our ICS products are used by rental contractors, general contractors and concrete cutting specialists.

        We sell our products to wholesale distributors, independent dealers and mass merchandisers serving the retail replacement market. In addition, Oregon brand chainsaw cutting chain and guide bars are currently sold to more than 30 chainsaw OEMs. Much of this is privately branded for the OEM customer.

        Due to the high level of technical expertise and capital investment required to manufacture cutting chain and guide bars, we believe that we are able to produce durable, high-quality cutting chain and guide bars more efficiently than most of our competitors. The use of Oregon brand cutting chain as original equipment on chainsaws is also promoted through cooperation with OEMs in improving the design and specifications of chain and saws.

        Weather influences our sales cycle. For example, severe weather patterns and events such as hurricanes, tornadoes or ice storms generally result in greater chainsaw use, and therefore, stronger sales of saw chain and guide bars. Seasonal rainfall plays a role in demand for our lawnmower blades and garden-related products. Above-average rainfall drives greater demand for products in this category.

        A small number of other cutting chain manufacturers, as well as a small number of international chainsaw manufacturers, compete against our Oregon and Windsor brands. We also supply products and/or components to some of our competitors.

        This segment's principal raw material, cold-rolled strip steel, is generally purchased from six main intermediate steel processors and can be obtained from other sources.

Industrial and Power Equipment

Overview

        Our Industrial and Power Equipment segment accounted for 30% of our sales in 2003. This segment manufactures equipment for the timber harvesting industry and for industrial use, industrial tractors for land and utility right-of-way clearing, and power transmission components. Major users of these products include logging contractors, harvesters, land reclamation companies, utility contractors, building materials distributors and original equipment manufacturers of hydraulic equipment. Sales are made through a distribution network to customers in the timber harvesting, material handling, construction, land reclamation and utility businesses, as well as to pulp and lumber mills, contractors and scrap yard operators. The segment's customer base is concentrated in the Southeastern United States with international sales amounting to 7% of segment sales in 2003.

        The table below outlines the Industrial and Power Equipment segment's business units and primary product lines:

Industrial and Power Equipment Segment—Products Summary
(Dollars in millions)

Business Unit	2003 Sales	Product Lines	Selected Brand Names	Primary End Users
FIED	$124.6	Loaders Feller Bunchers Attachments and Parts	Prentice Hydro-Ax Timberking	Professional Loggers
CTR	$10.0	Delimbers, Slashers, Grapples	CTR	Professional Loggers
Fabtek	$14.1	Forwarders, Harvesters and Harvester Heads		Professional Loggers
Gear	$16.3	Gears Rotational Bearings Power Transmission Products		Professional Loggers Construction Industry Utilities Industry

Growth Opportunities

        We attempt to capitalize on our technological and manufacturing expertise to increase our participation in the market for replacement parts for products which we manufacture and to develop new product applications both within and beyond the timber, material handling, land clearing and gear industries. We are committed to continuing research and development in this segment to respond quickly to increasing mechanization and environmental awareness in the timber harvesting industry.

        Our Industrial and Power Equipment segment has manufacturing facilities in Menominee, Michigan; Owatonna, Minnesota; Prentice, Wisconsin; Tulsa, Oklahoma; and a parts warehouse in

Zebulon, North Carolina. A majority of the components used in our products are obtained from a number of domestic manufacturers.

        In March of 2003, the Industrial & Power Equipment segment entered into a marketing, licensing and supply agreement with Caterpillar, Inc., under which we began selling equipment manufactured by both Caterpillar and us under our Blount brands through the Blount dealer network and under Caterpillar's Timberking brand through Caterpillar dealer network. The manufacture of the Timberking branded products occurs at both our plants and Caterpillar's plants with distribution of the product being our responsibility in conjunction with the Caterpillar dealer network.

Timber Harvesting Equipment (FIED, CTR and Fabtek)

        We believe that we are a world leader in the manufacture of hydraulic timber harvesting equipment, which includes truck-mounted, trailer-mounted, stationary-mounted and self-propelled loaders and crawler feller bunchers (tractors with hydraulic attachments for felling timber) under the Prentice brand name; rubber-tired feller bunchers and related attachments under the Hydro-Ax brand name; and delimbers, slashers and skidders under the CTR brand name. We are a leading manufacturer of cut-to-length harvesting equipment including forwarders, harvesters, and harvester heads under the Fabtek brand. We also manufacture products sold under Caterpillar, Inc.'s Timberking brand through the Caterpillar dealer network, as described in "Industry Overview" below.

Gear Products

        Gear Products, Inc., acquired in 1991, is a leading manufacturer of rotational system components for mobile heavy equipment. Its primary products are bearings, winch drives and swing drives used to provide hydraulic power transmission in heavy equipment used in the forestry, construction and utilities industries. Due to extreme wear-and-tear on its products, Gear Products sells its products in the replacement parts market in addition to its sales to OEMs. Gear Products accounted for approximately 8% of the Industrial and Power Equipment segment's sales in 2003.

        We sell our timber harvesting products through a network of approximately 200 dealers in over 300 locations in the United States and currently have an additional 9 offshore dealers, primarily in the timber harvesting regions of South America. Gear Products, Inc. sells its products to over 265 original equipment manufacturers servicing the utility, construction, forestry and marine industries. Approximately 93% of this segment's sales in 2003 were in North America, primarily in the southeastern and south central states of the United States.

        We place a strong emphasis on the quality, safety, comfort, durability and productivity of our products and on the after-market service provided by our distribution and support network.

Industry Overview

        The timber harvesting equipment market faces cyclicality due to its reliance on customers in the lumber, pulp and paper markets. In the past, as pulp prices have dropped and inventory levels have increased, pulp manufacturers postponed purchases of new timber harvesting equipment as their existing machinery provided them sufficient capacity to meet near-term demand.

        Competition in markets served by the Industrial and Power Equipment segment is based largely on quality, price, brand recognition and product support. The segment's primary competition in timber harvesting equipment includes John Deere, which also markets the Timberjack brand, Komatsu, which markets the Timbco and Valmet brands, and numerous smaller manufacturers including Barko, Tigercat, Hood, and Serco. Gear Products' competitors in the fragmented industry include SKF, Avon, Kaydon, Rotec, Fairfield, Auburn, Tulsa Winch, Funk and Braden.

Lawnmower

Overview

        Our Lawnmower segment accounted for 6% of our sales in 2003. This segment is comprised of Dixon Industries, Inc. ("Dixon"). Dixon, located in Coffeyville, Kansas, was acquired in 1990 and has manufactured ZTR (zero-turning-radius) lawnmowers and related attachments since 1974. Dixon pioneered the development of ZTR and offers a full line of ZTR lawnmowers for both homeowner and commercial applications. We believe Dixon is a leading manufacturer of residential zero-turn riding lawnmowers.

        Initially, Dixon units featured a patented rear wheel drive system identified as a "friction drive" transaxle, which worked best on smaller and mid-size units. As the equipment line grew to increase the size of cutting area and horsepower, there was an increased need to offer more hydrostatic models. In late 1997, Dixon introduced the "Estate Line", a family of mowers that was designed for large homeowner lawns (42 inch—60 inch cut widths) but priced lower than commercial hydrostatic units. The component that allowed Dixon to move into this segment was a low-cost self- contained hydro drive unit, the IZT (integrated zero turn). The IZT units were positioned between Dixon's existing Estate hydrostatic and friction drive models and were designed for the residential user. These units featured models with cut widths of 42 to 50 inches.

        In 2002, Dixon responded to market demand for lower-cost units by introducing the new "Zeeter", an entry-level friction-drive machine with a suggested retail price under $2,000. In 2003 Dixon introduced a series of entry level residential models utilizing the EZT (economy zero turn) hydro drive, and the RAM, Dixon's first all-steel bodied residential mower. The RAM model has been very well received and will become the foundation for the 2005 season product line. Dixon also offers an array of options for its products, including attachments for grass collection, mulching and snow removal. Dixon sells its products through distribution channels comprised of full-service dealers, North American distributors and export distributors.

        Dixon produces these products in a single manufacturing facility in Coffeyville, Kansas.

Industry Overview

        Dixon's competitors include general lawnmower manufacturers such as John Deere and Snapper, as well as zero-turn riding lawnmower manufacturers such as Ariens, Simplicity, Toro, MTD, Cadet, Electrolux and Yardman.

Competitive Strengths

        We have achieved growth in sales, operating income and Adjusted EBITDA over the last three years. Our success can be attributed to a number of factors.

  •
  Our development, manufacturing and marketing of consumable products and products requiring frequent replacement;

  •
  Our development of a collection of strong brand names and the associated high customer loyalty;

  •
  Our strong and experienced management team;

  •
  Our focus on creating a highly diversified customer and geographic base, which helps protect our overall financial performance from a market downturn in any one segment;

  •
  Our ability to achieve operating efficiencies and control costs; and

  •
  Our development of significant barriers to entry through capital investments we have made in some of our business segments and through our related technical expertise.

        We intend to continue the growth of each of our business segments and related businesses by capitalizing on these strengths and by executing our well focused strategy.

Company Strategy

        Over the last several years we have focused on the following strategic tenets, which have helped give us profitable, growing positions of leadership in each of our three business segments:

        Seek leadership positions in a manageable number of substantial selected end markets.    Securing leadership positions in selected end markets has been a powerful driver of our success. Most products across our three operating segments have leading market positions. The following product lines are within the top three market share leaders in their respective markets: saw chain, saw bars, log loaders, automated forestry harvesting equipment and delimbing equipment. Collectively, these products represented a substantial percentage of our 2003 total sales.

        Develop new products.    We consistently introduce new products into the marketplace to meet customer demand and offer competitive alternatives. Frederick has recently focused its new products efforts in the outdoor care area. Hundreds of new products have been introduced that provide the customer base with a focus on quality, low cost and service. FIED introduced an advanced log-skidder in 2002. This introduction was the first log skidder produced by Blount and complemented FIED's existing product line. The introduction enabled FIED to gain access to new distribution points and expand the Blount quality image. The ICS division has successfully introduced a series of concrete cut-off saws in recent years. These innovative saws provide an efficient alternative to the traditional circular saws that have been used in the concrete cutting industry. During the past two years, the Lawnmower segment has introduced two new product lines: Zeeter and Ram. Both of these products met specific market demands. The Zeeter is an entry level model with retail prices starting below $2,000 per unit, offering an alternative to entry level tractor style mowers. The Ram line was Dixon's first all steel body unit and provides Dixon's loyal customer base with a product similar to those recently offered by new competitive market entrants.

        Expand our international presence.    International expansion has also been a strong source of growth for us. Our international sales have grown from $188.0 million in 2001 to $228.0 million in 2003. While recent uncertainty in international markets, particularly Southeast Asia, Russia and South America, may temporarily slow our international growth, it is likely to increase our opportunities to gain market share as well. Our acquisitions give us additional products to be sold through our existing international distribution channels, while investments in our international facilities in Canada, Brazil and the European Community will support our continued growth in international sales. Our partnership arrangements with Caterpillar, Inc. will allow us entry into several international markets where FIED currently does not have a presence.

        We are in the preliminary stages of constructing a manufacturing plan in Fuzhou, China. The plant is being built to meet emerging capacity needs and to reduce overall manufacturing costs. Initially, the facility will produce saw chain bars, assemble saw chains and manufacture certain components for use in the assembly of lawnmowers and timber harvesting equipment. The majority of the production output will be exported outside of China to our existing customer base. We also intend to establish a purchasing operation in Fuzhou that will focus on securing high quality low cost raw materials to be utilized in the production of goods in our North American facilities and support the sales effort of the lawn and garden products distributed by Oregon.

        Reduce costs and improve operating efficiency.    We have incorporated a philosophy of continuous improvement throughout our operations by focusing on the areas of purchasing costs, manufacturing efficiency, product development, material utilization and selling, general and administrative costs and activities. For example, our Outdoor Products segment has been practicing Total Quality Management principles since the mid 1980's and FIED has made numerous improvements in its cost structure. This has enabled us to achieve operating margins that we estimate are higher than those of our competition, even during market downturns. A good example of this is that the cost to produce a foot of chain in our Outdoor Products segment is less today than in 1982. In addition to our continuous improvement program, we have identified several special programs to reduce costs during 2004, 2005, and 2006 in each of our business segments. These programs include the construction of a manufacturing facility in China, warehouse consolidation within the Outdoor Products segment, consolidation of Windsor's manufacturing plants and the implementation of the SAP ERP system. Most of these special cost improvement programs are underway, and we will continue to identify new sources of cost reduction.

        Maintain a balanced diversification with respect to geography, cyclicality, customer base, distribution channels and product lines.    We have been successful in achieving a balanced diversification that has allowed us to sustain our profitability for the total company and continue our investment programs even during difficult economic times. As an example, on average approximately 40.1% of our sales during the last four years occurred outside of the U.S., and we sold our products in more than 100 countries. Our businesses have shown that they range from the moderately cyclical to the counter-cyclical (based on the general economic climate), providing us with an overall sales pattern that is stable on an aggregate basis. Our customer base is well diversified with 5% of our sales to consumers, 77% to dealers and distributors, and the remaining 18% of sales to original equipment manufacturers. Our distribution channels are broad and varied, including (i) direct sales to the customer; (ii) sales through two step distribution; (iii) sales to dealers; and (iv) sales through competitive bidding processes. Our product and market diversification is reflected in our three broad business segments offering hundreds of different products.

Capacity Utilization

        Based on a five-day, three-shift work week, capacity utilization for the year ended December 31, 2003 by segment was as follows:

% of Capacity
Outdoor Products	96%
Industrial and Power Equipment	48%
Lawnmower	49%

Intellectual Property

        Although our product markets are generally in mature industries, we nonetheless have certain patents and trade secrets which give us a comparative advantage in our industries. Moreover, we have several widely recognized and extremely valuable trademarks that provide us with strong positions in our markets.

Backlog

        The backlog for each of our business segments as of the end of each of our last four reporting periods was as follows (in millions):

	December 31,
	2003	2002	2001
Outdoor Products	$66.7	$42.9	$32.9
Industrial and Power Equipment	47.7	10.3	12.9
Lawnmower	4.9	3.1	3.1

Total backlog	$119.3	$56.3	$48.9

        The total backlog as of December 31, 2003 is expected to be completed and shipped within twelve months.

Acquisitions and Dispositions

        On September 22, 2000, we purchased the assets of Fabtek, Inc., a manufacturer of timber harvesting equipment. On October 16, 2000, we purchased the assets of Windsor Forestry Tools LLC, a manufacturer of cutting chain and guide bars for chain saws and timber harvesting equipment from Snap-on Incorporated. On October 20, 2000, we purchased all the outstanding stock of Estate Cartridge, Inc., a manufacturer of sporting shotshell ammunition. Estate Cartridge, Inc. was sold on December 7, 2001 as part of the SEG transaction discussed below. The aggregate purchase price of these acquisitions was $41.3 million and the combined sales and operating loss for the twelve months prior to acquisition were $47.1 million and $0.6 million, respectively. These acquisitions have been accounted for by the purchase method of accounting. Up until December 31, 2001, the excess of the purchase price over the fair value of the net assets acquired had been amortized on a straight-line basis over a period of 40 years. On January 1, 2002 we adopted SFAS No. 142, "Goodwill and Other Intangible Assets," and accordingly, we record an adjustment only if periodic testing determines these assets to be impaired.

        On December 7, 2001, we sold SEG to Alliant Techsystems, Inc. ("ATK"). SEG was comprised of the then wholly-owned subsidiaries of Federal Cartridge Company, Estate Cartridge, Inc., Simmons Outdoor Corporation and Ammunition Accessories, Inc. The latter was formed on December 4, 2001 to facilitate the sale of SEG. We contributed certain assets and liabilities of our then Sporting Equipment Division to Ammunition Accessories, Inc. in exchange for all the authorized stock of Ammunition Accessories, Inc. In exchange for the shares of these four subsidiaries, we received approximately 3 million shares of ATK stock and $10,000 in cash for the sale of SEG. We subsequently sold the ATK stock and received gross proceeds of $236.7 million.

        Net proceeds of approximately $193.1 million have been received, after the payment of $10.1 million in underwriting fees to Lehman Brothers Inc. and CS First Boston, of which ATK reimbursed $5.0 million, and $38.5 million in other transaction related costs and income taxes.

        As a result of the sale, we reduced our outstanding indebtedness by $170.5 million with the repayment of a portion of our term loan, and results of operations for SEG, prior to the sale on December 7, 2001, have now been reclassified to discontinued operations as presented in the Consolidated Statement of Income (Loss).

Employees

        At December 31, 2003, we employed approximately 3,300 individuals. None of our domestic employees is unionized; the number of foreign employees who belong to unions is not significant. We believe our relations with our employees are satisfactory.

Environmental Matters

        For information regarding certain environmental matters, see Litigation below.

        Our operations are subject to comprehensive U.S. and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and the cleanup of contaminated sites. Permits and environmental controls are required for certain of those operations, including those required to prevent or reduce air and water pollution, and our permits are subject to modification, renewal and revocation by issuing authorities.

        On an ongoing basis, we incur capital and operating costs to comply with the environmental laws. We expect to spend approximately $0.2 million per year in years 2004 through 2006 on environmental compliance. Environmental laws and regulations generally have become stricter in recent years, and the cost to comply with new laws and regulations may be greater than these estimated amounts.

        Some of our manufacturing facilities are located on properties with a long history of industrial use, including the use of hazardous substances. We have identified soil and groundwater contamination from these historical activities at certain of our facilities, which we are currently investigating, monitoring or remediating. Management believes that costs incurred to investigate, monitor and remediate known contamination at these sites will not have a material adverse effect on the business, financial condition, results of operations, or cash flow. We cannot be sure, however, that we have identified all existing contamination on our properties or that our operations will not cause contamination in the future. As a result, we could incur material costs to clean up contamination. Remediation liabilities are not discounted.

        From time to time we may be identified as a potentially responsible party under the U.S. Comprehensive Environmental Response, Compensation and Liability Act (commonly known as the Superfund law) or similar state statutes with respect to sites at which we may have disposed of wastes. The United States Environmental Protection Agency (or an equivalent state agency) can either (a) allow such parties to conduct and pay for a remedial investigation and feasibility study and remedial action or (b) conduct the remedial investigation and action and then seek reimbursement from the parties. Each party can be held liable for all of the costs, but the parties can then bring contribution actions against other responsible or third parties. As a result, we may be required to expend amounts on such remedial investigations and actions, which amounts cannot be determined at the present time but may ultimately prove to be significant.

Description of Property

        Our corporate headquarters occupy executive offices at 4909 SE International Way, Portland, Oregon 97222-4679.

        The following table lists the properties that we either own or lease, along with the principal activities carried out at each property and the operating unit which occupies each facility:

			Square Footage
Group
	Business Unit	Facility	Owned	Leased	Total	Activity
Blount Corporate	Corporate	Milwaukie, OR	75,214	—	75,214	Corporate Headquarters/OPG Office
Blount Corporate	Corporate	Milwaukie, OR	—	2,400	2,400	Storage
Blount Corporate	Corporate	Montgomery, AL	—	10,000	10,000	Storage
Blount Corporate	Corporate	York, NE	N/A	—	N/A	Vacant Land
Blount Corporate	Corporate	Wautauga County, NC	N/A	—	N/A	Vacant Land

		Subtotal:	75,214	12,400	87,614

Outdoor Products	Oregon	Milwaukie, OR	308,596	—	308,596	Manufacturing
Outdoor Products	Oregon	Guelph, Ontario	215,500	—	215,500	Distribution and Manufacturing
Outdoor Products	Oregon	Curitiba, Brazil	97,330	—	97,330	Distribution and Manufacturing
Outdoor Products	Oregon	Clackamas, OR		91,945	91,945	Distribution
Outdoor Products	Oregon	Nivelles, Belgium	81,828	—	81,828	Distribution
Outdoor Products	Oregon	Tewkesbury, England	—	12,321	12,321	Distribution
Outdoor Products	Oregon	Vaulx en Velin, France	—	17,115	17,115	Distribution
Outdoor Products	Oregon	Gärtringen, Germany	—	11,513	11,513	Distribution
Outdoor Products	Oregon	Varberg, Sweden	—	8,977	8,977	Distribution
Outdoor Products	Oregon	Moscow, Russia	—	6,200	6,200	Distribution
Outdoor Products	Oregon	Yokohama, Japan	—	4,712	4,712	Distribution
Outdoor Products	Frederick	Kansas City, MO	75,711	—	75,711	Manufacturing
Outdoor Products	Frederick	Kansas City, MO	—	90,908	90,908	Distribution
Outdoor Products	Windsor	Dyer, TN	—	44,000	44,000	Manufacturing
Outdoor Products	Windsor	Milan, TN	64,600	—	64,600	Manufacturing

		Subtotal:	843,565	287,691	1,131,256

Industrial & Power	FIED	Prentice, WI	224,098	—	224,098	Manufacturing
Industrial & Power	FIED	Zebulon, NC	162,480	—	162,480	IPEG Headquarters, Distribution, Idle Manufacturing
Industrial & Power	FIED	Owatonna, MN	150,000	—	150,000	Manufacturing
Industrial & Power	Fabtek	Menominee, MI	103,662	—	103,662	Distribution and Manufacturing
Industrial & Power	Gear Products	Tulsa, OK	98,500	—	98,500	Manufacturing

		Subtotal:	738,740	—	738,740

Lawnmower	Dixon	Coffeyville, KS	161,000	—	161,000	Manufacturing/Dixon Office

		Subtotal:	161,000	—	161,000

		Total:	1,818,519	300,091	2,118,610

        All of these facilities are in good condition, are currently in normal operation and are generally suitable and adequate for the business activity conducted therein.

Legal Proceedings

        We reserve for product liability, environmental remediation and other legal matters as we become aware of such matters. A portion of these claims or lawsuits may be covered by insurance policies that generally contain both deductible and coverage limits. We monitor the progress of each legal matter to ensure that the appropriate reserve for our obligation has been recognized and disclosed in the financial statements. We also monitor trends in case types to determine if there are any specific issues that relate to us that may result in additional future exposure on an aggregate basis. As of December 31, 2003 and December 31, 2002, we believe we have appropriately recorded and disclosed all material costs for our obligations in regard to known matters. In the case of product liability matters, the estimated cost of each claim is determined by a third party administrator who works with the Corporation's legal department and insurance carriers. We have assumed that the recoverability of the costs of claims from insurance companies will continue in the future. We periodically assess these insurance companies to monitor their ability to pay such claims.

        Blount was named a potentially liable person ("PLP") by the Washington State Department of Ecology ("WDOE") in connection with the Pasco Sanitary Landfill Site ("Site"). This Site has been monitored by WDOE since 1988. From available records, the Company believes that it may have sent 26 drums of chromic hydroxide sludge in a non-toxic, trivalent state to the Site. It further believes that the Site contains more than 50,000 drums in total and millions of gallons of additional wastes, some potentially highly toxic in nature. Accordingly, based both on volume and on nature of the waste, we believe that we are a de minimis contributor.

        The current on-site monitoring program is being conducted and funded by certain PLPs, excluding us and several other PLPs, under the supervision of WDOE. It is estimated that this study will cost between $7 million and $10 million. Depending upon the results of this study, further studies or remediation could be required. We may or may not be required to pay a share of the current study, or to contribute costs of subsequent studies or remediation, if any. We are unable to estimate such costs, or the likelihood of being assessed any portion thereof. However, during the most recent negotiations with those PLPs that are funding the work at the Site, our potential share ranged from approximately $20,000 to $250,000 with estimates of approximately $90,000 being the "most reasonably probable scenario".

        We have accrued $75,000 at December 31, 2003 and 2002 for the potential costs of any clean-up. We spent zero and $5,600 in the years ended December 31, 2003 and 2002, respectively, to administer compliance in regards to the Pasco Site, which are primarily the cost of outside counsel to provide updates on the Site status.

        In July 2001, our former subsidiary, Federal Cartridge Company ("Federal") received notice from the Region V Office of the United States Environmental Protection Agency ("EPA") that it intended to file an administrative proceeding for civil penalties in connection with alleged violations of applicable statutes, rules, and regulations or permit conditions at Federal's Anoka, Minnesota ammunition manufacturing plant. The alleged violations include (i) unpermitted treatment of hazardous wastes, (ii) improper management of hazardous wastes, (iii) permit violations and (iv) improper training of certain responsible personnel. Blount retained the liability for this matter under the terms of the sale of the Sporting Equipment Group segment (including Federal) to Alliant Techsystems, Inc. (as discussed in Note 5 of the 2003 Annual Report on Form 10-K).

        To our knowledge, Federal has corrected the alleged violations. We have tendered this matter for partial indemnification to a prior owner of Federal.

        In March 2002, EPA served an Administrative Complaint and Compliance Order ("Complaint") on Federal. The Complaint proposes civil penalties in the amount of $258,593. Federal answered the Complaint, denied liability and opposed the proposed penalties. In August 2002, Federal and the EPA filed cross motions for Accelerated Decision on both liability and penalties issues with the assigned Administrative Law Judge. On December 6, 2002, the Administrative Law Judge issued an Order Granting in Part and Denying in Part the EPA's Motion for Accelerated Decision and Denying Federal's Motion for Accelerated Decision ("Order"). The Order established that Federal is liable for $6,270 in civil penalties and stated the remaining issues of liability and proposed penalties totaling $252,323 would be ruled on after an administrative hearing. On January 28, 2003, EPA and Federal attended an administrative hearing on both liability and penalties issues not resolved by the Order. The Administrative Law Judge will make a decision on liability and penalties following submission by EPA and Federal of Findings of Fact and Conclusions of Law ("Findings"). The EPA and Federal submitted proposed findings to the Administrative Law Judge on May 7, 2003. It is anticipated that a ruling will be made in the near future. Nonetheless, at the current time we do not believe payment of the civil penalties sought by the EPA will have a materially adverse effect on our consolidated financial condition or operating results.

        On September 12, 2003, we received a General Notice Letter as a Potentially Responsible De Minimis Party from Region IX of the United States Environmental Protection Agency ("EPA") regarding the Operating Industries, Inc. Superfund Site in Monterey Park, California. The notice stated that the EPA would submit an offer to settle and an explanation as to why it believes we or a predecessor unit is a de minimis participant at the site in mid-November. However, we were subsequently informed by the EPA that its report would be delayed, and we have not received the offer or explanation as of this date. The site was operated as a landfill from 1948 to 1984, and received wastes from over 4,000 generators during this time. At the present time we have no knowledge of which of our units, if any, was involved at the site or the amounts, if any, sent there. However, based upon our current knowledge and our alleged status as a Potentially Responsible De Minimis Party, we do not believe that any settlement or participation in any remediation will have a material adverse effect on our consolidated financial condition or operating results.

        On February 10, 2004, we received a Notice of Non-Compliance from the Oregon Department of Environmental Quality ("DEQ") regarding alleged violations of state and federal hazardous waste management regulations at our Oregon Cutting Systems facility in Milwaukie, Oregon. None of the alleged violations concern a release or discharge into the environment.

        In response to the Notice, we have taken certain corrective actions and asked for further explanation of some of the alleged violations and may contest the remaining alleged violations. Under applicable procedures, we and DEQ will confer on these issues; however, after considering our response, the DEQ could issue a Notice of Violation and, if so, the possibility for civil penalties exists.

        We are a defendant in a number of product liability lawsuits, some of which seek significant or unspecified damages, involving serious personal injuries for which there are retentions or deductible amounts under our insurance policies. One such suit resulted in us paying our self-insured retention of $1.0 million during the second quarter of 2003. In addition, we are a party to a number of other suits arising out of the normal course of our business. While there can be no assurance as to their ultimate outcome, management does not believe these lawsuits will have a material adverse effect on consolidated financial condition or operating results.

        We accrue, by a charge to income, an amount related to a matter deemed by management and our counsel as a probable loss contingency in light of all of the then known circumstances. We do not accrue a charge to income for a matter deemed by management and our counsel to be a reasonably possible loss contingency in light of all of the current circumstances.

MANAGEMENT

Directors and Executive Officers

        The following table provides information about our executive officers and directors and their ages as of March 31, 2004.

Name	Position	Age
James S. Osterman	President and Chief Executive Officer, Director	66
Dennis E. Eagan	President—Industrial and Power Equipment Group	54
Richard H. Irving, III	Senior Vice President, General Counsel and Secretary	60
Calvin E. Jenness	Senior Vice President, Chief Financial Officer and Treasurer	48
Kenneth O. Saito	President—Oregon Cutting Systems Group	56
Elliot M. Fried	Chairman of the Board	71
R. Eugene Cartlege	Director	73
Thomas J. Fruechtel	Director	53
E. Daniel James	Director	39
Harold E. Layman	Director	57
William Shutzer	Director	56

        James S. Osterman has been a director since June 2002. He has been Blount's and our President and Chief Executive Officer since August 2002, was the President of our Outdoor Products Group from January 1997 to August 2002 and President of the Oregon Cutting Systems Division from January 1987 to January 1997. He was the Senior Vice President of Marketing, Engineering and Manufacturing from 1985 to 1987, Omark's Vice President of Marketing from 1979 to 1985 and Omark's director of European operations from 1971 to 1979. Mr. Osterman began his career with Blount in 1959 as an inventory planner.

        Dennis E. Eagan was elected President of the Industrial and Power Equipment Group in August 2000. Mr. Eagan has more than 27 years' experience in managerial and executive positions in the forestry and construction machinery markets, including experience as President and Chief Executive Officer of Volvo Construction Equipment North America, Inc. and as a member of the worldwide group management team of Volvo Construction Equipment. Mr. Eagan also previously held senior management positions in sales and finance at Volvo, including serving as the President and Chief Executive Officer of Volvo Construction Equipment North America, Inc. from 1998 to 2000. Before joining Volvo in 1993, he held increasingly responsible management positions in sales, product support and finance with Deere and Company's Construction Equipment Division.

        Richard H. Irving, III was elected Blount's and our Senior Vice President and General Counsel in April 1995. Prior to April 1995, he served from 1986 as Vice President and General Counsel of Duchossois Industries, Inc., a diversified privately-held company. Mr. Irving also served as Associate General Counsel of Union Camp Corporation from 1979 to 1986 and Assistant General Counsel of Rockwell International from 1974 to 1979.

        Calvin E. Jenness was elected Senior Vice President and Chief Financial Officer in August 2002. Prior to that date he served as Vice President and Corporate Controller and Treasurer from June 2001 and as Vice President and Corporate Controller from September 2000. Prior to his employment with Blount, he held several financial positions with Sara Lee, Riverwood International and Pepsico.

        Kenneth O. Saito was elected President of the Oregon Cutting Systems Group in August 2002. Prior to that date he served as Senior Vice President—Finance & Administration from 1997, Vice President of Operations from 1990 to 1996 and Director of Marketing Operations from 1985 to 1990. He joined the Oregon Cutting Systems Division in March 1973.

        Elliot M. Fried has been a director since August 1999, and has been the Chairman of the Board and Chairman of the Executive Committee since June 2001. He is currently a consultant with Abner, Herrman & Brock Inc., a New York City asset management firm. He retired in February 2000 as Managing Director of Lehman Brothers Inc., New York, New York. Mr. Fried had been a member of the Lehman Brothers Investment Committee for nine years and was also a member of Lehman Brothers Commitment Committee and Fairness Opinion Committee. Mr. Fried joined Shearson Hayden Stone Inc., a predecessor firm to Lehman Brothers Inc., in 1976 and became a Managing Director in 1982.

        R. Eugene Cartlege has been a director since April 2002. He was formerly a director of Blount from September 1994 through August 19, 1999. He was the chairman of Savannah Foods & Industries, Inc. of Savannah, Georgia from 1996 until retirement in 1997 and was previously, Chairman and Chief Executive Officer of Union Camp Corporation of Wayne, New Jersey from 1986 to 1994.

        Thomas J. Fruechtel has been a director since December, 2003 upon his election by the Board to fulfill the unexpired term of H. Corbin Day, who resigned from the Board for personal reasons effective December 16, 2003. He is a member of the Audit Committee since December 16, 2003, replacing Mr. Day. He is currently President and Chief Executive Officer and Director of Leupold & Stevens, Inc., a sports optics company based in Portland, Oregon, from 1998. Previously, he was President and Chief Operating Officer from 1996, and Executive Vice President from 1995, for Simplicity Manufacturing, Inc., a manufacturer of lawnmowers and other outdoor power equipment, and from 1974 to 1995, and held various positions with the Corporation or a predecessor company, including President of the former Sporting Equipment Division and General Manager of the Oregon Cutting Systems Division Latin American Operations.

        E. Daniel James has been a director since August 1999. He is currently a Managing Director of Lehman Brothers Inc., New York, New York from April 2000. Mr. James has been with Lehman Brothers Inc. from June 1988. Prior to joining the Merchant Banking Group, Mr. James served in the Mergers and Acquisitions Group and the Financial Institutions Group.

        Harold E. Layman has been a director of Blount and the Corporation since August 1999. He was Blount's and our President and Chief Executive Officer from March 2001 to August 16, 2002, our President and Chief Operating Officer from February 2000, our Executive Vice President-Finance Operations and Chief Financial Officer from February 1997 and our Senior Vice President and Chief Financial Officer of the Corporation from January 1993. Mr. Layman served as Senior Vice President-Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Hague, Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.

        William A. Shutzer has been a director since June 2001. He is a private investor and financial consultant to, among others, Lehman Brothers Inc. Previously, he was a Managing Director of the Private Equity Group of Lehman Brothers Inc. from October 2000. He was previously a partner at Thomas Weisel Partners LLC from 1999, Chairman of Investing Banking at ING Furman-Selz from 1997 and President of Furman-Selz LLC from 1996.

        Our executive officers are appointed by the board on an annual basis and serve until their successors have been duly elected. There are no family relationships among any of our directors or executive officers.

Executive Compensation

        The following table summarizes for the fiscal years 2003, 2002 and 2001, all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated executive officers other than the CEO of the Corporation (collectively, the "Named Executive Officers") who were serving in executive officer capacities at the end of December 2003.

Summary Compensation Table

	Annual Compensation				Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)*	Securities Underlying Options (#)		All Other Compensation ($)
James S. Osterman(1) President and Chief Executive Officer	2003 2002 2001	427,167 409,355 388,887	550,000 425,000 200,000	74,266 64,508 25,053	50,000 189,400 150,000	**	65,113 2,124,974 39,791	(2)
Dennis E. Eagan President—Industrial and Power Equipment Group	2003 2002 2001	360,269 346,077 330,000	312,770 160,160 150,000	8,003 31,676 14,489	45,000 50,000 50,000		24,605 14,647 12,610	(3)
Richard H. Irving, III Senior Vice President—General Counsel and Secretary	2003 2002 2001	300,000 312,500 310,000	300,000 212,953 75,000	14,113 16,960 20,900	25,000 40,000 15,000		24,183 522,201 14,009	(4)
Kenneth O. Saito(5) President—Oregon Cutting Systems Group	2003 2002 2001	266,300 228,743 205,565	266,300 164,198 113,162	10,038 2,494 0	45,000 98,655 7,000		19,836 14,817 19,029	(6)
Calvin E. Jenness(7) Senior Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	230,833 194,750 181,500	230,833 90,754 45,000	8,417 14,775 15,385	25,000 34,000 5,000		14,844 38,817 34,870	(8)

(1)
Mr. Osterman was President of the Outdoor Products Group until August 16, 2002, when he was elected President and Chief Executive Officer of the Corporation.

(2)
Amount is comprised of $39,072 matching contributions to employee's 401(k) and excess 401(k) accounts and $26,041 accrued benefits pursuant to the Omark Salary Continuation Plan. (Amount for 2002 also includes certain supplemental executive retirement plan payouts.)

(3)
Amount is comprised of $24,244 matching contributions to employee's 401(k) and excess 401(k) accounts and $361 premiums on a life insurance policy under the Corporation's executive life insurance plan.

(4)
Amount is comprised of $23,602 matching contributions to employee's 401(k) and excess 401(k) accounts and $581 premiums on a life insurance policy under the Corporation's executive life insurance plan. (Amount in 2002 also includes certain supplemental executive retirement plan payouts.)

(5)
Mr. Saito was Senior Vice President—Finance and Administration of the Outdoor Products Group until August 16, 2002, when he was elected President of Oregon Cutting Systems Group.

(6)
Amount is comprised of $19,836 matching contributions to employee's 401(k) and excess 401(k) accounts.

(7)
Mr. Jenness was Vice President, Controller and Treasurer until August 16, 2002, when he was elected Senior Vice President, Chief Financial Officer and Treasurer.

(8)
Amount is comprised of $14,844 matching contributions to employee's 401(k) and excess 401(k) accounts.

*
Tax gross-up for premiums on life insurance policies, club dues, personal financial planning, personal use of the Corporation's property and relocation expenses, as applicable.

**
On February 2, 2004, Mr. Osterman was granted options representing 50,000 shares as part of an Amendment to his Employment Agreement. 25,000 of these options were vested upon grant and 25,000 will vest on February 2, 2005. See additional discussion of Mr. Osterman's Amendment below, relating to compensation for the President and Chief Executive Officer and in the discussion of the Employment Agreement of the Named Executive Officers.

Option Grants

        The following table summarizes pertinent information regarding individual grants of stock options, including the potential realizable dollar value of grants of options made during 2003, to each of the Named Executive Officers, assuming that the market value of the underlying security appreciates in value from the date of grant to the end of the option term at the rates indicated in the following table:

Option Grants in Calendar Year 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2003
Name			Exercise Price ($/Share)	Expiration Date (MMDDYY)
					5% ($)	10% ($)
James S. Osterman	*
Dennis E. Eagan	45,000	6.77%	5.05	11/5/13	143,000	362,000
Richard H. Irving, III	25,000	3.76%	5.05	11/5/13	79,000	201,000
Kenneth O. Saito	45,000	6.77%	5.05	11/5/13	143,000	362,000
Calvin E. Jenness	25,000	3.76%	5.05	11/5/13	79,000	201,000

(1)
The amounts under these columns are the result of calculations at rates of 0% for options granted at a price below the market value on the day of grant, and 5% and 10% for all options. The rates were established by rules adopted by the Securities and Exchange Commission and therefore are not intended as a forecast of probable future appreciation, if any, in the price of the Corporation's common stock, the actual performance of which may be lower, in between or higher.

*
President and Chief Executive Officer, James S. Osterman, received a grant of options representing 50,000 shares at the per shae price of $5.05 on February 2, 2003 as part of an Amendment to his Employment Agreement. Although granted in FY 2004, information for Mr. Osterman's options equivalent to that shown in the above table (increase the total options granted during the relevant period from 620,000 to 721,000 to account for options granted to Mr. Osterman and four other individuals' on February 2, 2004) is as follows:

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2003-2/2004
Name			Exercise Price ($/Share)	Expiration Date (MMDDYY)
					0%($)	5% ($)	10% ($)
James S. Osterman	50,000	6.93%	5.05	2/2/14	185,000	460,000	882,000

Option Exercises and Year-End Option Values

        The following table summarizes pertinent information concerning the exercise of stock options during 2003 by each of the Named Executive Officers and the year-end value of unexercised options:

Aggregate Option Exercises in 2003 and Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year End(#)				Value of Unexercised In-the-Money Options at Year End(#)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable		Unexercisable		Exercisable		Unexercisable
James S. Osterman	0	0	439,420	*	19,980	*	1,374,275	*	0	*
Dennis E. Eagan	0	0	65,000		130,000		162,400		308,200
Richard H. Irving, III	0	0	73,334		106,666		134,699		151,581
Kenneth O. Saito	0	0	63,989		121,666		210,496		347,141
Calvin E. Jenness	0	0	23,668		50,332		76,648		142,012

*
Totals do not take into account Mr. Osterman's grant on February 2, 2004 of 50,000 options at a price of $5.05 per share. 25,000 of these options vest upon grant, and 25,000 will vest on February 2, 2005.

Pension Plans

        The Blount Retirement Plan and the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (collectively the "Blount Retirement Plan") estimated annual benefits payable to eligible employees (including the Named Executive Officers) in specific classifications following retirement at age 65 (normal retirement age) after years of credited service are shown below:

Pension Plan Table

	Estimated Annual Benefits for Specified Years of Credited Service (a), (b)
Five-Year Average Earnings at Retirement(c)	10	15	20	25	30	35	40 or More
$100,000	$20,000	$30,000	$40,000	$50,000	$52,500	$55,000	$57,500
200,000	40,000	60,000	80,000	100,000	105,000	110,000	115,000
300,000	60,000	90,000	120,000	150,000	157,500	165,000	172,500
400,000	80,000	120,000	160,000	200,000	210,000	220,000	230,000
500,000	100,000	150,000	200,000	250,000	262,500	275,000	287,500
600,000	120,000	180,000	240,000	300,000	315,000	330,000	345,000
700,000	140,000	210,000	280,000	350,000	367,500	385,000	402,500
800,000	160,000	240,000	320,000	400,000	420,000	440,000	460,000
900,000	180,000	270,000	360,000	450,000	472,500	495,000	517,500
1,000,000	200,000	300,000	400,000	500,000	525,000	550,000	575,000
1,100,000	220,000	330,000	440,000	550,000	577,500	605,000	632,500
1,200,000	240,000	360,000	480,000	600,000	630,000	660,000	690,000

  (a)
  The amounts set out above are based on the benefits under a straight life annuity to a participant retiring at age 65 on January 1, 2004. The amounts shown are to be reduced by offsetting amounts received as social security benefits and benefits payable under master annuity contracts (purchased upon termination of prior retirement plans).

  (b)
  Under Section 415(b) of the Internal Revenue Code, the maximum benefit payable under the master annuity contracts (purchased upon termination of prior retirement plans) and the tax-qualified Blount Retirement Plan to an employee retiring at age 65 in 2004 is $165,000, an amount that may change each year in accordance with a determination made by the Internal Revenue Service. In addition, Section 401(a)(17) of the Internal Revenue Code limits the amount of an employee's compensation that may be taken into account under any tax-qualified retirement plan to $205,000 for 2004, an amount which also may change each year in accordance with a similar determination. These limitations have been disregarded for the purposes of this table since the amount of any benefit payable in excess of these limitations is covered by the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan ("Group SERP"); provided, however, it should be noted that as a result of lump sum payments for certain supplemental retirement plan benefits to Mr. Osterman and Mr. Irving in 2002, which are described herein, Mr. Osterman no longer participates in the Group SERP, and Mr. Irving will not again be eligible to participate until August, 2004, after which time any benefit payable to him under the Group SERP will take into account the effect of that portion of the lump sum payment he received in 2002 that was attributable to the Group SERP through July 31, 2004.

  (c)
  Earnings covered by the Blount Retirement Plan are based on the participant's base salary or wages.

        The years of benefit service used to determine benefits under the Blount Retirement Plan and the master annuity contracts (purchased upon termination of prior retirement plans) as of December 31, 2003, for the Named Executive Officers are: Mr. Osterman, 34 years; Mr. Eagan, 3 years; Mr. Irving, 9 years; Mr. Saito, 31 years and Mr. Jenness, 3 years.

Supplemental Executive Retirement Plan

        The Corporation maintains an individual Supplemental Executive Retirement Plan ("Eagan Individual SERP") for Dennis E. Eagan. The Eagan Individual SERP will pay Mr. Eagan upon his normal retirement date or earlier termination of employment a benefit equal to the benefit calculated under the benefit formula of the Blount Retirement Plan, but based upon a schedule of years of service granted under the Eagan Individual SERP, reduced by any retirement benefits payable to him under the Blount Retirement Plan and any retirement income actually paid to him under any pension plan maintained by a former employer. This plan is administered by the Board or, at the Board's discretion, the Compensation Committee of the Board. The Eagan Individual SERP is unfunded and any amount due Mr. Eagan is a general unsecured obligation of the Corporation. This plan may be amended from time to time or terminated with the consent of the Corporation and the Executive.

        The projected annual benefit payable to Mr. Eagan under the Eagan Individual SERP after reduction for the benefits payable under the Blount Retirement Plan and the retirement income payable under any pension plan maintained by a former employer of Mr. Eagan is $74,797.

Omark Plans

        For certain employees of Blount's Outdoor Products Group, Industrial and Power Equipment Group and the former Sporting Equipment Group, the Corporation sponsors:

  (i)
  a Supplemental Retirement Plan for key management employees (the "Omark Supplemental Retirement Plan");

  (ii)
  a retirement protection plan (the "Omark Protection Plan"); and

  (iii)
  a salary continuation plan (the "Omark Salary Continuation Plan").

        The Omark Supplemental Retirement Plan provides a supplemental retirement benefit to participants equal to the excess, if any, of (i) 50% of the participant's highest 5-year average base salary during the last 10 years of employment before age 65, minus (ii) the aggregate amount available to the participant under certain other benefit plans and one-half the primary social security benefit. Benefits under the Omark Protection Plan are limited to the amount of any reduction of benefits under the master annuity contracts (purchased upon termination of the Omark Retirement Plan) or the pre-1992 Omark Retirement Plan as a result of any deferral of compensation pursuant to the Omark Deferred Plan prior to its termination in 1986. The Omark Salary Continuation Plan provides the beneficiary of each participant with a continuation of two years of annual salary upon the death of the participant. The Omark Plans are unfunded and amounts due participants are general unsecured obligations of the Corporation. The Omark Plans may be amended or terminated by the Board, provided that rights vested to participants prior to such amendment or termination may not be reduced.

        Mr. Osterman and Mr. Saito participate in the Omark Supplemental Retirement Plan and Omark Protection Plan, but no benefits are projected to be payable under these plans to either of them. Mr. Osterman participates in the Omark Salary Continuation Plan.

Employment Contracts

        The Corporation has entered into Employment Agreements (the "Agreements") with all of the Named Executive Officers. The terms of the Agreements provide that each executive will be paid a base salary no less than his then current base salary, be eligible to participate in the Corporation's incentive plans with target bonuses ranging from 50% to 65% of base salary, participate in the Corporation's stock option programs and all other benefit plans, arrangements and perquisites generally available to executive officers.

        The duration of the Agreements is a rolling two-year term for Messrs. Irving and Saito, and a rolling one-year term for Messrs. Eagan and Jenness, each of which is automatically extended one day for each day employed until such time as either party gives notice to cease the automatic extension and, in such event, the Agreement then continues for its remaining term (provided that Messrs. Eagan's and Irving's Agreements each expire on the executive's 65th birthday). Mr. Osterman's Agreement expires on December 31, 2005, but may be renewed for successive one-year terms under certain circumstances. Each Agreement has a clause that prohibits the executive, for up to three years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

        The Agreements also contain provisions for severance payments and benefits (from 12 to 24 months, depending on the executive) if the Corporation terminates the executive's employment for reasons other than death, disability or cause (as defined in the Agreements), or if the executive terminates his employment for "good reason" (as defined in the Agreements). In the event of death, disability or termination for cause or in the event the employee terminates his employment for other than "good reason," the Corporation's obligations under the Employment Agreement cease and no special severance benefits will be paid.

        A separate Agreement with Mr. Eagan provides for the Supplemental Executive Retirement Plan described above. Messrs. Eagan's and Saito's Agreements contain certain provisions relating to the effect of any sale of their respective segments or divisions. Mr. Irving is covered by the Corporation's Executive Life Insurance Program.

        Mr. Osterman's Agreement was amended and restated as of February 2, 2004 to provide for a 16 1/2 month extension of his employment through December 31, 2005. As part of this Amendment, Mr. Osterman received (i) an increase in base salary to $500,000 on an annualized basis, (ii) a minimum annual bonus of $500,000 for the Fiscal Years 2004 and 2005 and (iii) the grant of options under the 2000 Stock Incentive Plan for 50,000 shares, 25,000 of which fully vested on February 2, 2004 and 25,000 of which will vest on February 2, 2005. Mr. Osterman was scheduled to retire on August 19, 2004 prior to the execution of this February 2, 2004 Amendment. Mr. Osterman's two-year consulting arrangement, which would have gone into effect on August 19, 2002, and then August 19, 2004, under two earlier amendments to his Agreement discussed herein, was amended to begin on January 1, 2006 and otherwise remains essentially unchanged except that it now pertains to consulting services for the entire Corporation, not only to the Oregon Cutting Systems segment; provides for business trips to the Corporation's largest customers, international facilities, trade shows and customer outings; and, subject to his nomination and election, continues Mr. Osterman's service as a director on the Board during the two-year consulting period.

        Mr. Irving's Agreement was amended as of August 19, 2002 to provide for his relocation in connection with the move of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon. As part of this Amendment, Mr. Irving received certain lump sum payments under his Individual Supplemental Executive Retirement Plan ("Individual SERP") and under the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan ("Group SERP"). The payout of the Individual SERP benefits was in full satisfaction of the Corporation's obligations under that Plan. With respect to the Group SERP, Mr. Irving will again be eligible to participate in that Plan commencing August 1, 2004, but any benefit payable thereafter under that Plan will take into account that portion of the 2002 lump sum payment that was attributable to benefits under the Group SERP through July 31, 2004. Mr. Irving also received an increase in his annual Target Bonus as a percentage of base salary under the Executive Management Annual Incentive Plan, which was part of an earlier amendment dated as of February 14, 2002, and a change in the financial performance measurements on which such bonus is based under his August 19, 2002 amendment. In exchange, Mr. Irving agreed to a reduction in salary, the relinquishment of certain perquisites formerly provided him and a waiver of his contractual relocation provision.

        Mr. Jenness' Agreement was amended effective March 1, 2004 by increasing his salary to $260,000, his Target Bonus percentage to 50% and extending his severance period to two years following a qualifying change of control (as defined in the Agreement). Mr. Jenness' salary, Target Bonus percentage and severance period were previously amended by an earlier amendment dated February 14, 2002 in connection with his relocation as part of the move of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon, in exchange for which Mr. Jenness relinquished certain perquisites.

        Mr. Saito's Agreement was likewise amended to reflect his promotion to President of the Oregon Cutting Systems Group as of August 16, 2002 by increasing his base salary, his Target Bonus percentage and the severance period, as well as providing certain retirement and health benefits and additional perquisites.

Compensation of Directors

        Since August 1999, neither directors currently affiliated with Lehman Brothers Inc. nor those who are employees of the Corporation (or former employees receiving termination benefits) receive any compensation for their services as directors. Employee directors, of course, receive compensation in their respective capacities as employees of the Corporation, and all directors receive reimbursement of travel and lodging expenses incurred in connection with their attendance at Board functions. Since July 24, 2000, the date of the adoption of the Corporation's Non-Employee Directors' Compensation Program, directors who are neither employees of the Corporation nor currently affiliated with Lehman Brothers Holdings, Inc. receive quarterly stipends of $6,250, plus $1,000 per quarter if they are Chairman of the Board or chairman of a Board Committee and $1,000 for each Board or Committee meeting they attend. In lieu of such cash stipend, since February 6, 2003, when the Board approved an amendment to the Non-Employee Directors' Compensation Program, any director who qualifies for the cash payment under the Program may elect to receive compensation in the form of stock options for the Corporation's common stock. These options are granted under the Corporation's 2000 Stock Incentive Plan, a plan that was approved by the stockholders in 2000 and expressly authorizes option grants to directors. For any given year, the options for each director so electing are for 15,000 shares of the Corporation's common stock, vest immediately upon grant and are priced at the average of the closing prices of the Corporation's common stock for the ten consecutive trading days immediately prior to the date of grant. The election for any calendar year is customarily made on or before December 31 of the preceding year, except that in 2003, the first year of implementing this program, qualifying directors had thirty days from February 6 in which to make this election.

        Mr. Cartledge and Mr. Fried each elected to receive his director compensation for 2003 in stock options, as did H. Corbin Day, who served as a director in 2003 until his resignation from the Board on December 16, 2003 for personal reasons. As a consequence, Messrs. Cartledge, Day and Fried each received options for 15,000 shares of the Corporation's common stock. The grants were fully vested on June 11, 2003, the date of the grants, and priced at $4.439 per share.

        By action of the Compensation Committee on December 16, 2003, as provided in the Non-Employee Directors' Compensation Program, Mr. Day's resignation for personal reasons was deemed to be in the nature of a retirement; consequently, he has the unexpired remainder of the ten-year term in which to exercise his options. Thomas J. Fruechtel, who was elected to fulfill Mr. Day's unexpired term, received $1,000 cash payment for his participation at the December 16 meeting.

        Messrs. Cartlege, Fried and Fruechtel each chose to receive his compensation for service during 2004 in quarterly cash payments.

        In addition, a qualifying director under the Program may choose to participate in certain health, dental and life insurance plans of the Corporation. During 2003, Mr. Cartledge, Mr. Day and Mr. Fried

each received compensation valued at $582 in the form of life insurance premiums; Mr. Fruechtel, who joined the Board on December 16, 2003, the date that Mr. Day resigned from the Board for personal reasons, received no compensation in the form of such premiums.

        In May 1991, the Board approved, and in April 1994 amended, the Advisory Directors' Recognition Plan. Each member of the Board who had served as a director for at least five consecutive years, who had not been an employee vested in any employee benefits sponsored by the Corporation during his or her service on the Board and who either (a) was serving upon attainment of age 72 or (b) had become permanently and totally disabled at any time prior to age 72 became an advisory director. No advisory director and no other director, except the co-founders of the Corporation, were eligible to stand for re-election to the Board after reaching age 72. Under this Plan, a director who was or became eligible for advisory director status after July 1, 1991, was, at the end of his or her then current term, paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of committee chairman fees, then being paid to that director. A director who had been an employee vested in employee benefits sponsored by the Corporation was eligible to become an advisory director, but was not entitled to the retainer paid to other advisory directors. When their views on a matter are sought, advisory directors are expected to consult with the management or directors of the Corporation. The status of advisory director may be terminated upon request by the advisory director or by the Board if it determines that an advisory director has become a director, officer, employee or consultant of or to another corporation that competes with the Corporation or any of its subsidiaries. The Advisory Directors' Recognition Plan did not apply to Winton M. Blount, a co-founder of the Corporation. It also did not apply to W. Houston Blount, a co-founder of the Corporation, until he ceased to be a member of the Board of Directors regardless of his age at such time. As a result of the Merger and Recapitalization, Mr. W. Houston Blount resigned as a director effective August 19, 1999 at the age of 77, and thereupon became an advisory director. The Advisory Directors' Recognition Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. There were three participants under this plan in 2003, W. Houston Blount, James W. Hargrove and Admiral (Ret.) Thomas H. Moorer. Mr. Blount and Mr. Hargrove received $25,000 each, and Admiral (Ret.) Moorer $30,800, in Advisory Director fees in 2003. In February, 2004, Admiral (Ret.) Moorer passed away and his estate will receive a final payment of $7,700 as the fee owing for the First Quarter of 2004. In February 2000 this Plan was terminated, including the prohibition on standing for election after the attainment of age 72, and, subject to the fulfillment of obligations to the two surviving advisory directors, there will be no additional advisory directors or payments in the future.

Compensation Committee

        The following members of the Board served as members of the Compensation Committee during 2003:

        H. Corbin Day, Chairman of Jemison Investment Co., Inc. of Birmingham, Alabama, was elected to the Board on April 16, 2002, and served until December 16, 2003, the effective date of his resignation from the Board for personal reasons. He was not replaced in his position as Compensation Committee member;

        Eliot M. Fried, consultant with Abner, Herrman & Brock Inc., a New York City asset management firm, and retired Managing Director of Lehman Brothers Inc. was elected to the Board effective August 19, 1999 at the time of the Merger and Recapitalization, and was elected Chairman of the Board in June 2001;

        E. Daniel James, Managing Director of Lehman Brothers Inc., was elected to the Board effective August 19, 1999 at the time of the Corporation's Merger and Recapitalization; and

        William A. Shutzer, a private investor and financial consultant to, among others, Lehman Brothers Inc., by whom he was employed prior to December, 2003, and was elected to the Board in June 2001.

        There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during 2003.

        Mr. Fried is an independent director and member of the Compensation Committee. Mr. James is an employee of Lehman Brothers Inc., an affiliate of Lehman Brothers Holdings Inc. Mr. Shutzer was employed by Lehman Brothers Inc. until December 2003 and continues to act as a consultant to Lehman Brothers Inc. The period since he was last employed by Lehman Brothers Inc. is less than the period of non-affiliation required by the New York Stock Exchange to establish independence. Lehman Brothers Holdings Inc., directly or indirectly, controls 85.1% of the common stock of the Corporation. As such, the Corporation is a "controlled company" for purposes of Section 303A.00 of the New York Stock Exchange Listed Company Manual and need not comply with Section 303A.05 of the Manual regarding the independence of the members of the Compensation Committee. Nonetheless, whenever "independence," as defined in the United States Internal Revenue Code ("Code") as it relates to matters pertaining to Section 162(m), may be required, Mr. Cartledge, chairman of the Audit Committee, sits by special appointment on the Compensation Committee with Mr. Fried in lieu of one of the other Committee members. Messrs. Cartledge and Fried are "independent" both under applicable SEC and NYSE rules and regulations, as well as under the Code for this purpose.

PRINCIPAL STOCKHOLDERS

        To the best knowledge of the Corporation, the following table sets forth as of February 18, 2004* information concerning: (a) beneficial ownership of more than 5% of the common stock of the Corporation by certain persons (other than director nominees) and (b) beneficial ownership of common stock of the Corporation by (i) each director nominee, (ii) each executive officer named in the Summary Compensation Table other than director nominees and (iii) all director nominees and executive officers of the Corporation as a group. Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

Name and Address of Beneficial Owner		Shares Beneficially Owned		Percent of Total Shares
(a)	Holders of more than 5% common stock (other than director nominees and executive officers named in the Summary Compensation Table)
	Lehman Brothers Merchant Banking Partners and its affiliates 399 Park Avenue New York, NY 10022	26,262,111	(1)	85.1	%(1)
(b)(i)	Director Nominees
	R. Eugene Cartledge	20,000		**
	Eliot M. Fried	50,000		**
	Thomas J. Fruechtel	0		0
	E. Daniel James	26,262,111	(2)	85.1	%(2)
	Harold E. Layman	153,979		**
	James S. Osterman	43,800		**
	William A. Shutzer	0		0
(ii)	Executive Officers named in the Summary Compensation Table (other than Director Nominees)
	Dennis E. Eagan	0		0
	Richard H. Irving, III	54,690		**
	Calvin E. Jenness	0		0
	Kenneth O. Saito	14,250		**
(iii)	All director nominees and executive officers as a group (11 persons)	26,598,830	(3)	86.2	%(3)

(*)
To conform to valuation dates established by the Plan administrator, December 31, 2003 has been used for allocating units of shares of the Blount Retirement Savings Plan, a 401(k) plan, attributable to Messrs. Irving and Saito. The difference between the number of shares so attributed on such date from those that would be so attributed on February 18, 2004 is immaterial.

(**)
Less than 1.0% of total shares.

(1)
LB Blount Investment SPV LLC ("LB Blount"), an affiliate of Lehman Brothers Merchant Banking Partners, also holds warrants for 1,000,000 shares of common stock, which are immediately convertible at LB Blount's election to common stock. If so converted, Lehman Brothers Merchant Banking Partners and its affiliates would hold beneficial interest in 27,262,111 shares, or 85.6% of the then outstanding shares. (In addition, LB Blount holds a $20,000,000, plus payments-in-kind interest ("PIKs"), convertible preferred equivalent security described herein that is convertible at LB Blount's election into a new class of preferred stock at the rate of one share for every $1,000 in principal amount. This preferred stock would contain a convertibility feature that would permit the conversion of the class of preferred stock into 1,881,354 shares of common stock, using $28,220,320 as the value of the initial principal plus accumulated PIKs as of March 15, 2004, at the contractual conversion rate of $15 per common share. Although theoretically possible, it is unlikely that such a two-tier conversion transaction would be undertaken within sixty days at the respective contractual conversion rates; however, if it were, and excluding any shares for the warrants, Lehman Brothers Merchant Banking Partners and its affiliates would hold beneficial interest in 28,143,465 shares, or 86.0% of the then outstanding shares. If the warrants and the convertible preferred security were both converted into common stock in the manner set forth above, Lehman Brothers Merchant Banking Partners and its affiliates would hold beneficial interest in 29,143,465 shares, or 86.4%, of the then outstanding shares.)

(2)
Mr. James is a Managing Director of Lehman Brothers Inc. and may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by Lehman Brothers Merchant Banking Partners and its affiliates Mr. James disclaims beneficial ownership of all such shares.

(3)
See Footnote (2) with respect to 26,262,111 shares which may be attributable to Mr. James that have been included in the total. Mr. James disclaims any beneficial ownership with respect to these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Affiliates of Lehman Brothers

        [E] An affiliate of Lehman Brothers Inc. is acting as underwriter, advisor, lead arranger and book manager for Blount's offering of its notes in connection with the refinancing transactions. [D] An affiliate of Lehman Brothers Inc. is acting as an underwriter in connection with Blount International's offering of it common stock in connection with the refinancing transactions. Lehman Brothers Inc. expects to receive customary fees, plus reimbursement of certain expenses, for those services. An affiliate of Lehman Brothers Merchant Banking Partners holds the 12% Convertible Preferred Equivalent Security.

        On February 18, 2004 Lehman Brothers Merchant Banking Partners and its affiliates owned 85.1% of our outstanding common stock (and would own 85.6% upon conversion of warrants held, 86.0% upon the conversion of the 12% Convertible Preferred Equivalent Security and 86.4% upon the conversion of both the warrants and the 12% Convertible Preferred Equivalent Security). Messrs. James and Shutzer, each being one of our directors, are investors in the Lehman Brothers Merchant Banking Fund. Mr. Shutzer is a consultant to, and Mr. James is a Managing Director of Lehman Brothers Inc.

        Since 1999, Lehman Brothers Merchant Banking Partners, an affiliate of Lehman Brothers Inc., has performed various advisory and financial services for us, for which they have charged us fees, and they will perform various advisory and financial services for us in connection with the refinancing transactions.

DESCRIPTION OF OUR INDEBTEDNESS

Credit Facility

        On May 15, 2003, Blount International and Blount and substantially all of its subsidiaries entered into a credit facility in the amount of $190.0 million to extinguish the previous senior credit facility including the revolving credit facility. We utilized $149.9 million of this new credit facility, including $31.9 million on the revolver to repay the previous credit facility of $133.5, pay $7.7 million towards fees and expenses for the loan agent and others, and provide $7.7 million cash temporarily to collateralize outstanding letters of credit. Prior to the end of the second quarter of 2003, we paid off the revolver balance in full by, among other sources, using the $25.0 million returned to us that was previously held in escrow as part of the sale of the our Sporting Equipment segment in 2001.

General

        The credit facility consists of a $67.0 million revolving credit facility (none outstanding as of December 31, 2003), a Term A loan of up to $32.0 million ($29.9 million outstanding as of December 31, 2003), a Term B loan of up $85.0 million ($80.0 million outstanding as of December 31, 2003) and a Canadian Term loan of up to $6.0 million ($5.6 million outstanding as of December 31, 2003). The amount available on the revolving credit facility is determined semi-monthly from our outstanding accounts receivable and inventory levels, less outstanding letters of credit and a minimum availability threshold. As of December 31, 2003 we had the ability to borrow $43.8 million under the terms of the revolving credit agreement.

Interest Rates, fees

        The credit facility provides for term loan interest rate margins to vary based on our leverage ratio. The leverage ratio is defined as the ratio of total outstanding debt to earnings before interest, taxes, depreciation and amortization (EBITDA) utilizing a choice of formulas as described in the credit agreement. Interest rates also change based upon changes in LIBOR and/or prime rates.

Repayment

        The term of the credit facility is for five years with scheduled quarterly repayments as follows: the Term A loan requires quarterly repayments of $1.1 million through April 1, 2004 and then increasing to $1.7 million per quarter beginning July 1, 2004 through the last payment on May 14, 2008; Term B loan requires quarterly payments of $1.3 million beginning July 1, 2005 through April 1, 2006 and then increasing to $1.9 million per quarter beginning July 1, 2006 through January 1, 2008, with a final payment of $66.9 million due on May 14, 2008; and the Canadian Term loan requires quarterly payments of $197,368 through April 1, 2004 and then increasing to $325,657 per quarter on July 1, 2004 through January 1, 2008, with a final payment of $325,657 million due on May 14, 2008.

Prepayment

        The term loans can be repaid at anytime but are subject to a prepayment premium during the initial two years of the credit agreement. The credit facility also requires mandatory repayment of loans with proceeds from the sale of our assets under certain circumstances and on an annual basis upon our generation of excess cash flow as determined by the credit agreement.

Guarantees; Security

        Blount International, Blount and all of Blount's domestic subsidiaries guarantee the obligations of the U.S. borrowers (Blount, Inc., Dixon Industries, Inc., Fabtek Corporation, Frederick Manufacturing Corporation, Gear Products, Inc., Omark Properties, Inc. and Windsor Forestry Tools LLC) under the credit facility and Blount International, Blount and all of the Blount's domestic and Canadian subsidiaries guarantee the obligations of the Canadian borrower (Blount Canada Ltd.) under the credit facility. In addition, Blount has pledged 65% of the stock of its non-domestic subsidiaries as further collateral. Blount's obligations and its domestic subsidiaries' guarantee obligations under the credit facility are collateralized by a first priority security interest in substantially all of their respective assets. Blount International's guarantee obligations in respect of the credit facility are collateralized by a pledge of all of Blount's capital stock.

Certain Covenants

        The credit facility contains affirmative covenants of Blount International and Blount and its subsidiaries including, without limitation:

  •
  reporting requirements; and

  •
  requirements to maintain insurance, comply with laws and maintain properties.

        The credit facility also contains negative covenants that will restrict Blount International's, Blount's and its subsidiaries' ability to, among other things:

  •
  borrow money and issue preferred stock;

  •
  guarantee indebtedness of others;

  •
  pay dividends on, make other distributions in respect of, or purchase our stock or our subsidiaries' stock;

  •
  make investments;

  •
  make capital expenditures;

  •
  use assets as security in other transactions;

  •
  sell certain assets or merge with or into other companies;

  •
  enter into sale and leaseback transactions;

  •
  make optional payments and modifications of agreements;

  •
  enter into certain types of transactions with affiliates;

  •
  limit dividends or other payments to Blount;

  •
  change fiscal periods;

  •
  enter into new businesses; and

  •
  make payments in respect of, or modify the terms of, subordinated indebtedness, including these notes.

        In addition, the credit facility requires us to comply with various financial covenants, including certain minimum Adjusted EBITDA levels and fixed coverage ratios.

Events of Default

        The credit facility contains events of default including, without limitation:

  •
  failure to make payments when due;

  •
  breach of representations or warranties;

  •
  breach of covenants;

  •
  events of insolvency, bankruptcy or similar events;

  •
  cross-default to obligations under other agreements in excess of specified amounts;

  •
  certain ERISA events which can reasonably be expected to have a material adverse effect;

  •
  judgment in excess of a specified amount which has not been stayed or discharged within 30 days from the entry thereof;

  •
  invalidity of any of the guarantees in respect of the credit facility;

  •
  failure in the perfection of the security interest granted in respect of the credit facility;

  •
  change in control (as defined in the credit facility); and

  •
  a material adverse effect occurs.

[E]    % Senior Notes

        As part of the refinancing transactions, Blount will issue $            aggregate principal amount of    % senior notes due                    . These notes are unsubordinated obligations of Blount, and are fully and unconditionally guaranteed by us and certain of Blount's subsidiaries. Interest on the existing notes is payable semi-annually in arrears on                    and                    of each year. The senior notes provide for a premium for the redemption of an aggregate of 35% of the senior notes until               , 2007, and for redemption at a premium of all or part of the senior notes after                    until                    , when the senior notes are redeemable at par. The notes are issued under an indenture dated                    , which contains covenants limiting our ability, and the ability of our subsidiaries including Blount, to incur or guarantee secured indebtedness, to enter into sale and leaseback transactions or to sell assets or enter into mergers or consolidations. The obligations of Blount and the guarantee obligations under the existing notes will be unsecured (and will share equally and ratably with the other unsecured obligations of Blount, Blount's domestic subsidiaries and Blount International).

7% Senior Notes Due 2005

        In June 1998, Blount issued senior notes with a stated interest rate of 7% in the principal amount of $150 million maturing on June 15, 2005. The senior notes are fully and unconditionally guaranteed by Blount International, and are secured by certain of our assets pari passu with the lenders under our credit facility. Approximately $8.3 million, reflecting the price discount and the cost to extinguish an interest rate contract accounted for as a hedge of future interest on the debt, is being amortized to expense over the life of the senior notes. The senior notes are redeemable at a premium, in whole or in part, at the option of Blount at any time. The debt indenture contains restrictions on secured debt, sale and lease-back transactions, and the consolidation, merger and sale of assets.

13% Senior Subordinated Notes Due 2009

        In August 1999, Blount issued senior subordinated notes with an interest rate of 13% in the principal amount of $325 million. The senior subordinated notes provided for a premium for the redemption of an aggregate of 35% of the senior subordinated notes until August 1, 2002, and for redemption at a premium of all or part of the senior subordinated notes after August 1, 2004 until August 1, 2007, when the senior subordinated notes are redeemable at par. In connection with the $325 million senior subordinated notes, Blount filed a registration statement on Form S-4 on July 15, 1999.

Intercompany Indebtedness

        We may provide financing to principal domestic and foreign subsidiaries though certain global intercompany notes, which the parties thereto have assigned to General Electric Capital Corporation, in its capacity as agent, as collateral for our obligations under our credit facility.

12% Convertible Preferred Equivalent Security

        On March 2, 2001, an affiliate of Lehman Brothers Merchant Banking Partners, Blount International's principal shareholder, invested $20 million in the form of a preferred equivalent security, together with warrants to acquire 1,000,000 shares of Blount International common stock (or approximately 3% of the corporation) that are exercisable immediately at a price of $0.01 a share. The security has a 12% annual interest rate that is compounded annually and is paid in payments-in-kind ("PIK") for the first five years of the term. The security can be converted into convertible preferred stock at the option of the holder as a result of Blount International's stockholders passing an amendment in 2001 to the Certificate of Incorporation authorizing the issuance of preferred stock. Blount International recorded the fair value of the warrants at $7.0 million as a credit to additional paid-in capital and a debt discount to the $20 million security. The debt portion of this security at December 31, 2003, was $22.1 million, and the amount outstanding as of December 31, 2003 was $28.2 million, which reflects the original principal amount plus accumulated interest and amortization of discounts.

[D] DESCRIPTION OF NOTES

        You can find the definitions of capitalized terms used in this description under the subheading "Certain Definitions." In this description, references to Blount International and Blount do not include their subsidiaries.

        Blount will issue the Notes under an Indenture among itself, the Guarantors and    , as trustee, a copy of which is filed as an exhibit to this registration statement. The following description is a summary of the material provisions of the Indenture. It does not restate those agreements in their entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes.

        The Notes:

  •
  are unsecured and unsubordinated obligations of Blount;

  •
  are effectively junior in right of payment to all existing and future secured debt of Blount, to the extent of the assets securing such debt, including Indebtedness outstanding from time to time under the GECC credit facility;

  •
  are pari passu in right of payment with any existing and future senior unsecured Indebtedness of Blount; and

  •
  are unconditionally guaranteed by the Guarantors.

        The Guarantees of the Notes:

  •
  are general unsecured obligations of each Guarantor;

  •
  are effectively junior to all existing and future secured debt, to the extent of the assets securing such debt, of each Guarantor; and

  •
  are pari passu in right of payment with any existing and future senior unsecured Indebtedness of each Guarantor.

        The Notes are effectively subordinated in right of payment to all borrowings under the GECC credit facility, which will be secured by substantially all of the assets of Blount and the Guarantors. In addition, the Notes are effectively subordinated to the obligations of Blount's Subsidiaries that do not guarantee the Notes. See "Risk Factors—Subordination." Assuming we had completed this offering of notes and applied the net proceeds as intended, as of December 31, 2003, Blount and the Guarantors would have had total Senior Debt of approximately $        million outstanding (excluding unused commitments of approximately $        million under the GECC credit facility), $         million of Indebtedness outstanding that would have been pari passu with the Notes, and $         million of Indebtedness outstanding that would have been subordinated to the Notes. At December 31, 2003, the total liabilities of our non-Guarantor Subsidiaries were approximately $27.6 million, including trade payables. The Indenture will permit Blount International and its Subsidiaries to incur additional Indebtedness under certain circumstances.

Principal, Maturity and Interest

        Blount will issue $          million aggregate principal amount of Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on                    .

        Interest on the Notes will accrue at the rate of    % per annum and will be payable semi-annually in arrears on                    and                    , commencing on     . Blount will make each interest payment to those holders of the Notes who were holders of record on the immediately                    and                     .

        Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        On one or more occasions after the sale of the Notes, Blount may issue additional Notes having substantially identical terms and conditions to the Notes offered hereby (the "Additional Notes"); provided, that the Additional Notes shall be fungible with the Notes for U.S. Federal income tax purposes. However, the maximum aggregate principal amount of Additional Notes may not exceed $          million. Any issuance of Additional Notes will be subject to the covenant described below in the section entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any Additional Notes will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for purposes of this "Description of Notes" section, reference to the Notes includes any Additional Notes actually issued.

Paying Agent and Registrar for the Notes

        The trustee will initially act as Paying Agent and Registrar. Blount may change the Paying Agent or Registrar without prior notice to the holders, and Blount International or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

        A holder may transfer or exchange Notes only in accordance with the Indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Blount may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Blount is not required to transfer or exchange any Note:

  •
  selected for redemption; or

  •
  during a period of 15 days before it selects Notes to be redeemed.

        The registered holder of a Note will be treated as the owner of it for all purposes.

Guarantees

        The Notes are guaranteed jointly and severally by Blount International and each of the following Subsidiaries of Blount:

  •
  BI, L.L.C.;

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  Omark Properties, Inc.;

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  4520 Corp., Inc.;

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  Gear Products, Inc.;

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  Dixon Industries, Inc.;

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  Frederick Manufacturing Corporation;

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  Fabtek Corporation; and

  •
  Windsor Forestry Tools LLC.

        As of the Issue Date, all of Blount International's Subsidiaries, including Blount, will be Restricted Subsidiaries. However, under the circumstances described below in the section entitled "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," Blount International will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted

Subsidiaries will not be subject to the restrictive covenants in the Indenture and will not guarantee the Notes.

        Not all of our Restricted Subsidiaries will guarantee the Notes. The following Subsidiaries of Blount International will not guarantee the Notes or the Indebtedness of the U.S. borrowers under the GECC credit facility:

  •
  Blount (Fuzhou) Industries Co. Limited (The People's Republic of China);

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  Svenska Blount AB (Sweden);

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  Svenska Oregon AB (Sweden);

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  OOO Blount (Russia);

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  Blount Canada Ltd. (Canada);

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  Blount Europe, S.A. (Belgium);

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  Blount U.K. Limited (England);

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  Blount Holdings Ltd. (Canada);

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  Oregon Distribution Ltd. (Canada);

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  Blount Industrial LTDA (Brazil);

  •
  Blount GmbH (Germany); and

  •
  Blount Japan Inc. (Japan).

        In addition, future Subsidiaries of Blount International or Blount will not be required to guarantee the Notes except pursuant to the covenants described below in the section entitled "—Certain Covenants—Additional Guarantees."

        In the event of a bankruptcy, liquidation or reorganization of any of Blount International's Subsidiaries that is not a Guarantor (other than Blount), claims of creditors of Blount International's non-Guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by Blount International's non-Guarantor Subsidiaries, and claims of preferred stockholders of Blount International's non-Guarantor Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of the holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our non-Guarantor Subsidiaries. At December 31, 2003, the total liabilities of our non-Guarantor Subsidiaries were approximately $27.6 million, including trade payables. Non-Guarantor Subsidiaries generated approximately 36% of our consolidated sales in the twelve-month period ended December 31, 2003 and held approximately 28% of our consolidated assets as of December 31, 2003. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our Subsidiaries, these limitations are subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by Blount International's Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Each Guarantee will be effectively subordinated to the prior payment in full of all secured indebtedness of that Guarantor, to the extent of assets securing that indebtedness. Each Guarantee will be pari passu in right of payment with any future senior unsecured Indebtedness of that Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. For information with respect to the meaning and consequences of a fraudulent conveyance, we refer you to the discussion under the heading "Risks Relating to the Notes" in the "Risk Factors" section of this Prospectus.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not that Guarantor is the surviving person), another person, other than Blount or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default exists; and

  (2)
  either:

          (a)   the person acquiring the Guarantor's assets in that transaction or the person formed by or surviving the consolidation or merger with the Guarantor assumes all the obligations of that Guarantor under the Indenture and its Guarantee pursuant to a supplemental indenture satisfactory to the trustee; or

        (b)   the Net Proceeds of that transaction are applied in accordance with the "Asset Sale" provisions of the Indenture.

        Notwithstanding the foregoing, any Guarantor that is a Subsidiary of Blount International may merge with another Subsidiary of Blount International that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of Blount International and its Restricted Subsidiaries is not increased thereby.

        The Guarantee of a Guarantor that is a Subsidiary of Blount International will be automatically released:

        (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor to a person that is not (either before or after giving effect to that transaction) a Subsidiary of Blount International, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the Indenture;

        (2)   in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a person that is not (either before or after giving effect to that transaction) a Subsidiary of Blount International, if Blount International applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the Indenture;

        (3)   upon Legal Defeasance or Covenant Defeasance; or

        (4)   if Blount International properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary or a Receivables Subsidiary in accordance with the provisions of the Indenture.

Optional Redemption

        On any one or more occasions prior to          , 2007, Blount may redeem Notes at a redemption price of    % of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings by Blount or the net cash proceeds of one or more Equity Offerings by Blount International that are contributed to Blount as common equity capital; provided that:

        (1)   no more than 35% of the aggregate principal amount of the Notes issued under the Indenture may be redeemed during this period;

        (2)   at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each redemption (excluding Notes held by Blount International, Blount and their Subsidiaries); and

        (3)   each redemption, if any, must occur within 120 days of the date of the closing of the related Equity Offering.

        Except as noted in the preceding paragraph, Blount will not have the right to redeem the Notes prior to            .

        After    , Blount may redeem all or any portion of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve-month period beginning on    of the years indicated below:

Year	Percentage
%
%
%
%

together in each case with accrued and unpaid interest if any, to the applicable redemption date.

Selection and Notice

        If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

  •
  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  •
  if the Notes are not so listed, on a pro rata basis, by lot or by any other method that the trustee deems fair and appropriate.

        We will only redeem Notes of $1,000 or whole multiples thereof. We will mail a notice of redemption by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

        If only a portion of the principal amount of a Note is to be redeemed, we will state the portion to be redeemed in the notice of redemption and we will issue to the holder a new Note in principal amount equal to the unredeemed portion of the original Note upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will no longer accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        Blount is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, Blount may be required to offer to purchase the Notes as described in the sections entitled "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales." Blount may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of Notes will have the right to require Blount to purchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Blount will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following any Change of Control, Blount will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the Change of Control Payment Date specified in that notice. The Change of Control Payment Date may not be earlier than 30 days nor later than 60 days from the date the notice is mailed.

        Blount will comply with the requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control. If the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Blount will comply with the applicable securities laws and regulations and by so doing will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture.

        On the Change of Control Payment Date, Blount will, to the extent lawful:

        (1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

        (2)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

        (3)   deliver or cause to be delivered to the trustee the Notes so accepted.

        The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for those Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Blount will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. Blount will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Blount to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. The Indenture does not contain provisions that permit the holders of the Notes to require Blount to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

        The GECC credit facility prohibits Blount International and Blount from redeeming or purchasing any Notes, and also provides that certain change of control events with respect to Blount International and Blount would constitute a default under the GECC credit facility. Any future credit agreements or other agreements relating to Indebtedness to which Blount becomes a party may contain similar restrictions. If a Change of Control occurs at a time when Blount is prohibited by such agreements from purchasing Notes, Blount will undertake to obtain the requisite consent of its lenders to the purchase of Notes or refinance the borrowings under the agreement containing the prohibition. If Blount does not obtain that consent or repay those borrowings it will continue to be prohibited from purchasing Notes. Blount's failure to comply with the foregoing undertaking, after appropriate notice and lapse of time, would constitute an Event of Default under the Indenture, which in turn, would constitute a default under the GECC credit facility. See "Risk Factors—Change of Control."

        Blount will not be required to make a Change of Control Offer upon a Change of Control if a third party offers to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer by Blount and that third party purchases all Notes validly tendered to it in response to that offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Blount and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Blount to purchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Blount and its Subsidiaries taken as a whole to another person or group may be uncertain.

Asset Sales

        Blount International will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

        (1)   Blount International (or the Restricted Subsidiary of Blount International, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

        (2)   the fair market value is determined by the Board of Directors of Blount International and evidenced by a resolution of that Board of Directors set forth in an Officers' Certificate delivered to the trustee in the event such Asset Sale involves aggregate consideration in excess of $20.0 million; and

        (3)   at least 75% of the consideration therefor received by Blount International or the Restricted Subsidiary of Blount International is in the form of cash or Cash Equivalents or Marketable Securities.

        For purposes of this provision, each of the following shall be deemed to be cash:

        (1)   any liabilities of Blount International (or the Restricted Subsidiary of Blount International, as the case may be), as shown on its most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of the assets pursuant to a customary novation agreement that releases the transferor from further liability;

        (2)   any securities, notes or other obligations received from the transferee that are within 90 days converted by Blount International or the Restricted Subsidiary of Blount International into cash (to the extent of that cash);

        (3)   any Designated Noncash Consideration received by Blount International or any of its Restricted Subsidiaries in the Asset Sale; provided that the aggregate fair market value (as determined above) of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (3) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 10% of Total Assets at the time of the receipt of the Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

        (4)   Additional Assets received in an exchange of assets transaction.

        Within 18 calendar months after the receipt by Blount International or a Restricted Subsidiary of Blount International of any Net Proceeds from an Asset Sale, Blount or Blount International may apply those Net Proceeds at its option:

        (1)   to repay Senior Debt, including Indebtedness under the Credit Facilities, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce the lenders' commitments with respect thereto;

        (2)   to acquire all or substantially all of the assets or a majority of the Voting Stock of another company that is engaged in a Permitted Business;

        (3)   to make a capital expenditure in a Permitted Business; or

        (4)   to acquire Additional Assets; provided that Blount International will have complied with this clause (4) if, within 18 calendar months of the Asset Sale, Blount International has entered into an agreement covering the acquisition which is thereafter completed within 180 days after the date of the agreement.

        Pending the final application of the Net Proceeds, Blount or Blount International may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Blount will make an Asset Sale Offer to all holders of Notes, as well as all holders of other Indebtedness that is pari passu with the Notes and that has the benefit of provisions requiring Blount to make a similar offer, to purchase the maximum principal amount of Notes and the other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price will be equal to 100% of the principal amount of Notes and other Indebtedness to be purchased or the lesser amount required under agreements governing such other Indebtedness, plus accrued and unpaid interest, if any, to the date of purchase. Blount International or Blount may use any Excess Proceeds remaining after consummation of an Asset Sale Offer for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into an Asset Sale Offer exceeds the amount of Excess Proceeds, Blount shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and other pari passu Indebtedness so tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The GECC credit facility currently prohibits Blount and Blount International from purchasing the Notes. Any future credit agreements or other agreements relating to Indebtedness to which Blount or Blount International becomes a party may contain similar restrictions.

        Blount will comply with the requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations in connection with each purchase of Notes pursuant to an Asset Sale Offer. If the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, Blount will comply with the applicable securities laws and regulations and by so doing will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture.

Certain Covenants

Restricted Payments

        Blount International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (1)   declare or pay any dividend or make any other payment or distribution on account of Blount International's or any of its Restricted Subsidiaries' Equity Interests (including any distribution, dividend or payment in connection with any merger or consolidation involving Blount International or any of its Restricted Subsidiaries) or to the direct or indirect holders of Blount International's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, except for dividends or distributions that are payable in Equity Interests (other than Disqualified Stock) of Blount International or payable to Blount International or a Restricted Subsidiary of Blount International; or

        (2)   purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Blount International) any Equity Interests of Blount, Blount International or any direct or indirect parent of Blount International; or

        (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Guarantees, except (a) the scheduled payment of interest, if any, or principal and premium, if any, at the Stated Maturity of the Indebtedness that is subordinated to the Notes or the Guarantees or (b) Indebtedness that is permitted under clause (8) of the covenant described below in the section entitled "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

        (4)   make any Restricted Investment;

        (all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to that Restricted Payment:

        (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (2)   at the date of that Restricted Payment and after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, Blount International would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below in the section entitled "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (3)   the aggregate amount of that Restricted Payment and all other Restricted Payments made since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of the next succeeding paragraph) is less than or equal to the sum, without duplication, of

        (a)   50% of the Consolidated Net Income of Blount International for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date through the last full fiscal quarter of Blount International for which internal financial statements are available at the time of that Restricted Payment (or, if the Consolidated Net Income for that period is a deficit, minus 100% of the deficit); plus

        (b)   100% of the aggregate net cash proceeds or the fair market value of property other than cash received by Blount International since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Blount International (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of Blount International that have been converted into or exchanged for those Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Blount International); plus

        (c)   an amount equal to the lesser of (1) the sum of the net reduction in the Restricted Investments made by Blount International or any of its Restricted Subsidiaries in any person resulting from repurchases, repayments or redemptions of the Restricted Investment by that person, proceeds realized on the sale of the Restricted Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by Blount International or any of its Restricted Subsidiaries and (2) the initial amount of those Restricted Investments; plus

        (d)   if any Unrestricted Subsidiary is redesignated by Blount International as a Restricted Subsidiary of Blount International after the Issue Date, an amount equal to the lesser of (1) the net book value of Blount International's Investment in the Unrestricted Subsidiary at the time of the redesignation and (2) the fair market value of Blount International's Investment in the Unrestricted Subsidiary at the time of the redesignation.

        The preceding provisions will not prohibit:

        (1)   the payment of any dividend within 60 days after the date of declaration of that dividend, if at that date of declaration, the dividend would have complied with the provisions of the Indenture;

        (2)   the making of any Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of Blount or any Guarantor that is subordinated to the Notes or the Guarantees or of any Equity Interests of Blount International or any Restricted Subsidiary of Blount International in exchange for, or out of the net cash proceeds of the sale (other than to a Subsidiary of Blount International) of, Equity Interests of Blount International (other than Disqualified Stock); provided that the amount of any net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(b) of the preceding paragraph; provided, further, that in the case of any such sale of Equity Interests of Blount International, the net cash proceeds from the sale (x) are used to make any such Investment within 270 days of the sale or (y) are used to effect any other transaction contemplated by this clause (2) within 90 days of the sale;

        (3)   the defeasance, redemption, repurchase or other acquisition of Indebtedness of Blount International or any Guarantor that is subordinated to the Notes or the Guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

        (4)   the payment of any dividend or distribution by a Restricted Subsidiary of Blount International to the holders of that Restricted Subsidiary's common Equity Interests so long as Blount International or a Restricted Subsidiary of Blount International receives at least its pro rata share (and in like form) of the dividend or distribution in accordance with its common Equity Interests;

        (5)   the payment of dividends on Blount International's common stock, following the first Equity Offering after the Issue Date, of up to 3% per annum of the net cash proceeds of the Equity Offering by Blount International other than an Equity Offering with respect to common stock registered on Form S-8;

        (6)   the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Blount International or any Restricted Subsidiary of Blount International held by any member of Blount International's (or any of its Restricted Subsidiaries') management, employees and directors pursuant to any management equity subscription agreement, stock option agreement, employment agreement or any other management or employee benefit plan, trust arrangement or agreement; provided that the price paid for all repurchased, redeemed, acquired or retired Equity Interests in all cases, other than as a result of death or disability, does not exceed $2.5 million in the aggregate in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5.0 million in any calendar year);

        (7)   the deemed repurchase of Capital Stock by Blount International on the exercise of stock options; and

        (8)   Restricted Payments, when taken together with all other Restricted Payments made pursuant to this clause (8), in an aggregate amount since the Issue Date not to exceed $25.0 million;

provided that Blount International will not and will not permit any of its Restricted Subsidiaries to make any Restricted Payment contemplated by clauses (3) through (5) and clauses (7) and (8) above so long as an Event of Default has occurred and is continuing.

        The amount of all Restricted Payments (other than cash) shall be the fair market value of the assets or securities proposed to be transferred or issued to or by Blount International or a Restricted Subsidiary of Blount International, as the case may be, pursuant to the Restricted Payment on the date of that Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined in good faith by Blount International. Not later than the date of making any Restricted Payment in an aggregate amount which exceeds $20.0 million, Blount International shall deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed.

        If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by Blount International or any of its Restricted Subsidiaries and such amounts may be credited to clause (3)(a) or (c) of the first paragraph of this "Restricted Payments" covenant, then such amounts will be credited only to the extent of amounts that do not otherwise increase the amount available as a Permitted Investment pursuant to clause (12) in the definition of "Permitted Investments."

Incurrence of Indebtedness and Issuance of Preferred Stock

        Blount International will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Blount International and Blount will not issue any Disqualified Stock and will not permit any of their respective Subsidiaries (other than Blount) to issue any shares of Preferred Stock; provided, however, that Blount International and Blount may incur Indebtedness (including Acquired Debt), Blount International and Blount may issue Disqualified Stock, and Restricted Subsidiaries of Blount International that are Guarantors may incur Indebtedness or issue Preferred Stock, if the Fixed Charge Coverage Ratio for Blount International's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock or Preferred Stock is issued would have been at least    .

        The first paragraph of this covenant will not prohibit any of the following (collectively, "Permitted Debt"):

        (1)   the incurrence by Blount International, Blount and any Restricted Subsidiary of Blount International that is a Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement liability (excluding interest and fees) of Blount International and its Restricted Subsidiaries thereunder) not to exceed an amount equal to $500.0 million minus (a) the aggregate amount of all permanent repayments of principal under any revolving Indebtedness pursuant to such Credit Facilities (which are accompanied by a corresponding permanent commitment reduction) and (b) the aggregate amount of all mandatory repayments of the principal of any term Indebtedness pursuant to such Credit Facilities (excluding any such payments to the extent refinanced at the time of payment under a Credit Facility or otherwise immediately reborrowed) that have actually been made since the Issue Date;

        (2)   the incurrence by Blount International and its Restricted Subsidiaries of Existing Indebtedness;

        (3)   the incurrence by Blount and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date (including the Guarantees);

        (4)   the incurrence by Blount International or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or lease expense or cost of construction or repair, improvement or addition to property, plant or equipment used in the business of Blount International or that Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, in aggregate principal amount at any one time outstanding, 5% of Total Assets on a pro forma basis (including a pro forma application of the net proceeds of that Indebtedness), as if that Indebtedness had been incurred on the date of calculation;

        (5)   the incurrence by Blount International or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3) or (5) of this paragraph;

        (6)   Indebtedness incurred by Blount International or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to (a) letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or (b) commercial letters of credit issued in the ordinary course of business; provided, however, that upon the drawing of the letters of credit or the incurrence of the Indebtedness, these obligations are reimbursed within 30 days following the drawing or incurrence;

        (7)   Indebtedness arising from agreements of Blount International or a Restricted Subsidiary of Blount International providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of Blount International, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary of Blount International for purpose of financing such acquisition;

        (8)   the incurrence by Blount International or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Blount International and any of its Restricted Subsidiaries; provided, however, that:

          (a)  that Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and the Indenture, in the case of Blount, or the Guarantee, in the case of a Guarantor; and

          (b)(i)  any subsequent issuance or transfer of Equity Interests that results in that Indebtedness being held by a person other than Blount International or any of its Restricted Subsidiaries and (ii) any sale or other transfer of that Indebtedness to a person that is not either Blount International or any of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of that Indebtedness by Blount International or its Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

        (9)   the incurrence by Blount International or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of (a) fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted to be outstanding by the terms of the Indenture or (b) hedging exposure to foreign currency fluctuations;

        (10)(a)  the guarantee by Blount International, Blount or any of the other Guarantors of Indebtedness of Blount International or a Restricted Subsidiary of Blount International or (b) the incurrence of Indebtedness of Blount International or a Restricted Subsidiary of Blount International to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

        (11) the incurrence of Non-Recourse Debt by Unrestricted Subsidiaries, provided, however, that if that Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, that event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Blount International that was not permitted by this clause (11), and the issuance of Preferred Stock by Unrestricted Subsidiaries;

        (12) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, as the case may be, which will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock, as the case may be, for purposes of this covenant; provided, in each case, that the amount thereof is included in the Fixed Charges of Blount International and its Restricted Subsidiaries as accrued;

        (13) the incurrence by Blount International or any of its Restricted Subsidiaries of Indebtedness in respect of performance and surety bonds and completion guarantees provided in the ordinary course of business to the extent that the incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

        (14) the incurrence by a Receivables Subsidiary of Indebtedness that is not recourse to Blount International or any other Restricted Subsidiary of Blount International (other than with respect to Standard Securitization Undertakings) in connection with a Qualified Receivables Transaction; and

        (15) the incurrence by Blount International or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $50.0 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Blount International will be permitted to classify all or a portion of that item of Indebtedness on the date of its incurrence, or reclassify at a later date all or a portion of that item of Indebtedness, in any manner that complies with this covenant.

Liens

        Blount International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Sale and Leaseback Transactions

        Blount International will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Blount International or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

        (1)   Blount International or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to that sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above in the section entitled "—Incurrence of Indebtedness and Issuance of Preferred Stock";

        (2)   the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as (if in excess of $20.0 million) determined in good faith by Blount International and set forth in an Officers' Certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

        (3)   the transfer of assets in that sale and leaseback transaction is permitted by, and Blount International or that Restricted Subsidiary applies the proceeds of that transaction in compliance with, the covenant described above in the section entitled "—Repurchase at the Option of Holders—Asset Sales."

Dividend and other Payment Restrictions Affecting Subsidiaries

        Blount International will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of Blount International that is not a Guarantor to:

        (1)   pay dividends or make any other distributions on its Capital Stock to Blount International or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits;

        (2)   pay any indebtedness owed to Blount International or any of its Restricted Subsidiaries;

        (3)   make loans or advances to Blount International or any of its Restricted Subsidiaries; or

        (4)   transfer any of its properties or assets to Blount International or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

        (1)   Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that those amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in that Existing Indebtedness, as in effect on the Issue Date;

        (2)   the GECC credit facility as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that those amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, and any other Credit Facility, are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the GECC credit facility, as in effect on the Issue Date;

        (3)   the Indenture and the Notes or any other indenture governing debt securities that are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the Indenture and the Notes;

        (4)   applicable law or any applicable rule, regulation or order;

        (5)   any instrument governing Indebtedness or Capital Stock of a person acquired by Blount International or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent that Indebtedness was incurred in connection with or in contemplation of that acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of Indebtedness, that Indebtedness was permitted to be incurred by the terms of the Indenture;

        (6)   customary non-assignment provisions in leases entered into in the ordinary course of business;

        (7)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (4) of the preceding paragraph;

        (8)   any agreement for the sale or other disposition of a Restricted Subsidiary of Blount International that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

        (9)   Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

        (10) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to that Lien;

        (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

        (12) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a Receivables Subsidiary;

        (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

        (14) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above in the section entitled "—Liens" that limits the right of the debtor to dispose of the assets securing the Indebtedness; and

        (15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (1) through (14) above, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Blount International's Board of Directors not materially more restrictive in the aggregate with respect to the dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to the applicable amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation, or Sale of Assets

        Neither Blount International nor Blount will, directly or indirectly: (x) consolidate or merge with or into another person (whether or not Blount International or Blount, as the case may be, is the surviving corporation); or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Blount International or Blount, as the case may be, and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to another person; unless:

        (1)   either: (a) Blount International or Blount, as the case may be, is the surviving corporation, limited liability company, business trust or limited partnership; or (b) the person formed by or surviving that consolidation or merger (if other than Blount International or Blount, as the case may be) or to which that sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, limited liability company, business trust or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that in the case of (a) or (b) above, if the surviving person is a limited liability company, business trust or limited partnership, a corporation which is a Wholly Owned Subsidiary of the surviving person shall act as joint and several obligor with respect to the Notes;

        (2)   the person formed by or surviving that consolidation or merger (if other than Blount International or Blount, as the case may be) or the person to which that sale, assignment, transfer,

conveyance, lease or other disposition has been made assumes all the obligations of Blount International or Blount, as the case may be, under the Indenture and the Notes or the Guarantee, as the case may be, pursuant to agreements reasonably satisfactory to the trustee;

        (3)   immediately after the transaction no Default exists; and

        (4)   immediately after giving pro forma effect to the transaction and any related financing transactions as if they had occurred at the beginning of the most recently ended four-quarter period for which internal financial statements are available immediately preceding such transaction either:

          (a)   the entity surviving that consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above in the section entitled "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

          (b)   the Fixed Charge Coverage Ratio for Blount International or Blount, as the case may be, or the person formed by or surviving that consolidation or merger (if other than Blount International or Blount, as the case may be), or to which that sale, assignment, transfer, conveyance, lease or other disposition has been made, would, immediately after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, not be less than the Fixed Charge Coverage Ratio for Blount International or Blount, as the case may be, and any of their respective Restricted Subsidiaries immediately prior to that transaction.

        The foregoing clauses (3) and (4) will not apply to:

        (1)   the consolidation or merger of Blount International or Blount with or into a Wholly Owned Restricted Subsidiary of Blount International; or

        (2)   a sale, assignment, transfer, conveyance, lease or other disposition of properties or assets among Blount International, Blount or any of their respective Wholly Owned Subsidiaries that are not Unrestricted Subsidiaries; or

        (3)   the merger of Blount International or Blount with an Affiliate of Blount International that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of Blount International or Blount, as the case may be, to another State of the United States or the form of Blount International or Blount, as the case may be, so long as the amount of Indebtedness of Blount International or Blount, as the case may be, and their respective Restricted Subsidiaries is not increased thereby.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Blount International may designate any Restricted Subsidiary of Blount International to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of Blount International is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Blount International and its Restricted Subsidiaries in the newly designated Unrestricted Subsidiary will be deemed to be an Investment made as of the time of that designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above in the section entitled "—Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as Blount International shall determine. That designation will only be permitted if that Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Blount International may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of Blount International if the redesignation would not cause a Default. Blount shall be a Restricted Subsidiary of Blount International and may not be designated as an Unrestricted Subsidiary.

Transactions with Affiliates

        Blount International will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such person (each, an "Affiliate Transaction"), unless:

        (1)   the Affiliate Transaction is on terms that are no less favorable to Blount International or the relevant Restricted Subsidiary than terms that would have been obtained in a comparable transaction by Blount International or that Restricted Subsidiary with an unrelated person; and

        (2)   Blount International delivers to the trustee:

        (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; and

        (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, Blount International obtains an opinion from an accounting, appraisal or investment banking firm of national standing to the effect that the Affiliate Transaction is fair to Blount International or the relevant Restricted Subsidiary of Blount International from a financial point of view or that the terms of the Affiliate Transaction are at least as favorable to Blount International or the relevant Restricted Subsidiary of Blount International as might reasonably be obtained in a comparable arm's length transaction with an unaffiliated third party.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

        (1)   any employment agreement entered into by Blount International or any of its Restricted Subsidiaries in the ordinary course of business;

        (2)   transactions between or among Blount International and/or its Restricted Subsidiaries;

        (3)   payment of reasonable fees to officers, directors, employees or consultants of Blount International or to persons who are not otherwise Affiliates of Blount International;

        (4)   any sale, conveyance or other transfer of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction;

        (5)   Restricted Payments that are permitted by, and Investments that are not prohibited by, the provisions of the Indenture described above in the section entitled "—Restricted Payments";

        (6)   indemnification payments made to officers, directors and employees of Blount International or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

        (7)   the payment of customary annual management, consulting and advisory fees and related expenses to Lehman Brothers Merchant Banking Partners and its Affiliates;

        (8)   payments by Blount International or any of its Restricted Subsidiaries to Lehman Brothers Merchant Banking Partners and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of Blount International in good faith;

        (9)   the existence of, or the performance by Blount International or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Blount International or any of its Restricted Subsidiaries of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted by this clause (9) to the extent that the terms of the amendment or new agreement are not otherwise disadvantageous to the holders of Notes in any material respect;

        (10) transactions pursuant to the terms of the Transaction Documents in effect on the Issue Date, as amended thereafter; provided, however, that transactions pursuant to the terms of any future amendment to any Transaction Document will only be permitted pursuant to this clause (10) to the extent that the terms of the amendment are not otherwise disadvantageous to the holders of Notes in any material respect;

        (11) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to Blount International or the applicable Restricted Subsidiary of Blount International than those that would have been obtained in a comparable transaction by Blount International or the applicable Restricted Subsidiary of Blount International with an unrelated person, in the reasonable determination of the Board of Directors of Blount International or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

        (12) guarantees of performance by Blount International and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Obligations in respect of borrowed money;

        (13) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

        (14) any issuance of securities, or other payments, awards or grants in cash, securities, options or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans approved by the Board of Directors of Blount International; and

        (15) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Blount International.

Additional Guarantees

        Blount International will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any Credit Facility of Blount International or any Restricted Subsidiary of Blount International unless (1) all of the obligors, guarantors or pledgors under that Credit Facility are Foreign Subsidiaries or (2) that Restricted Subsidiary is a Guarantor or that Restricted Subsidiary becomes a Guarantor by simultaneously executing and delivering to the trustee an Opinion of Counsel and a supplemental indenture providing for a Guarantee of the payment of the Notes by that Restricted Subsidiary which Guarantee shall be:

          (a)   in the case of Indebtedness that is subordinated to the Notes or the guarantee of the Notes, senior to that Restricted Subsidiary's guarantee of or pledge to secure such other Indebtedness;

          (b)   in the case of Indebtedness that is pari passu with the Notes or the guarantee of the Notes, pari passu with that Restricted Subsidiary's guarantee of or pledge to secure the other Indebtedness; and

          (c)   in the case of Indebtedness that is Senior Debt of the issuer, subordinated to the guarantee of the Senior Debt to the same extent as the guarantee of the Notes by a Restricted Subsidiary of Blount International is subordinated to Senior Debt of that Restricted Subsidiary.

        This covenant shall not apply to any Subsidiary of Blount International that has been properly designated as an Unrestricted Subsidiary or as a Receivables Subsidiary.

        Notwithstanding the preceding paragraph, any Guarantee will provide by its terms that it will automatically and unconditionally be released and discharged under the circumstances described above in the section entitled "—Guarantees."

Business Activities

        Blount International will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to an extent that would not be material to Blount International and its Restricted Subsidiaries taken as a whole.

Payments for Consent

        Blount International will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless that consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to that consent, waiver or agreement.

No Senior Debt

        Blount International will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Blount International and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of that Guarantor and senior in any respect in right of payment to the Guarantor's Guarantee.

Reports

        So long as any Notes are outstanding, Blount International will furnish to the Trustee, within 15 days after the time Blount International would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act:

        (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if Blount International were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Blount International's certified independent accountants; and

        (2)   all current reports that would be required to be filed with the Commission on Form 8-K (or any successor form) if Blount International were required to file those reports.

        If Blount International has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Blount International and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Blount International.

        In addition, Blount International will file a copy of all information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept that filing) and make that information available to securities analysts and prospective investors upon request.

Events of Default and Remedies

        Each of the following is an Event of Default:

        (1)   default for 30 days in the payment, when due, of interest on the Notes whether or not prohibited by the subordination provisions of the Indenture;

        (2)   default in payment, when due, of the principal of, or premium, if any, on the Notes whether or not prohibited by the subordination provisions of the Indenture;

        (3)   failure by Blount International or any of its Restricted Subsidiaries to purchase any of the Notes as required under the provisions described in the sections entitled "—Repurchase at the Option of Holders—Change of Control" or "—Repurchase at the Option of Holders—Asset Sales," or comply with the provisions described in the section entitled "—Certain Covenants—Merger, Consolidation, or Sale of Assets";

        (4)   failure by Blount International or any of its Restricted Subsidiaries to comply with the provisions described in the sections entitled "—Repurchase at the Option of Holders—Change of Control" (other than a failure to purchase Notes), "—Repurchase at the Option of Holders—Asset Sales" (other than a failure to purchase Notes), "—Certain Covenants—Restricted Payments" and "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" for 30 days after notice of that failure has been given;

        (5)   failure by Blount International or any of its Restricted Subsidiaries to comply with any of the other agreements in the Indenture for 60 days after notice of that failure has been given;

        (6)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Blount International or any of its Significant Subsidiaries (or the payment of which is guaranteed by Blount International or any of its Significant Subsidiaries) whether that Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

          (a)   is caused by a failure to pay principal of that Indebtedness at final maturity and after giving effect to the applicable grace period, if any, provided in that Indebtedness on the date of that default (a "Payment Default"); or

          (b)   results in the acceleration of that Indebtedness prior to its express maturity,

and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $25.0 million or more;

        (7)   failure by Blount International or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

        (8)   except as permitted by the Indenture, if any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of that Guarantee and the Indenture) to be in full force and effect or any Guarantor, or if any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

        (9)   certain events of bankruptcy or insolvency with respect to Blount International or any of its Significant Subsidiaries.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Blount International or Blount, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the Indebtedness under the Credit Facility shall be outstanding, the acceleration shall not be effective until the earlier of (a) an acceleration of any Indebtedness under the Credit Facility or (b) five business days after receipt by Blount of written notice of the acceleration of the Notes.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default (except a Default relating to the payment of principal or interest) from holders of the Notes if it determines that withholding notice is in their interest.

        The holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the holders of all of the Notes, by notice to the trustee, waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, the Notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Blount with the intention of avoiding payment of the premium that Blount would have had to pay upon an optional redemption of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2004 by reason of any willful action or inaction taken or not taken by or on behalf of Blount with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2004 then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

        Blount is required to deliver to the trustee an annual statement regarding compliance with the Indenture. Upon becoming aware of any event that would constitute certain Defaults, Blount is required to deliver to the trustee a statement specifying that Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Blount or any Guarantor, as such, shall have any liability for any obligations of Blount or the Guarantors under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities laws.

Legal Defeasance and Covenant Defeasance

        Blount may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

        (1)   the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest, if any, on those Notes when these payments are due from the trust referred to below;

        (2)   Blount's obligations with respect to the Notes concerning the issuance of temporary Notes, registration of Notes, the status of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3)   the rights, powers, trusts, duties and immunities of the trustee, and Blount's obligations in connection therewith; and

        (4)   the Legal Defeasance provisions of the Indenture.

        In addition, Blount may, at its option and at any time, elect to have the obligations of Blount and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any failure to comply with those covenants shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1)   Blount must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Blount must specify whether the Notes are being defeased to maturity or to a particular redemption date;

        (2)   in the case of Legal Defeasance, Blount shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) Blount has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon, that Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if Legal Defeasance had not occurred;

        (3)   in the case of Covenant Defeasance, Blount shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if Covenant Defeasance had not occurred;

        (4)   no Event of Default from bankruptcy or insolvency events shall have occurred and be continuing at any time in the period ending on the 91st day after the date of deposit;

        (5)   that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Blount International or any of its Restricted Subsidiaries is a party or by which Blount International or any of its Restricted Subsidiaries is bound; and

        (6)   certain other customary conditions precedent must be satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of those holders.

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

        (1)   reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

        (2)   reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

        (3)   reduce the rate of or change the time for payment of interest on any Note;

        (4)   waive a Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from that acceleration);

        (5)   make any Note payable in money other than that stated in the Notes;

        (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

        (7)   waive a redemption payment with respect to any Note;

        (8)   release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

        (9)   make any change in this provision.

        In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the holders of the Notes will require the consent of the holders of at least 75% in aggregate principal amount of Notes then outstanding.

        Notwithstanding the preceding, without the consent of any holder of Notes, Blount, the Guarantors and the trustee may amend or supplement the Indenture or the Notes:

        (1)   to cure any ambiguity, defect or inconsistency;

        (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

        (3)   to provide for the assumption of Blount's obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Blount's assets permitted by the Indenture;

        (4)   to provide for the assumption of Blount International's obligations to holders of Notes in respect of the Guarantees in the case of a merger or consolidation or sale of all or substantially all of Blount International's assets permitted by the Indenture;

        (5)   to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any holder of Notes or to surrender any right or power conferred upon Blount or Blount International;

        (6)   to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; or

        (7)   to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

        If the trustee becomes a creditor of Blount or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 120 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it, in its sole discretion, against any loss, liability or expense.

Additional Information

        Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing or calling: Blount International, Inc., 4909 SE International Way, Portland, Oregon 97222-4679 (telephone number (503) 653-8881), Attention: Richard H. Irving, III—Senior Vice President, General Counsel and Secretary.

Book-Entry, Delivery and Form

        Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

        Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See the section entitled "—Exchange of Global Notes for Certificated Notes."

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Blount takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised Blount that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised Blount that, pursuant to procedures established by it:

  •
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

  •
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests in the Global Notes indirectly through organizations (including Euroclear and Cedel) which are Participants in that system. Euroclear and Cedel will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of those systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to those persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge those interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

        Except as described below in the section entitled "—Exchange of Global Notes for Certificated Notes," owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Blount and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither Blount, the trustee nor any agent of Blount or the trustee has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  •
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised Blount that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Blount. Neither Blount nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and Blount and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Except for trades involving only Euroclear and Cedel participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See the section entitled "—Same Day Settlement and Payment."

        Subject to the transfer restrictions set forth under the section entitled "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary. These cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

        DTC has advised Blount that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of the portion of the aggregate principal amount of the Notes as to which the Participant or Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute those Notes to its Participants.

        Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform these procedures, and may discontinue these procedures at any time. Neither Blount nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

          (1)   DTC (a) notifies Blount that it is unwilling or unable to continue as depositary for the Global Notes and Blount fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act and Blount fails to appoint a successor depositary;

          (2)   Blount, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3)   there shall have occurred and be continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in the section entitled "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that the transfer will comply with the appropriate transfer restrictions applicable to those Notes. See the section entitled "Notice to Investors."

Same Day Settlement and Payment

        Payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York except that:

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  Blount may make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the U.S. dollar accounts in the United States specified by the Global Note holder;

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  Blount may make all payments of principal, interest and premium with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of those Notes; and

  •
  if no account is specified by a holder, Blount may mail a check to that holder's registered address.

        The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by DTC to be settled in immediately available funds. Blount expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and that crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised Blount that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in

DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

Certain Definitions

        Some of the defined terms used in the Indenture are set forth below. Reference is made to the Indenture for a full disclosure of those terms, as well as any other capitalized terms used in this section for which no definition is provided.

        "Acquired Debt" means, with respect to any specified person:

        (1)   Indebtedness of any other person existing at the time that other person is merged with or into or became a Subsidiary of the specified person, whether or not that Indebtedness is incurred in connection with, or in contemplation of, that other person merging with or into, or becoming a Subsidiary of, the specified person; and

        (2)   Indebtedness secured by a Lien encumbering any asset acquired by the specified person.

        "Additional Assets" means:

        (1)   any property or assets (other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days) that are used by or useful to Blount International or a Restricted Subsidiary of Blount International in a Permitted Business; or

        (2)   the Capital Stock of a person that either is already at the time a Restricted Subsidiary of Blount International or becomes a Restricted Subsidiary of Blount International as a result of the acquisition of that Capital Stock by Blount International or another Restricted Subsidiary of Blount International.

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Disposition" means the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) of Blount International or any of its Restricted Subsidiaries in one or more related transactions.

        "Asset Sale" means:

        (1)   the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Blount International and its Restricted Subsidiaries taken as a whole will be governed by the covenant described above in the section entitled "—Repurchase at the Option of Holders—Change of Control" and/or the covenant described above in the section entitled "—Certain Covenants—Merger, Consolidation, or Sale of Assets" and not by the covenant described above in the section entitled "—Repurchase at the Option of Holders—Asset Sales"; and

        (2)   the issuance of Equity Interests in any of the Restricted Subsidiaries of Blount International or the sale of Equity Interests in any of those Restricted Subsidiaries.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

        (1)   any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $2.0 million or (b) results in net proceeds to Blount International and its Restricted Subsidiaries of less than $2.0 million;

        (2)   a transfer of assets between or among Blount International and its Restricted Subsidiaries,

        (3)   an issuance of Equity Interests by a Restricted Subsidiary of Blount International to Blount International or to another Restricted Subsidiary of Blount International;

        (4)   the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

        (5)   the sale or other disposition of cash or Cash Equivalents;

        (6)   the sale, conveyance or other transfer of accounts receivable and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary, in connection with a Qualified Receivables Transaction;

        (7)   foreclosures on assets; and

        (8)   a Restricted Payment permitted by or a Permitted Investment that is not prohibited by the covenant described above in the section entitled "—Certain Covenants—Restricted Payments."

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in that transaction including any period for which that lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest borne by the Notes, compounded annually.

        "Beneficial Owner" has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), that "person" shall be deemed to have beneficial ownership of all securities that the "person" has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

        "Board of Directors" means:

        (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of the board;

        (2)   with respect to a partnership, the board of directors of the general partner of the partnership; and

        (3)   with respect to any other person, the board or committee of that person serving a similar function.

        "Board Resolution" means, with respect to any person, a copy of a resolution certified by the Secretary or Assistant Secretary of that person to have been duly adopted by the Board of Directors of that person and to be in full force and effect on the date of certification, and delivered to the trustee.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

        (1)   in the case of a corporation, corporate stock;

        (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4)   any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

        "Cash Equivalents" means:

        (1)   United States dollars;

        (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

        (3)   certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

        (4)   repurchase obligations of any lender party to any Credit Facility or of any commercial bank satisfying the requirements of clause (3) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States government;

        (5)   commercial paper of a domestic issuer rated at least P-2 by Moody's or A-2 by S&P, or carrying an equivalent rating by a nationally recognized rating agency if both of Moody's and S&P cease publishing ratings of investments;

        (6)   securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's;

        (7)   securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender party to any Credit Facility or any commercial bank satisfying the requirements of clause (3) of this definition;

        (8)   in the case of Foreign Subsidiaries operating in Europe, available cash invested in interest bearing accounts, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any commercial bank having a class of debt securities rated at least A- by S&P or A-3 by Moody's;

        (9)   in the case of Foreign Subsidiaries operating in Brazil, available cash invested in (a) interest bearing accounts and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case, with any Brazilian commercial bank having a class of debt securities rated at least B+ by S&P or B-1 by Moody's or (b) export notes in U.S. dollars issued by a Brazilian commercial bank with maturities of 90 days or less from the date of acquisition; provided that if export notes are not available, available cash may be invested in certificates of deposit issued by a Brazilian commercial bank with maturities of one year or less from the date of acquisition and denominated in Brazilian reals swapped for U.S. dollars pursuant to an agreement related to Hedging Obligations to protect against currency devaluation; provided, further, that the aggregate principal amount of available cash invested pursuant to this clause (9) at any time outstanding shall not exceed $10.0 million; or

        (10) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

        "Change of Control" means the occurrence of any of the following:

        (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Blount International and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or its Related Parties, except for a transaction (a) in which the transferee becomes the obligor in respect of the Notes; and (b) following which the transferee is a Domestic Subsidiary and a Wholly Owned Subsidiary of the transferor;

        (2)   the adoption of a plan relating to the liquidation or dissolution of Blount International, other than a plan solely relating to the liquidation or dissolution of Blount into Blount International;

        (3)   the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and its Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Blount International, measured by voting power rather than number of shares;

        (4)   the first day on which a majority of the members of the Board of Directors of Blount International are not Continuing Directors; or

        (5)   the consolidation or merger of Blount International with or into, any person, or the consolidation or merger of any person with or into Blount International pursuant to a transaction in which any of the outstanding Voting Stock of Blount International or the other person is converted into or exchanged for cash, securities or other property, other than any transaction where the Voting Stock of Blount International outstanding immediately prior to that transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee person constituting at least a majority of the outstanding shares of the Voting Stock of the surviving or transferee person (immediately after giving effect to the issuance).

        For the purpose of this definition of "Change of Control," any transfer of any equity of an entity that was formed for the purpose of acquiring Voting Stock of Blount International will be deemed to be a transfer of equity interest in Blount International.

        "Consolidated Cash Flow" means, with respect to any specified person for any period, the Consolidated Net Income of that person for that period plus:

        (1)   an amount equal to any extraordinary loss plus any net loss realized by that person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent the losses were deducted in computing that person's Consolidated Net Income; plus

        (2)   provision for taxes based on income or profits of that person and its Restricted Subsidiaries for that period, to the extent that the provision for taxes was deducted in computing that person's Consolidated Net Income; plus

        (3)   consolidated interest expense of that person and its Restricted Subsidiaries for that period, when first paid or accrued and without duplication, and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that the expense was deducted in computing that person's Consolidated Net Income; plus

        (4)   all one-time fees, costs, expenses (including cash compensation payments), in each case incurred by Blount International and its Restricted Subsidiaries (x) in connection with the merger and other recapitalization transactions of Blount International and (y) incurred in connection with or resulting from any other merger, consolidation, recapitalization or acquisition occurring after the Issue Date; plus

        (5)   depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of that person and its Restricted Subsidiaries for that period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing that person's Consolidated Net Income; minus

        (5)   non-cash items increasing that person's Consolidated Net Income for that period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of Blount International shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Blount International only to the extent that a corresponding amount would be permitted at the date of determination to be directly or indirectly dividended to Blount International by that Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified person for any period, the aggregate of the Net Income of that person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that:

        (1)   the Net Income (but not loss) of any person that is not the specified person or a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a Restricted Subsidiary of that person;

        (2)   the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

        (3)   the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of acquisition shall be excluded; and

        (4)   the cumulative effect of a change in accounting principles shall be excluded.

        Notwithstanding the foregoing, for the purposes of the covenant described in the section entitled "—Certain Covenants—Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to Blount International or a Restricted Subsidiary of Blount

International to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(c) thereof.

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Blount or Blount International, as applicable, who:

        (1)   was a member of that Board of Directors on the Issue Date; or

        (2)   was nominated for election or elected to the Board of Directors of Blount or Blount International, as applicable, with the approval of a majority of the Continuing Directors who were members of that Board at the time of the nomination or election.

        "Credit Facilities" means one or more debt facilities (including the GECC credit facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as amended, restated, modified, supplemented, renewed, refunded, refinanced, restructured, replaced, repaid or extended in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by Blount International or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a sale of the Designated Noncash Consideration.

        "Designated Senior Debt" means (1) any Indebtedness under the GECC credit facility and (2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by Blount as a "Designated Senior Debt."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Blount or Blount International, as applicable, to repurchase that Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that Blount or Blount International, as applicable, may not repurchase or redeem that Capital Stock pursuant to those provisions unless the repurchase or redemption complies with the covenant described above in the section entitled "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Subsidiary of Blount International that was formed under the laws of the United States or any state thereof or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private offering of Capital Stock (excluding Disqualified Stock) of Blount or Blount International, other than (i) any offering in connection with the refinancing transactions or (ii) any private sales to an Affiliate of Blount or Blount International.

        "Existing Indebtedness" means Indebtedness of Blount and its Subsidiaries (other than Indebtedness under the GECC credit facility) in existence on the Issue Date, until those amounts are repaid.

        "Fixed Charges" means, with respect to any specified person or any of its Restricted Subsidiaries for any period, the sum, without duplication, of:

        (1)   the consolidated interest expense of that person and its Restricted Subsidiaries for that period, when first paid or accrued and without duplication (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations); plus

        (2)   the consolidated interest of that person and its Restricted Subsidiaries that was capitalized during that period; plus

        (3)   any interest expense on Indebtedness of another person that is guaranteed by the specified person or one of its Restricted Subsidiaries or secured by a Lien on assets of that person or one of its Restricted Subsidiaries, whether or not that guarantee or Lien is called upon; plus

        (4)   the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of preferred stock of that person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Blount (other than Disqualified Stock) or to Blount or a Restricted Subsidiary of Blount, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of that person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any specified person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of that person and its Restricted Subsidiaries for that period to the Fixed Charges of that person and its Restricted Subsidiaries for that period; provided, however, that:

        (1)   if (x) Blount International or any of its Restricted Subsidiaries has issued, assumed, guaranteed, incurred or otherwise becomes directly or indirectly liable, contingently or otherwise, for ("incurred") any Indebtedness, (y) Blount International or Blount has issued any Disqualified Stock, or (z) any of their respective Subsidiaries has issued any Preferred Stock, in each case, since the beginning of that period that remains outstanding, or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock, or any combination of the above, Consolidated Cash Flow and Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that Indebtedness, Disqualified Stock or Preferred Stock as if that Indebtedness, Disqualified Stock or Preferred Stock had been incurred or issued on the first day of that period and the discharge or redemption of any other Indebtedness, Disqualified Stock or Preferred Stock repaid, repurchased, redeemed, defeased or otherwise discharged with the proceeds of that new Indebtedness, Disqualified Stock or Preferred Stock as if that discharge or redemption had occurred on the first day of that period;

        (2)   if Blount International or any of its Restricted Subsidiaries has repaid, repurchased, redeemed, defeased or otherwise discharged any Indebtedness, Disqualified Stock or Preferred Stock since the beginning of that period or if any Indebtedness, Disqualified Stock or Preferred Stock is to be repaid, repurchased, redeemed, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless that Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, Consolidated Cash Flow and Fixed Charges for that period shall be calculated on a pro forma basis as if that discharge or redemption had occurred on the first day of that period and as if Blount International or that Restricted Subsidiary of Blount International has not earned the interest income actually earned during that period in respect of cash or Cash Equivalents used to repay, repurchase, redeem, defease or otherwise discharge that Indebtedness, Disqualified Stock or Preferred Stock;

        (3)   if since the beginning of that period Blount International or any Restricted Subsidiary of Blount International shall have made any Asset Disposition, the Consolidated Cash Flow for that period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of that Asset Disposition for that period, or increased by an amount equal to the Consolidated Cash Flow (if negative), directly attributable thereto for that period and Fixed Charges for that period shall be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness, Disqualified Stock or Preferred Stock of Blount International or any Restricted Subsidiary of Blount International repaid, repurchased, redeemed, defeased or otherwise discharged with respect to Blount International and its continuing Restricted Subsidiaries in connection with the Asset Disposition for that period (or, if the Capital Stock of any Restricted Subsidiary of Blount International is sold, the Fixed Charges for that period directly attributable to the Indebtedness of that Restricted Subsidiary of Blount International to the extent Blount International and its continuing Restricted Subsidiaries are no longer liable for the Indebtedness after that sale);

        (4)   if since the beginning of that period Blount International or any Restricted Subsidiary of Blount International (by merger, consolidation or otherwise) shall have made an Investment in any Restricted Subsidiary of Blount International (or any person which becomes a Restricted Subsidiary of Blount International) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Fixed Charges for that period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness or the issuance of any Disqualified Stock or Preferred Stock) as if that Investment or acquisition occurred on the first day of that period; and

        (5)   if since the beginning of that period any person (that subsequently became a Restricted Subsidiary of Blount International, or was merged or consolidated with or into Blount International or any Restricted Subsidiary of Blount International, since the beginning of that period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Blount International or a Restricted Subsidiary of Blount International, during that period, Consolidated Cash Flow and Fixed Charges for that period shall be calculated after giving pro forma effect thereto as if that Asset Disposition, Investment or acquisition occurred on the first day of that period.

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, including through merger, consolidated or otherwise, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred or Disqualified Stock or Preferred Stock issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Blount International in accordance with Regulation S-X of the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income. If any Indebtedness, Disqualified Stock or Preferred Stock bears a floating rate of interest or dividends and is being given pro forma effect, such interest or dividends shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement related to Hedging Obligations applicable to the Indebtedness, Disqualified Stock or Preferred Stock if the agreement related to Hedging Obligations has a remaining term in excess of 12 months).

        "Foreign Subsidiary" means a Restricted Subsidiary that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by any other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

        "GECC credit facility" means the credit agreement, dated as of May 15, 2003, by and among Blount International, Blount and each of the subsidiaries of Blount signatory thereto, the several banks and other financial institutions or entities from time to time parties thereto, General Electric Capital Canada, Inc., as Canadian Agent, and General Electric Capital Corporation, as Agent, providing for up to $123.0 million of term loan borrowings and up to $67.0 million of revolving credit borrowings, including any related notes, collateral documents, letters of credit and related documentation, and guarantees and any appendices, exhibits, or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as any or all of such agreements may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise).

        "guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantee" means a guarantee by a Guarantor of the Notes under the Indenture or any supplement thereof.

        "Guarantors" means each of:

        (1)   Blount International;

        (2)   BI, L.L.C., a Delaware limited liability company; Omark Properties, Inc., an Oregon corporation; 4520 Corp., Inc., a Delaware corporation; Gear Products, Inc., an Oklahoma corporation; Dixon Industries, Inc., a Kansas corporation; Frederick Manufacturing Corporation, a Delaware corporation; Windsor Forestry Tools LLC, a Tennessee limited liability company; and Fabtek Corporation, a Michigan corporation; and

        (3)   any other Subsidiary of Blount International that executes a Guarantee in accordance with the provisions of the Indenture;

and their respective successors.

        "Hedging Obligations" means, with respect to any specified person, the obligations of that person under:

        (1)   interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

        (2)   foreign exchange contracts and currency swap agreements; and

        (3)   other agreements or arrangements entered into in the ordinary course of business and designed to protect that person against fluctuations in interest rates or currency exchange rates.

        "Indebtedness" means, with respect to any specified person, any indebtedness of that person, whether or not contingent:

        (1)   in respect of borrowed money;

        (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

        (3)   in respect of banker's acceptances;

        (4)   representing Capital Lease Obligations;

        (5)   in respect of all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); or

        (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not that Indebtedness is assumed by the specified person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured. The term "Indebtedness" also includes, to the extent not otherwise included, the guarantee by the specified person of any Indebtedness of any other person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes (a) an accrued expense, (b) trade payables and (c) Obligations in respect of workers' compensation, pensions and retiree health care, in each case to the extent not overdue for more than 90 days. Notwithstanding the foregoing, the term "Indebtedness" will also exclude customary earn-out arrangements entered into in connection with the purchase by Blount International or any Restricted Subsidiary of Blount International of any business pursuant to which the seller may become entitled to additional consideration depending on the performance or such business; provided, however, that at the time the arrangement is entered into the amount of that consideration is contingent upon future events (other than the lapse of time) and, to the extent that consideration thereafter becomes a fixed amount payable by Blount International or a Restricted Subsidiary of Blount International, the amount is paid within 30 days thereafter.

The amount of any Indebtedness outstanding as of any date shall be:

        (1)   the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

        (2)   the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Investments" means, with respect to any person, all investments by that person in other persons (including Affiliates) in the forms of direct or indirect loans (including guarantees or other obligations), advances or capital contributions (excluding (x) commission, travel and similar advances to officers and employees made in the ordinary course of business and (y) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other similar extensions of credit, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Blount International or any Restricted Subsidiary of Blount International sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Blount International such that, after giving effect to any sale or disposition, that person is no longer a Restricted Subsidiary of Blount International, Blount International shall be deemed to have made an Investment on the date of that sale or disposition equal to the fair market value of the Equity Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Issue Date" means the date on which the notes are originally issued.

        "Lehman Brothers Merchant Banking Partners" means Lehman Merchant Banking Partners II L.P. and its affiliated co-investors.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are:

        (1)   traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

        (2)   issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of:

        (a)   the aggregate amount of securities of any one such corporation held by Blount International and any of its Restricted Subsidiaries over

        (b)   ten times the average daily trading volume of the securities during the 20 immediately preceding trading days will be deemed not to be Marketable Securities; in each case as determined on the date of the contract relating to such Asset Sale.

        "Moody's" means Moody's Investors Service, Inc. or any successor to its rating agency business.

        "Net Income" means, with respect to any specified person, the net income (loss) of that person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

        (1)   any gain (and loss), together with any related provision for taxes on the gain (loss), realized in connection with: (a) any Asset Sale (including dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by that person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of that person or any of its Restricted Subsidiaries; and

        (2)   any extraordinary gain (and loss), together with any related provision for taxes on that extraordinary gain (and loss).

        "Net Proceeds" means the aggregate cash proceeds received by Blount International or any of its Restricted Subsidiaries (1) in respect of any issuance or sale of any Capital Stock and (2) in respect of any Asset Sale (including in each case any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of an assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

        (A)  all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued and as a liability under GAAP, as a consequence of that Asset Sale, after taking into account any available tax credits or deductions and any tax sharing arrangements;

        (B)  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of that Asset Sale;

        (C)  all direct costs, including all legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result; and

        (D)  amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of that Asset Sale and any reserve for adjustment in respect of the sale price of that asset or those assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

        (1)   as to which neither Blount International nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

        (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Blount International or any of its Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

        (3)   the incurrence of which will not result in any recourse to the stock or assets of Blount International or any of its Restricted Subsidiaries other than to Equity Interests of Unrestricted Subsidiaries pledged for the benefit of lenders to those Unrestricted Subsidiaries.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means the businesses conducted (or proposed to be conducted, including activities referred to as being contemplated by Blount International, as described or referred to in this prospectus) by Blount International and its Restricted Subsidiaries as of the Issue Date and any and all other businesses that in the good faith judgment of the Board of Directors of Blount International are reasonably related, ancillary or complementary businesses, including (1) reasonably related extensions or expansions thereof and (2) businesses that employ reasonably comparable manufacturing processes.

        "Permitted Investments" means:

        (1)   any Investment in Blount International or in a Restricted Subsidiary of Blount International;

        (2)   any Investment in Cash Equivalents;

        (3)   any Investment by Blount International or any Restricted Subsidiary of Blount International in a person engaged in a Permitted Business, if as a result of that Investment:

        (a)   that person becomes a Restricted Subsidiary of Blount International; or

        (b)   that person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Blount International or a Restricted Subsidiary of Blount International;

        (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above in the section entitled "—Repurchase at the Option of Holders—Asset Sales" or the disposition of assets not constituting an Asset Sale;

        (5)   guarantees (including Guarantees) of Indebtedness permitted under the covenant described above in the section entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

        (6)   any Investment acquired by Blount International or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Blount International or any of its

Restricted Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by Blount International or any of its Restricted Subsidiaries with respect to such secured Investment;

        (7)   any Investment by Blount International or a Restricted Subsidiary of Blount International in connection with deferred compensation trust arrangements existing, and as in effect, on the Issue Date and as amended thereafter; provided, however, that any future amendment to any such existing arrangements will only be permitted pursuant to this clause (7) to the extent that the terms of the amendment are not otherwise disadvantageous to the holders of Notes in any material respect;

        (8)   any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Blount International;

        (9)   Hedging Obligations permitted to be incurred under the covenant described above in the section entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

        (10) loans and advances to employees and officers of Blount International and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed an aggregate of $2.5 million at any one time outstanding;

        (11) any Investment by Blount International or a Restricted Subsidiary of Blount International in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person, in each case, in connection with a Qualified Receivables Transaction, provided, that the Investment in any person is in the form of a Purchase Money Note, an equity interest or an interest in accounts receivable generated by Blount International or a Restricted Subsidiary of Blount International and transferred to any person in connection with a Qualified Receivables Transaction or any person owning those accounts receivable;

        (12) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value that, when taken together with all other outstanding Investments made pursuant to this clause (12), does not exceed in aggregate amount 10% of Total Assets at the time of this Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

        (13) any Investment (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value that, when taken together with all other outstanding Investments made pursuant to this clause (13), does not exceed in aggregate amount $25.0 million at the time of this Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Junior Securities" means:

        (1)   Equity Interests in Blount or any Guarantor; or

        (2)   debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under the Indenture.

        "Permitted Liens" means:

        (1)   Liens on assets of Blount International, Blount and any Restricted Subsidiary of Blount International securing Senior Debt, including under the GECC credit facility, that was permitted by the terms of the Indenture to be incurred;

        (2)   Liens in favor of Blount or the Guarantors or, in the case of a Foreign Subsidiary, Liens securing Indebtedness or other obligations of such Foreign Subsidiary owing to Blount International, Blount or any Wholly Owned Restricted Subsidiary thereof;

        (3)   Liens on property or shares of Capital Stock of a person existing at the time that person is merged with or into or consolidated with Blount International or any Restricted Subsidiary of Blount International; provided that those Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with Blount International or the Restricted Subsidiary (other than assets and property affixed or appurtenant thereto);

        (4)   Liens on property existing at the time of acquisition thereof by Blount International or any Restricted Subsidiary of Blount International, provided that those Liens were in existence prior to the contemplation of the acquisition;

        (5)   Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or letters of credit permitted by clause (6) of the second paragraph of the covenant described above in the section entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or other obligations of a like nature incurred in the ordinary course of business;

        (6)   pledges or deposits by Blount International or any Restricted Subsidiary of Blount International under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Blount International or that Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Blount International or that Restricted Subsidiary or deposits of cash or United States government bonds to secure surety or appeal bonds to which Blount International or that Restricted Subsidiary is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

        (7)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described above in the section entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with that Indebtedness;

        (8)   Liens existing on the Issue Date;

        (9)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

        (10) Liens on the assets of Unrestricted Subsidiaries, or on the Equity Interests of Unrestricted Subsidiaries, that secure Non-Recourse Debt of Unrestricted Subsidiaries not otherwise prohibited by the Indenture;

        (11) Liens on accounts receivable and related assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction;

        (12) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against Blount International or any Restricted Subsidiary of Blount International with respect to which Blount International or that Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Blount International or that Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Blount International or that Restricted Subsidiary to provide collateral to the depository institution;

        (13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired;

        (14) easements, rights-of-way, minor survey exceptions, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, or Liens incidental to the conduct of the business of Blount International or its Subsidiaries or to the ownership of its properties, as applicable, which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by Blount International or its Subsidiaries) or interfere with the ordinary conduct of the business of Blount International or its Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

        (15) Liens securing Hedging Obligations; provided that the Liens are only secured by property or assets that secure the Indebtedness related to the Hedging Obligation or the property securing Indebtedness under clause (1) of the second paragraph of the covenant described above in the section entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

        (16) Liens to secure Indebtedness permitted by clause (15) of the second paragraph of the covenant described above in the section entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

        (17) Liens to secure any refinancings, extensions, renewals, refunds, repayments, prepayments, redemptions, defeasance, retirements, exchanges or replacements (collectively "refinancings") (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (3), (4), (7) or (8); provided, however, that:

        (A)  such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

        (B)  the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (3), (4), (7) or (8) above at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

        Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (3), (4) or (7) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Proceeds pursuant to the covenant described above in the section entitled "—Repurchase at the Option of the Holders—Asset Sales". For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Blount International or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Blount International or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

        (1)   the principal amount (or accreted value, if applicable) of the Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all reasonable expenses and premiums incurred in connection therewith);

        (2)   the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

        (4)   the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is incurred either by Blount International or by the Restricted Subsidiary of Blount International who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "person" means an individual, partnership, corporation, limited liability company, unincorporated organization, association, joint-stock company, trust, joint venture, government, or any agency or political subdivision thereof or any other entity.

        "Principal" means Lehman Brothers Merchant Banking Partners and any of its Affiliates.

        "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to Blount International or any Restricted Subsidiary of Blount International in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of that note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to those investors and amounts paid in connection with the purchase of newly generated accounts receivable.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Blount International or any Restricted Subsidiary of Blount International pursuant to which Blount International or any Restricted Subsidiary of Blount International may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Blount International or any Restricted Subsidiary of Blount International) and (b) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Blount International or any Restricted Subsidiary of Blount International and any asset related thereto including all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

        "Receivables Subsidiary" means a Wholly Owned Subsidiary of Blount International (other than Blount or a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of Blount International (as provided below) as a Receivables Subsidiary:

        (1)   no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

        (a)   is guaranteed by Blount International or any other Restricted Subsidiary of Blount International (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

        (b)   is recourse to or obligates Blount International or any other Restricted Subsidiary of Blount International in any way other than pursuant to Standard Securitization Undertakings, or

        (c)   subjects any property or asset of Blount International or any other Restricted Subsidiary of Blount International, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

        (2)   with which neither Blount International nor any other Restricted Subsidiary of Blount International has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to Blount International or the other Restricted Subsidiary of Blount International than those that might be obtained at the time from persons that are not Affiliates of Blount International, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

        (3)   as to which neither Blount International nor any other Restricted Subsidiary of Blount International has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results.

        Any designation of a Subsidiary of Blount International as a Receivables Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution of the Board of Directors of Blount International giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

        "Related Party" means:

        (1)   any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

        (2)   any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other persons referred to in the immediately preceding clause(1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a person means any Subsidiary of the referent person that is not an Unrestricted Subsidiary of the referent person.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its rating agency business.

        "Senior Debt" means:

        (1)   all Indebtedness of Blount International or any of its Restricted Subsidiaries outstanding under Credit Facilities, including under the GECC credit facility, and all Hedging Obligations with respect thereto;

        (2)   any other Indebtedness, of Blount, Blount International or any of their respective Restricted Subsidiaries permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee; and

        (3)   all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

        (1)   Any Indebtedness of Blount International, Blount or any of their subsidiaries that is Non-Recourse Debt;

        (2)   any liability for Federal, state, local or other taxes owed or owing by Blount or Blount International;

        (3)   any Indebtedness of Blount or Blount International to any of its Subsidiaries or other Affiliates;

        (4)   any trade payables; or

        (5)   the portion of any Indebtedness that is incurred in violation of the Indenture.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as that Regulation is in effect on the date hereof; provided that all Unrestricted Subsidiaries of Blount International shall be excluded from all calculations under Rule 1-02(w) of Regulation S-X.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Blount International or any Restricted Subsidiary of Blount International which are reasonably customary in an accounts receivable transaction.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified person:

        (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person (or a combination thereof); and

        (2)   any partnership (a) the sole general partner or the managing general partner of which is that person or a Subsidiary of that person or (b) the only general partners of which are that person or one or more Subsidiaries of that person (or any combination thereof).

        "Total Assets" means, as of any date, Blount International's total consolidated assets as of that date, as determined in accordance with GAAP. To the extent that information is not available as to the amount of total consolidated assets as of a specific date, Blount International may utilize the most recent available information for purposes of calculating Total Assets.

        "Transaction Documents" means the documents related to:

        (1)   the refinancing of Blount International on the Issue Date and the related equity offering; and

        (2)   the Indenture and the Notes.

        "Unrestricted Subsidiary" means any Subsidiary of Blount International (other than Blount) that is designated by the Board of Directors of Blount International as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that the Subsidiary:

        (1)   has no Indebtedness other than Non-Recourse Debt;

        (2)   is not party to any agreement, contract, arrangement or understanding with Blount International or any Restricted Subsidiary of Blount International (other than in connection with the pledge of the Equity Interests of that Unrestricted Subsidiary) unless the terms of that agreement, contract, arrangement or understanding are no less favorable to Blount International or its Restricted Subsidiary than those that might be obtained at the time from persons who are not Affiliates of Blount International;

        (3)   is a person with respect to which neither Blount International nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or

(b) to maintain or preserve that person's financial condition or to cause that person to achieve any specified levels of operating results;

        (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Blount International or any of its Restricted Subsidiaries; and

        (5)   has at least one director on its Board of Directors that is not a director or executive officer of Blount International or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Blount International or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of Blount International as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution of the Board of Directors of Blount International giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the covenant described above in the section entitled "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Blount International as of that date and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described in the section entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," Blount International shall be in default of that covenant. The Board of Directors of Blount International may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Blount International; provided that this designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Blount International of any outstanding Indebtedness of the Unrestricted Subsidiary and this designation shall only be permitted if (1) that Indebtedness is permitted under the covenant described in the section entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if this designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be continuing following this designation.

        "Voting Stock" of any person as of any date means the Capital Stock of that person that is at the time entitled to vote in the election of the Board of Directors of that person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of the payment; by

        (2)   the then outstanding principal amount of that Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any person means a Restricted Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals, in each case, to the extent mandated by applicable law) shall at the time be owned by such person or by one or more Wholly Owned Restricted Subsidiaries of such person and one or more Wholly Owned Restricted Subsidiaries of such person.

        "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals, in each case, to the extent mandated by applicable law) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person and one or more Wholly Owned Subsidiaries of such person.

[E] DESCRIPTION OF OUR CAPITAL STOCK

        The following summarizes the material terms and provisions of the common stock offered hereby. For the complete terms of Blount International's common stock, please refer to Blount International's Restated Certificate of Incorporation, which was filed as an exhibit to the annual proxy statement filed with the Securities and Exchange Commission on March 16, 2001 and Blount International's Bylaws, which were filed as an exhibit to the registration statement on Form S-4 filed with the Securities and Exchange Commission on July 15, 1999. The General Corporation Law of Delaware may also affect the terms of Blount International's common stock.

General

        Blount International's Restated Certificate of Incorporation provides that it is authorized to issue 100,000,000 shares of common stock, par value $.01 per share. On December 31, 2003 there were 30,827,738 shares of common stock issued and outstanding. In addition, 4,056,891 shares of stock were issuable upon exercise of options outstanding, 1,000,000 shares of common stock were issuable upon exercise of warrants outstanding and 1,881,354 shares of preferred stock were issuable upon the conversion of the 12% Convertible Preferred Equivalent Security, which could thereafter be converted into 1,881,354 shares of common stock.

Voting Rights

        Each holder of common stock is entitled to attend all special and annual meetings of the stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of common stock are entitled to one vote per share.

Liquidation Rights

        Upon the liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, holders of common stock will be entitled to share ratably in the assets of the Corporation remaining after all debts and liabilities have been paid, and the Corporation has paid, or set aside for payment, full preferential amounts to which holders of preferred stock are entitled, if preferred stock of the Corporation is authorized and outstanding.

Dividends

        If the board of directors declares and pays dividends on common stock, all holders of common stock will be paid the same amount of dividends per share. Blount International has not paid dividends since 1999 on its common stock. Our credit facility prohibits us from paying any dividends and the terms of our notes limit our ability to pay dividends.

Other Rights and Restrictions

        The holders of common stock have no preemptive or subscription rights to purchase additional securities issued by us, nor any rights to convert their common stock into other securities of the Blount International or to have their shares redeemed by Blount International. Blount International's common stock is not subject to redemption by Blount International. Blount International's Restated Certificate of Incorporation and Bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When Blount International issues share of common stock under this prospectus, the shares will be fully paid and non-assessable.

Listing

        Blount International's common stock is listed on the New York Stock Exchange under the symbol "BLT".

Limitations of Director Liability

        Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Delaware law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Blount International's Restated Certificate of Incorporation limits the liability of directors to the Corporation and its stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to the Corporation or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to the Corporation or its shareholders;

  •
  acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

Indemnification

        To the maximum extent permitted by law, Blount International's Restated Certificate of Incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, Blount International must advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims. Blount International also maintains directors' and officers' liability insurance.

[D] THE SHARE OFFERING

        Concurrently with this offering, Blount International is offering    shares of its common stock. The underwriters also have an option to purchase up to    additional shares of common stock to cover any over-allotments. The shares are being offered exclusively by a separate prospectus.

[E] THE NOTE OFFERING

        Concurrently with this offering, our wholly owned subsidiary, Blount intends to issue $             million aggregate principal amount of its     % senior notes due 2010, which Blount International and certain of Blount's subsidiaries will fully and unconditionally guarantee. The notes are being offered exclusively by a separate prospectus.

        The indenture governing the notes will limit Blount International's and its restricted subsidiaries' ability to, among other things,

  •
  incur additional indebtedness;

  •
  make specific restricted payments, including paying dividends, repurchasing stock and making investments;

  •
  creating liens;

  •
  in the case of restricted subsidiaries, create or permit to exist dividend or payment restrictions;

  •
  consolidate, merge, or transfer all or substantially all of their assets;

  •
  sell assets; and

  •
  transact business with our affiliates.

        Upon a Change in Control (as defined in the indenture pursuant to which the notes are issued), each note holder will have the right to require Blount to repurchase all of a portion of its notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase. See "Description of Our Indebtedness."

[E] MARKET INFORMATION

        Blount International's common stock is listed on the New York Stock Exchange under the symbol "BLT".

[D] CERTAIN INCOME TAX CONSIDERATIONS

General

Material U.S. Federal Income Tax Consequences

        The following discussion is a summary of the material U.S. Federal income tax consequences relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. This discussion does not address all of the U.S. Federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax exempt organizations, regulated investment companies, real estate investment trusts, investors in pass-through entities, such as partnerships, and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code. The effect of any applicable state, local or foreign tax laws is not discussed.

        As used herein, "U.S. Holder" means a beneficial owner of the notes who or that is:

  •
  An individual who is a citizen or resident of the United States;

  •
  A corporation including for this purpose any other entity treated as a corporation for U.S. Federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  An estate, the income of which is subject to U.S. Federal income tax regardless of its source; or

  •
  A trust that is subject to primary supervision of a U.S. court and to the control of trust and one or more United States persons can control all substantial trust decisions, or, that has a valid election in effect under applicable U.S. Treasury regulations be treated as a United States person.

        We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the ownership or disposition of the notes or that any such position would not be sustained. If a partnership or other entity taxable as a partnership holds the notes, the U.S. tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

        PROSPECTIVE HOLDERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

UNITED STATES HOLDERS

Interest

        Payments of interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of The Notes

        A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted basis in a note generally will be the U.S. Holder's cost therefor, decreased by any principal payments received by such holder. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. In general, long-term capital gains of an individual U.S. are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Backup Withholding

        A U.S. Holder may be subject to a backup U.S. withholding tax, currently at a rate of 28% when such holder receives interest and principal payments on the notes held or upon the proceeds received upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A U.S. Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

  •
  fails to furnish its taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her Social Security number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that it has failed to properly report payments of interest; or

  •
  fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding. United States Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. Federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-U.S. Holders

Definition of Non-U.S. Holders

        A Non-U.S. Holder is a beneficial owner of the notes who or that is not a U.S. Holder.

Interest

        Interest paid on the notes to a Non-U.S. Holder will not be subject to U.S. Federal withholding tax of 30% (or, if applicable, a lower treaty rate) or income tax provided that:

  •
  the interest is not effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business (as described below);

  •
  such holder does not directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all of our classes of stock;

  •
  such holder is not a controlled foreign corporation that is related to us through stock ownership;

  •
  such holder is not a bank that received such interest on the notes as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  either (1) the Non-U.S. Holder certifies in a properly completed IRS W-8BEN provided to us or our paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a "United States person" and provides us or our paying agent with a copy of such statement.

        The certification requirements described above generally require a Non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. Prospective investors should consult their tax advisors regarding the certification requirements for Non-United States persons.

Sale or Other Taxable Disposition of the Notes

        A Non-U.S. Holder will generally not be subject to U.S. Federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note, unless such gain is effectively connected with such holder's conduct of a U.S. trade or business (as described below). However, a Non-U.S. Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a U.S. Federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

Effectively Connected Income

        If interest or gain from a disposition of the notes is effectively connected with a Non-U.S. Holder's conduct of a U.S. trade or business, or if an income tax treaty applies and the Non-U.S. Holder maintains a U.S. "permanent establishment" to which the interest or gain is attributable, the Non-U.S. Holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification, generally an IRS W-8ECI is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Federal Estate Tax

        A Note held by an individual who is a Non-U.S. holder at the time of their death will not be subject to U.S. Federal estate tax, provided that the interest on the Note is exempt from U.S. Federal withholding tax under the portfolio interest exemption described above (without regard to the certification requirement) and income on such Note was not U.S. trade or business income. If you are an individual, you should consult your tax adviser regarding the possible application of the U.S. Federal estate tax to your particular circumstances.

Backup Withholding and Information Reporting

        Unless certain exceptions apply, we must report annually to the IRS and to each Non-U.S. Holder any interest paid to the Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder of a note if the holder has provided the required certification that it is not a United States person as described above, provided that neither we nor our paying agent has actual knowledge, or reason to know, that the holder is a United States person. Payments of the proceeds from a disposition by a Non-U.S. Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

  •
  A United States person;

  •
  A controlled foreign corporation for U.S. Federal income tax purposes;

  •
  A foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

  •
  A foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

        Payment of the proceeds from a disposition by a Non-U.S. Holder of a note made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding. Non-U.S. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against the holder's U.S. Federal income tax liability, or the holder may claim a refund, provided the required information is furnished timely to the IRS.

[E] CERTAIN U.S. FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        This discussion describes the material United States Federal income and estate tax consequences of the Purchase ownership and disposition of shares of our common stock by a Non-U.S. holder. When we refer to a Non-U.S. holder, we mean a beneficial owner of our common stock, that for U.S. Federal income tax purposes, is other than:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including for this purpose any other entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

  •
  a trust that is subject to the primary supervision of a U.S. court and to the control of one or more United States persons, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        This discussion does not purport to be a comprehensive description of all aspects of U.S. Federal income taxes and does not address foreign, state and local consequences that could be relevant to Non-U.S. Holders in light of their personal circumstances. Special rules might apply to certain Non-U.S. Holders, such as controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, corporations that accumulate earnings to avoid U.S. Federal income tax, and U.S. expatriates. Non-U.S. Holders should consult their own tax advisers to determine the U.S. Federal, state, local and other tax consequences that might be relevant to them.

        If a partnership holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding common stock, you should consult your tax adviser.

        This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and U.S. Treasury regulations, Internal Revenue Service ("IRS") rulings and judicial decisions as of the date of this offering. Those authorities are subject to change, possibly with retroactive effect. Except where noted, this discussion does not address any aspect of U.S. Federal gift or estate tax, or state, local or Non-U.S. tax laws.

        You should consult your own tax adviser regarding the U.S. Federal, state, local and non-U.S. income and other tax consequences of holding and disposing of common stock.

  Dividends

        We currently do not intend to pay dividends with respect to our common stock. However, if we were to pay dividends with respect to our common stock, dividends paid to a non-U.S. holder, except as described below, would be subject to withholding of U.S. Federal income tax at a 30% rate or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate (and you have furnished to us a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form).

        If dividends paid to a non-U.S. holder are "effectively connected" with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that the non-U.S. holder maintains in the United States, we generally are not required to withhold tax from the dividends, provided that the non-U.S. holder has furnished to us a valid IRS Form W-8ECI or an acceptable substitute form. Instead, "effectively connected" dividends are taxed at rates applicable to United States persons. If a non-U.S. holder is a corporation, "effectively connected" dividends that it receives may, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

  Gain on Disposition of Common Stock

        Non-U.S. holders generally will not be subject to U.S. Federal income tax on gain that they recognize on a disposition of our common stock unless:

  •
  the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met;

  •
  such gain is effectively connected with the holder's conduct of a trade or business within the United States and, if certain tax treaties apply, it is attributable to a U.S. permanent establishment maintained by the holder;

  •
  the holder is subject to the Code provisions applicable to certain U.S. expatriates; or

  •
  we are or have been a "U.S. real property holding corporation" for U.S. Federal income tax purposes and, assuming that our common stock is deemed to be "regularly traded on an established securities market," the holder held, directly or indirectly at any time during the five-year period ending on the date of disposition or such shorter period that such shares were held, more than five percent of our common stock. We have not been, are not and do not anticipate becoming, a U.S. real property holding corporation for U.S. Federal income tax purposes.

  Federal Estate Taxes

        If our common stock is held by a non-U.S. holder at the time of death, such stock will be included in the holder's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  Backup Withholding and Information Reporting

        Backup withholding and information report requirements will not apply to dividends paid on our common stock to a non-U.S. holder, provided the non-U.S. holder provides a valid IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that such holder is a non-U.S. person) or otherwise establishes an exemption. Information reporting and backup withholding also generally will not apply to a payment of the proceeds of a sale of common stock effected outside the United States by a foreign office of a foreign broker.

        However, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a U.S. person;

  •
  a controlled foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a U.S. trade or business;

unless the documentation requirements described above are met or you otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a U.S. person.

        A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its income tax liability by filing a refunding claim with the IRS.

[D] UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated    , 2004, Blount has agreed to sell to the underwriter named below the following respective principal amount of the notes:

Underwriter	Principal Amount
Lehman Brothers Inc.

Total

        The underwriting agreement provides that the underwriter is obligated to purchase all the notes in the offering if any are purchased.

        The underwriter proposes to offer the notes initially at the offering price on the cover page of this prospectus and to dealers at that price less a selling concession of    % of the principal amount. The underwriter and dealers may allow a discount of    % of the principal amount of the notes to other dealers. After the initial offering the underwriter may change the offering price and other selling terms.

        Blount does not intend to apply for listing of the notes on a securities exchange, but has been advised by the underwriter that it presently intends to make a market in the notes as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the notes and any such market making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes.

        We have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

        The underwriter and its affiliates have provided, and may provide in the future, investment banking, financial advisory and other services for us in the ordinary course of business for which they have received and will receive customary compensation and reimbursement for ordinary expenses incurred in connection therewith. In addition, Lehman Brothers Merchant Banking Partners, an affiliate of the underwriter, and its affiliates owned 85.1% of our outstanding common stock at February 18, 2004 and holds the 12% Convertible Preferred Equivalent Security.

        In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriter of notes in excess of the principal amount of notes the underwriter is obligated to purchase, which creates a short position.

  •
  The underwriters may bid for an purchase notes in the open market.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a dealer when the notes originally sold by the underwriter are purchased in a stabilizing covering transaction to cover short positions.

        These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

        We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses but excluding underwriting discounts and commissions, will be approximately $            .

[E] UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated    , 2004, the Corporation has agreed to sell to the underwriters named below the following respective numbers of shares of common stock:

Underwriter	Principal Amount
Lehman Brothers Inc.

Total

        The underwriting agreement provides that the underwriters' obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement, namely:

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there is no material change in the financial markets;

  •
  we deliver customary closing documents to the underwriters; and

  •
  if an underwriter defaults, the offering may be terminated.

        In addition, the underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock offered hereby, if any of the shares are purchased, other than those shares covered by the over-allotment option described below.

Over-Allotment Option

        The Corporation has granted to the underwriter a 30-day option to purchase up to    additional shares at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

Commissions and Expenses

        The underwriters have advised us that they propose to offer the shares of common stock directly to the public at the public price set forth on the cover page of this prospectus, and to selected dealers, who may include the underwriters, at such public offering price less a selling concession not in excess of $                  per share. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $                  per share to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms.

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase up to          additional shares. The underwriting discounts and commissions are equal to the public offering price per share less the amount per share the underwriters pay us per share.

Amounts We Will Pay
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses but excluding underwriting discounts and commissions, will be approximately $        .

Lock-Up Agreements

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Lehman Brothers Inc. for a period of 180 days after the date of this prospectus.

        Lehman Brothers Merchant Banking Group, LB Blount Investment SPV LLC and our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Lehman Brothers Inc. for a period of 180 days after the date of this prospectus.

Indemnification

        We have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

Our Relationship with the Underwriter

        The underwriter and its affiliates have provided, and may provide in the future, investment banking, financial advisory and other services for us in the ordinary course of business for which they have received and will receive customary compensation and reimbursement for ordinary expenses incurred in connection therewith. In addition, Lehman Brothers Merchant Banking Partners, an affiliate of the underwriter, and its affiliates owned 85.1% of our outstanding common stock at February 18, 2004 and holds the 12% Convertible Preferred Equivalent Security.

Stabilization, Short Positions and Penalty Bids

        In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the detection or magnitude of any effect that the transactions described above may have on the price of common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Stamp Taxes

        Purchasers of the shares of our common stock offered by this prospectus may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover of this prospectus.

Electronic Distribution

        A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part and should not be relied upon by investors.

[D] NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each province where trades of Notes are effected. Accordingly, any resale of the Notes in Canada must be made in accordance with applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.

Representations of Purchasers

        Each purchaser of the Notes in Canada who receives a purchase confirmation will be deemed to represent to the Company and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".

Rights of Action (Ontario Purchasers)

        The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. Federal securities laws.

Enforcement of Legal Rights

        All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

        A purchaser of Notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Company. Only one such report must be filed in respect of Notes acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

        Canadian purchasers of Notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Notes in their particular circumstances and with respect to the eligibility of the Notes for investment by the purchaser under relevant Canadian Legislation.

[E] NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

        By purchasing common stock in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws,

  •
  where required by law, that the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under "—Resale Restrictions."

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Notice To British Columbia Residents

        A purchaser of common stock to which the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by such purchaser pursuant to this offering. Such report must be in the form attached to the British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Company. Only one such report must be filed in respect of common stock acquired on the same date and under the same prospectus exemption.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

[D] LEGAL MATTERS

        Certain legal matters with respect to the issuance of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. The underwriter has been represented by Milbank, Tweed, Hadley & McCloy LLP, New York, New York in connection with this offering.

[E] LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. The underwriters have been represented by Milbank, Tweed, Hadley & McCloy LLP, New York, New York in connection with this offering.

EXPERTS

        The consolidated financial statements as of December 31, 2002 and 2003, and for each of the three years in the period ended December 31, 2003, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
of Blount International, Inc.:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income (loss), of changes in stockholders' equity (deficit), and of cash flows present fairly, in all material respects, the financial position of Blount International, Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Blount International, Inc. management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1 to the Consolidated Financial Statements, Blount International, Inc. changed the manner in which it accounts for goodwill as of January 1, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Portland, Oregon
February 20, 2004

BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income (Loss)

	Year Ended December 31,
	2003	2002	2001
	(Dollar amounts in millions, except per share data)
Sales	$559.1	$479.5	$468.7
Cost of Sales	369.4	318.3	312.3

Gross Profit	189.7	161.2	156.4
Selling, general and administrative expenses	105.7	91.5	95.5
Restructuring expenses	0.2	7.2	16.2

Income from continuing operations	83.8	62.5	44.7
Interest expense	(69.8)	(72.2)	(95.9)
Interest income	0.8	1.1	1.4
Other income (expense)	(3.6)	(0.7)	(9.1)

Income (loss) from continuing operations before income taxes	11.2	(9.3)	(58.9)
Provision (benefit) for income taxes	44.9	(4.5)	(21.3)

Net loss from continuing operations	(33.7)	(4.8)	(37.6)
Discontinued operations:
Net income from operations, net of taxes of $0.3 and $2.3		0.5	2.5
Loss on disposal, net of taxes of $0.9 and $16.2		(1.4)	(8.5)

Net loss	$(33.7)	$(5.7)	$(43.6)

Basic loss per share:
Continuing operations	$(1.09)	$(0.16)	$(1.22)
Discontinued operations		(0.03)	(0.20)

Net loss	$(1.09)	$(0.19)	$(1.42)

Diluted loss per share:
Continuing operations	$(1.09)	$(0.16)	$(1.22)
Discontinued operations		(0.03)	(0.20)

Net loss	$(1.09)	$(0.19)	$(1.42)

The accompanying notes are an integral part of the audited financial statements.

BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2003	2002
	(Dollar amounts in millions, except share data and per share data)
Assets
Current assets:
Cash and cash equivalents	$35.2	$26.4
Accounts receivable, net of allowance for doubtful accounts of $3.0 and $4.3	64.4	58.5
Inventories	67.7	64.8
Deferred income taxes		30.5
Other current assets	26.1	11.0

Total current assets	193.4	191.2
Property, plant and equipment, net of accumulated depreciation of $191.1 and $180.5	92.0	90.7
Goodwill	76.9	76.9
Other assets	38.1	69.2

Total Assets	$400.4	$428.0

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Notes payable and current maturities of long-term debt	$6.6	$3.4
Accounts payable	29.7	25.5
Accrued expenses	73.7	71.3

Total current liabilities	110.0	100.2
Long-term debt, exclusive of current maturities	603.9	624.1
Deferred income taxes, exclusive of current portion	2.8
Other liabilities	81.0	72.6

Total Liabilities	797.7	796.9

Commitments and Contingent Liabilities
Stockholders' equity (deficit):
Common stock: par value $0.01 per share, 100,000,000 shares authorized, 30,827,738 issued and 30,795,882 outstanding	0.3	0.3
Capital in excess of par value of stock	424.6	424.3
Accumulated deficit	(820.0)	(786.3)
Accumulated other comprehensive income	(2.2)	(7.2)

Total Stockholders' Deficit	(397.3)	(368.9)

Total Liabilities and Stockholders' Equity (Deficit)	$400.4	$428.0

The accompanying notes are an integral part of the audited financial statements.

BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2003	2002	2001
	(Dollar amounts in millions)
Cash flows from operating activities:
Net loss	$(33.7)	$(5.7)	$(43.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations		0.9	6.0
Early extinguishment of debt	2.8	0.5	8.4
Depreciation, amortization and other non-cash charges	21.6	22.2	25.6
Deferred income taxes	43.1	(10.8)	(19.5)
Loss on disposals of property, plant & equipment	0.8	1.6	0.5
Changes in assets and liabilities, net of effects of businesses acquired and sold:
(Increase) decrease in accounts receivable	(6.0)	(1.6)	21.8
(Increase) decrease in inventories	(2.9)	3.3	19.1
Decrease in other assets	8.2	3.2	9.7
Increase (decrease) in accounts payable	4.3	5.8	(5.4)
Increase (decrease) in accrued expenses	4.3	(1.5)	(5.6)
Increase in other liabilities	13.3	9.7	1.0

Net cash provided by continuing operations	55.8	27.6	18.0
Net cash provided by discontinued operations		1.2	29.8

Net cash provided by operating activities	55.8	28.8	47.8

Cash flows from investing activities:
(Payments for) proceeds from sales of property, plant & equipment	(0.6)	8.0	2.7
Purchases of property, plant & equipment	(16.5)	(17.1)	(11.5)
Acquisitions of businesses			(1.3)

Net cash used in continuing operations	(17.1)	(9.1)	(10.1)
Net cash provided by (used in) discontinued operations		(23.8)	199.2

Net cash provided by (used in) investing activities	(17.1)	(32.9)	189.1

Cash flows from financing activities:
Net increase in short-term borrowings		(5.1)
Issuance of long-term debt	118.0		13.0
Reduction of long-term debt	(138.3)	(11.8)	(211.2)
Capital contribution			7.0
Other	(9.6)	(0.2)	(2.9)

Net cash provided by (used in) financing activities	(29.9)	(17.1)	(194.1)

Net increase (decrease) in cash and cash equivalents	8.8	(21.2)	42.8

Cash and cash equivalents at beginning of period	26.4	47.6	4.8

Cash and cash equivalents at end of period	$35.2	$26.4	$47.6

The accompanying notes are an integral part of the audited financial statements.

BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders' Equity (Deficit)

	Common Stock	Capital in Excess of Par	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income	Total
	(Dollar amounts in millions)
Balance December 31, 2000	$0.3	$417.3	$(737.0)	$7.3	$(312.1)
Net loss			(43.6)		(43.6)
Other comprehensive income, net:
Foreign currency translation adjustment				(0.7)	(0.7)
Unrealized losses				(0.5)	(0.5)

Comprehensive income					(44.8)
Capital contribution		7.0			7.0

Balance December 31, 2001	0.3	424.3	(780.6)	6.1	(349.9)
Net loss			(5.7)		(5.7)
Other comprehensive income, net:
Foreign currency translation adjustment				1.5	1.5
Unrealized losses				(0.6)	(0.6)
Minimum pension liability adjustment				(14.2)	(14.2)

Comprehensive income					(19.0)

Balance December 31, 2002	0.3	424.3	(786.3)	(7.2)	(368.9)
Net loss			(33.7)		(33.7)
Other comprehensive income, net:
Foreign currency translation adjustment				2.1	2.1
Unrealized gains				0.4	0.4
Minimum pension liability adjustment				2.5	2.5

Comprehensive income					(28.7)
Exercise of stock options		0.3			0.3

Balance December 31, 2003	$0.3	$424.6	$(820.0)	$(2.2)	$(397.3)

The accompanying notes are an integral part of the audited financial statements.

BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation:

        The consolidated financial statements include the accounts of Blount International and its subsidiaries and are prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany balances and transactions are eliminated in consolidation.

Merger and Recapitalization:

        On August 19, 1999, Blount International merged with Red Dog Acquisition, Corp., a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Merchant Banking Partners. The merger was completed pursuant to an Agreement and Plan of Merger and Recapitalization dated as of April 18, 1999. This transaction was accounted for as a recapitalization under generally accepted accounting principles. Accordingly, the historical basis of our assets and liabilities was not impacted by the transaction.

        As a result of the proration and stock election procedures related to the merger, approximately 1.5 million shares of Blount International's pre-merger outstanding Class A and Class B common stock were retained by existing shareholders and exchanged, on a two-for-one basis, for 3.0 million shares of post-merger outstanding common stock. All share and per share information for periods prior to the merger have been restated to reflect the split. Lehman Brothers Merchant Banking Partners and certain of its affiliates and certain members of our management made a capital contribution of approximately $417.5 million and received approximately 27.8 million shares of post-merger outstanding common stock. Lehman Brothers Merchant Banking Partners and its affiliates controlled approximately 85% of the 30.8 million shares outstanding following the merger.

        The merger was financed by the equity contribution of $417.5 million, senior term loans of $400 million and senior subordinated notes of $325 million issued by Blount, Inc., a wholly-owned subsidiary of the Company. The term loan facilities had an aggregate principal amount of $500.0 million, comprised of a $60.0 million Tranche A Term Loan and a $340.0 million Tranche B Term Loan, and a $100.0 million revolving credit facility. The amounts available under the revolving credit facility were reduced to $75.0 million after an amendment to the credit agreement on December 7, 2001. On May 15, 2003 a new credit facility was established and the existing term loan facility was extinguished. The credit facility involves an aggregate principal amount of $190.0 million, consists of a Term A loan of up to $32.0 million (of which $29.9 million was outstanding as of December 31, 2003), a Term B loan of up to $85.0 million (of which $80.0 million was outstanding as of December 31, 2003), and a revolving credit facility of up to $67.0 million (with no amount outstanding as of December 31, 2003). For additional information on the credit facility see Note 3 of the Notes to the Consolidated Financial Statements.

Basis of Presentation:

        In the opinion of management, the accompanying audited consolidated financial statements of Blount International contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position at December 31, 2003 and 2002 and the results of operations and cash flows for the periods ended December 31, 2003, 2002 and 2001. These financial statements must be read in conjunction with the notes to the financial statements.

        Certain amounts in the prior years' financial statements have been reclassified to conform to the current year's presentation, including the reclassification of extraordinary losses in accordance with our adoption of SFAS No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," and the realignment of business segments. The reclassification of extraordinary losses for penalties and write-off of unamortized deferred financing costs associated with the extinguishment of debt resulted in increases in other expense of $0.5 million and benefit for income taxes of $0.2 million for 2002, and an increase in other expense of $8.4 million and provision for income taxes of $2.9 million in 2001.

        We have realigned our business segments effective January 1, 2003 and now report results in three segments: Outdoor Products, Industrial and Power Equipment and Lawnmower.

        On December 7, 2001, we sold SEG to ATK. SEG was comprised of the then wholly-owned subsidiaries of Federal Cartridge Company, Estate Cartridge, Inc., Simmons Outdoor Corporation and Ammunition Accessories, Inc. As a result of the sale, the results of operations for SEG prior to the sale were reclassified to discontinued operations as presented in the Consolidated Statements of Income (Loss).

        Effective January 1, 2003, we adopted SFAS No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement addresses, among several other items, the reporting of debt extinguishments. As a result of the adoption of SFAS No. 145, the we have reclassified prior years' extraordinary items attributable to debt extinguishment to other income (expense) in this and all subsequent reports.

        Effective January 1, 2003, the our method of accounting for initial recognition and measurement of guarantees changed as a result of the adoption of FASB Interpretation No. 45 ("FIN 45") "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." The interpretation expands on the accounting guidance of FASB Statements No. 5, 57 and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which was superseded by FIN 45. Under the provisions of FIN 45, at the time a guarantee is issued, we will recognize an initial liability for the fair value or market value of the obligation it assumes. The adoption of FIN 45 has not had a material impact on the 2003 financial statements.

Use of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Estimates are used when accounting for the allowance for doubtful accounts, inventory obsolescence, long-lived assets, product warranty expenses, casualty insurance costs, product liabilities and related expenses, other legal proceedings, employee benefit plans, income taxes, discontinued operations and contingencies. It is reasonably possible that actual results could differ significantly from those estimates and significant changes to estimates could occur in the near term.

Cash and Cash Equivalents:

        We consider all highly liquid temporary cash investments that are readily convertible to known amounts of cash and present minimal risk of changes in value because of changes in interest rates to be cash equivalents.

Inventories:

        Inventories are valued at the lower of cost or market. We determine the cost of most raw materials, work in process, and finished goods inventories by the first in, first out ("FIFO") or average cost method. We write down our inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

Property, Plant and Equipment:

        These assets are stated at cost and are depreciated principally on the straight-line method over the estimated useful lives of the individual assets. The principal ranges of estimated useful lives for depreciation purposes are as follows: buildings and improvements—5 years to 45 years; machinery and equipment—3 years to 10 years; furniture, fixtures and office equipment—3 years to 10 years; and transportation equipment—3 years to 15 years. Gains or losses on disposal are reflected in income. Property, plant and equipment held under leases, which are essentially installment purchases, are capitalized with the related obligations stated at the principal portion of future lease payments. Depreciation charged to continuing operations' costs and expenses was $13.4 million, $13.7 million, and $14.4 million in 2003, 2002 and 2001 respectively.

        Interest cost incurred during the period of construction of plant and equipment is capitalized. No material amounts of interest were capitalized on plant and equipment during the three years ended December 31, 2003.

Goodwill:

        Prior to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," we amortized certain intangible assets on a straight-line basis over the expected useful lives of the underlying assets, generally 40 years. We adopted the provisions of SFAS No. 142, effective January 1, 2002, and under this new standard we no longer amortize goodwill. Accumulated amortization was $34.7 million as of December 31, 2001 and the effect of adopting SFAS No. 142 reduced amortization expense by $3.1 million annually.

        Under the provisions of SFAS No. 142, we perform the annual review for impairment at the reporting unit level. The tests are performed by determining the fair values of the reporting units using a discounted cash flow model and comparing those fair values to the carrying values of the reporting units, including goodwill. If the fair value of a reporting unit is less than its carrying value, we then allocate the fair value of the unit to all the assets and liabilities of that unit; this includes any unrecognized intangible assets, as if the reporting unit's fair value was the price to acquire the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of the goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. Events or changes in circumstances may occur that could create underperformance relative to projected future cash flows which would create further future impairments.

Impaired Assets:

        We evaluate the carrying value of long-lived assets to be held and used, including definite lived intangible assets, when events or changes in circumstances indicate that the carrying value may not be recoverable. The carrying value of a long-lived asset is considered impaired when the total projected undiscounted cash flows from such asset are separately identifiable and are less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds fair value of the long-lived asset. Fair value is determined primarily using the projected cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for disposal costs.

Insurance Accruals:

        It is our policy to retain a portion of expected losses related to general and product liability, workers' compensation and vehicle liability losses through retentions or deductibles under its insurance programs. Provisions for losses expected under these programs are recorded based on estimates of the undiscounted aggregate liabilities for claims incurred.

Foreign Currency:

        For foreign subsidiaries whose operations are principally conducted in U.S. dollars, monetary assets and liabilities are translated into U.S. dollars at the current exchange rate, while other assets (principally property, plant and equipment and inventories) and related costs and expenses are generally translated at historic exchange rates. Sales and other costs and expenses are translated at the average exchange rate for the period and the resulting foreign exchange adjustments are recognized in income. Assets and liabilities of the remaining foreign operations are translated to U.S. dollars at the current exchange rate and their statements of income are translated at the average exchange rate for the period. Gains and losses resulting from translation of the financial statements of these operations are reflected as "other comprehensive income" in stockholders' equity (deficit). The amount of income taxes allocated to this translation adjustment is not significant. Foreign exchange adjustments to pretax income were not material in 2003, 2002 and 2001.

Derivative Financial Instruments:

        We have adopted SFAS 133, as amended by SFAS 138, "Accounting for Derivative Instruments and Hedging Activities". This adoption has not had a material impact on the results of operations. As of December 31, 2003, we did not have any material derivative contracts outstanding.

Deferred Financing Costs:

        We capitalize costs incurred in connection with borrowings or establishment of credit facilities. These costs are amortized as an adjustment to interest expense over the life of the borrowing or life of the credit facilities using the interest method. In the case of an early debt repayment we will adjust the value of corresponding deferred assets.

Revenue Recognition:

        Our policy is to recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed or determinable, and collectibility is reasonably assured, which has historically been upon the date of shipment of product. There are an insignificant amount of shipments with FOB destination terms. Given the short transit time and insignificant number and amount of such FOB destination shipments, the impact of these sales on our results has been immaterial.

Shipping and Handling costs:

        We incur expenses for the delivery of incoming goods and services and the shipment of goods to customers. These expenses are recognized in the period in which they occur and are classified as gross revenues if billed and cost of goods sold if incurred by us in accordance with the Emerging Issues Task Force's Issue (EITF) 00-10, "Accounting for Shipping and Handling Fees and Costs".

Sales Incentives:

        We provide various sales incentives to customers in the form of coupons, rebates, discounts, free product, and advertising allowances. The cost of such expenses is recorded at the time of sale and revenue recognition and recorded as a reduction to revenue, with the exception of free product recorded as cost of sales, in accordance with EITF 00-14. "Accounting for Certain Sales Incentives".

Advertising:

        Advertising costs are expensed as incurred except for cooperative advertising, which is accrued over the period the revenues are recognized, and sales materials, such as brochures and catalogs, which are accounted for as prepaid supplies and expensed over the period used. Advertising costs from continuing operations were $7.4 million, $6.7 million, and $7.0 million for 2003, 2002, and 2001 respectively.

Research and Development:

        Expenditures for research and development are expensed as incurred. These costs from continuing operations were $2.9 million, $3.0 million, and $2.5 million for 2003, 2002, and 2001 respectively.

Warranty:

        We offer certain warranties with the sale of our products. The warranty obligation is recorded as a liability on the balance sheet and is estimated through historical customer claims, supplier performance, and new product performance. Should a change in trend occur in customer claims or supplier and new product performance, an increase or decrease in the warranty liability may be necessary.

Product Liability:

        We monitor claims that relate to the malfunction or defects of our products that may result in an injury to the equipment operator or others. We record an accrual for our uninsured obligation based on estimates as claims are incurred and evaluated. The accrual may increase or decrease as additional information regarding claims is developed.

Stock-Based Compensation:

        As permitted by SFAS No. 123 "Accounting for Stock-Based Compensation," We continue to apply intrinsic value accounting for our stock option plans. Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. We have adopted disclosure-only provisions of SFAS No. 123 and SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure-an Amendment of FASB Statement No. 123". We elected to recognize compensation expense based upon the fair value at the grant dates for awards under these plans, the our net earnings (loss) and net earnings (loss) per share would have been as follows:

	Year Ended December 31,
(Dollars in millions, except per share amounts)
	2003	2002	2001
Net income (loss), as reported	$(33.7)	$(5.7)	$(43.6)
Add: stock-based employee compensation cost, Net of tax, included in the net loss	0.1
Deduct: total stock-based employee compensation cost, net of tax, that would have been included in net income (loss) under fair value method	(1.1)	(1.2)	(0.7)

Pro forma Net Income (Loss)	$(34.7)	$(6.9)	$(44.3)

Basic earnings (loss) per share as reported	$(1.09)	$(0.19)	$(1.42)
Pro forma	(1.12)	(0.22)	(1.44)
Diluted earnings (loss) per share as reported	$(1.09)	$(0.19)	$(1.42)
Pro forma	(1.12)	(0.22)	(1.44)

Restructuring Expense:

        During the first quarter of 2001, we incurred a restructuring charge of $16.2 million related to the closure of a manufacturing facility in Zebulon, North Carolina, the modification of certain employee benefit plans and a reduction in headcount and expenses principally at the corporate headquarters. The manufacturing facility closure directly impacted 39 hourly employees and three salaried employees, and the corporate action impacted five employees.

        In the first quarter of 2002, we incurred a restructuring charge related to the closure and relocation of our headquarters from Montgomery, Alabama to Portland, Oregon. An initial charge of $5.6 million was recorded and we incurred an additional $0.7 million in transition expenses during the year. The reserve was subsequently adjusted to reflect a revision of estimates. Eighteen corporate employees were impacted by this restructuring action.

        In the fourth quarter of 2002, we recorded a $1.4 million charge related to the closure of a portion of a facility and relocation of that equipment between our plants within the Outdoor Products segment. In the first quarter of 2003 an additional charge of $0.2 million for this relocation project was incurred for severance expense affecting 19 hourly employees and 4 salaried employees.

        The following table outlines the classification of the original expenses, the subsequent charge against the restructuring liability and adjustment to the liability for each of these three restructuring actions.

	Restructuring Actions
	Plant Closure/ Headcount reduction/ Benefit Modification Q1/2001	Corporate Office Relocation Q1/2002	Asset Relocation Q4/2002
Severance
Corporate employees	$8.0	$5.6
Manufacturing facility	0.5
Benefits	4.0
Facility closure	0.2		$1.4
Professional fees	1.4
All other	2.1

Total original expense	$16.2	$5.6	$1.4

Charges against liability
2001	$13.1
2002	2.0	$4.7
2003	0.6	0.4	$1.1
Increase (reduction) to liability
2001
2002		(0.5)
2003	(0.1)	0.1

Balance at December 31, 2003	$0.4	$0.1	$0.3

Income Taxes:

        We account for income taxes under the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Reclassifications:

        Certain reclassifications have been made to prior year balances in order to conform to the current year presentation. Such reclassifications had no impact on net loss or net stockholders' equity.

NOTE 2—INCOME TAXES

        Income (loss) from continuing operations before provision (benefit) for income taxes was as follows:

	Year Ended December 31,
(Dollar amounts in millions)
	2003	2002	2001
Income (loss) from continuing operations before income taxes:
Domestic	$(13.5)	$(29.2)	$(77.2)
Foreign	24.7	19.9	18.3

Total income (loss) from continuing operations before income taxes:	$11.2	$(9.3)	$(58.9)

        The provision (benefit) for income taxes attributable to income (loss) from continuing operations is as follows:

	Year Ended December 31,
(Dollar amounts in millions)
	2003	2002	2001
Current
Federal	$(27.4)	$(13.3)	$(27.6)
State	0.1	1.0	(0.4)
Foreign	14.3	6.5	6.4
Deferred
Federal	58.7	1.3	1.3
State	(3.0)	0.1	(0.3)
Foreign	2.2	(0.1)	(0.7)

Provision (benefit) for taxes	$44.9	$(4.5)	$(21.3)

        With the January 1, 2003, adoption of SFAS No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," we have restated income (loss) before tax provision (benefit) for the years ended December 31, 2002 and 2001. The effect was to increase the losses before tax by $0.5 million and $8.4 million respectively for 2002 and 2001, and to increase the benefit for tax by $0.2 million in 2002 and $2.9 million in 2001.

        In the year ended December 31, 2003 there were no other tax provisions included in the financial statements. In the year ended December 31, 2002, we also recorded an income tax benefit of $8.7 million for the recognition of a minimum pension liability adjustment that was recorded as other comprehensive income, and a $0.6 million benefit related to discontinued operations. In the year ended December 31, 2001 there was no tax expense or benefit for a minimum pension liability recorded, $2.3 million provision for income from discontinued operations and $16.2 million provision for the gain on sale of our Sporting Equipment segment.

        A reconciliation of the provision (benefit) for income taxes to the amount computed by applying the statutory federal income tax rate to income (loss) from continuing operations before income taxes is as follows:

	% of income (loss) before tax
	2003	2002	2001
Statutory tax rate	35.0	(35.0)	(35.0)
Impact of earnings of foreign operations	12.3	(8.5)	(1.1)
Resolution of Canadian Competent Authority issues	(13.7)
Reduction of previously accrued foreign taxes	(21.3)
State income taxes, net of federal tax benefit	(26.2)	9.5	0.1
Permanent differences	3.6	1.3	1.4
Contingency	(23.2)	(15.7)	(1.6)

Effective income tax rate before valuation allowance	(33.5)	(48.4)	(36.2)
Valuation Allowance	434.2

Effective Income Tax rate after Valuation Allowance	400.7	(48.4)	(36.2)

        Our effective tax rate increased to 400.7% in 2003 from a benefit rate of 48.4% in 2002. This change in the effective rate was caused primarily by the creation of a valuation allowance to reduce the deferred tax assets, the beneficial impact of activities associated with foreign operations and an adjustment to the tax contingency.

        Our effective income tax rate increased in 2002 to 48.4% from 36.2% in 2001. The favorable effect of foreign income tax rates as compared to the United States statutory rate increased, as our overall pre-tax loss declined substantially. Additionally, an adjustment to the tax contingency increased the overall rate.

        The components of deferred income tax assets (liabilities) applicable to temporary and permanent differences at December 31, 2003 and 2002 are as follows:

(Dollar amounts in millions)	2003	2002
Deferred tax assets:
Property, Plant and Equipment basis differences	$(11.1)	$(9.4)
Employee benefits	30.4	31.4
Other accrued expenses	13.0	14.5
Net Operating loss and capital loss carryforwards	13.8	17.9
Other-net	2.5	(14.1)

Sub-total before valuation allowance	48.6	40.3

Less valuation allowance	$(48.6)

Net deferred tax assets		$40.3

Deferred tax liabilities:
Foreign—net	$(2.8)

Net deferred tax liabilities	$(2.8)

        The net deferred income tax asset as of December 31, 2002 was recorded in our balance sheet as a current asset of $30.5 million with a remaining $9.8 million included in other long term assets.

        In the third quarter of 2003, we recorded a valuation allowance against our deferred tax assets in the United States. The deferred tax assets are comprised principally of domestic net operating losses generated during 2001 and 2003, state net operating losses generated from 1998 forward, a domestic capital loss carryforward from 2001 and other expenses not currently deductible for tax. Subsequent to the third quarter, additional deferred tax assets and valuation allowances were recorded for net operating losses and other expenses not currently deductible for tax. The total deferred tax asset as of December 31, 2003, before this valuation allowance, was recorded in our balance sheet as a current asset of $24.9 million, and a remaining $23.7 million included in other long term assets. The ultimate realization of these deferred tax assets is dependent upon the generation of future taxable income before these items expire. Although we anticipate future sustained profitability, SFAS No. 109 requires that recent historical operating losses must weigh heavily in assessing the realizability of deferred tax assets.

        As of December 31, 2003, we have approximately $21.6 million in federal income taxes receivable relating to domestic net operating loss carrybacks and income tax refund claims associated with the Competent Authority process between the United States of America and Canada for the years 1994 through 1999. This is included on the Consolidated Balance Sheets in other current assets.

        As of December 31, 2003, we have domestic net operating loss carryforwards of $28.4 million and state net operating loss carryforwards of $72.5 million that expire at various dates from 2008 through 2023. Additionally, the Company has a domestic capital loss carryforward for $0.5 million that expires in 2007.

        United States income taxes have not been provided on undistributed earnings of international subsidiaries. Our intention is to reinvest these earnings and repatriate the earnings only when it is tax efficient to do so. As of December 31, 2003, undistributed earnings of international subsidiaries were $64.5 million.

        We have settled our issues with the Internal Revenue Service through the 1998 fiscal year with no material adverse effect. The periods from fiscal 1999 through 2002 are still open for review. As of December 31, 2003, Revenue Canada has initiated an examination of tax years 2000, 2001 and 2002. The United States of America and Canadian Competent Authority are in the process of resolving transfer pricing issues for years that include 1994 through 1999.

NOTE 3—DEBT AND FINANCING AGREEMENTS

        Long-term debt at December 31, 2003 and 2002, consists of the following:

(Dollars in millions)	December 31, 2003	December 31, 2002
13% Senior subordinated notes	$323.2	$325.0
7% Senior notes	149.7	149.4
Term loans	115.5	134.4
Revolving credit facility
12% preferred equivalent security	22.1	18.7

Total Debt	610.5	627.5
Less current maturities	(6.6)	(3.4)

Total long-term debt	$603.9	$624.1

Maturities of long-term debt:
(Dollar amounts in millions)	Payments
2004	$6.6
2005	160.4
2006	14.5
2007	15.7
2008 and beyond	413.3

Total	$610.5

        Included in the debt payable in 2008 and beyond is a balance of $22.1 million at December 31, 2003 representing a 12% convertible preferred equivalent security dated March 2, 2001 and due on March 2, 2013. The balance as of December 31, 2002 was $18.7 million. Interest in the first five years is payable in "PIKs", or payments-in-kind.

        As of December 31, 2003 the Company did not have any material capital leases.

        In June 1998, Blount issued senior notes ("the 7% senior notes") with a stated interest rate of 7% in the principal amount of $150 million maturing on June 15, 2005. The senior notes are fully and unconditionally guaranteed by Blount International Inc. Approximately $8.3 million, reflecting the price discount and the cost to extinguish an interest rate contract accounted for as a hedge of future interest on the debt, is being amortized to expense over the life of the senior notes. The senior notes are redeemable at a premium, in whole or in part, at our option at any time. The debt indenture contains restrictions on secured debt, sale and lease-back transactions, and the consolidation, merger and sale of assets.

        In August 1999, Blount issued senior subordinated notes ("the senior subordinated notes") with an interest rate of 13% in the principal amount of $325 million. The senior subordinated notes provided for a premium for the redemption of an aggregate of 35% of the senior subordinated notes until August 1, 2002, and for redemption at a premium of all or part of the senior subordinated notes after August 1, 2004 until August 1, 2007, when the senior subordinated notes are redeemable at par. In connection with the $325 million senior subordinated notes, the Company filed a registration statement on Form S-4 on July 15, 1999. Blount, Inc. also entered into a credit facility with an aggregate principal amount of $500.0 million, comprised of a $60.0 million Tranche A Term Loan, a $340.0 million Tranche B Term Loan, and a $100.0 million revolving credit facility. On December 7, 2001, the Company amended the credit agreement to incorporate the impact of the sale of SEG to ATK. The amendment addressed, among other things, the repayment of a portion of the outstanding debt with the net proceeds from the SEG sale, revisions to the consolidated leverage and interest coverage ratios, a reduction in the revolving credit facility to $75 million, and certain prepayment and amendment fees. The agreement also cured any event of default under the credit agreement that had been communicated to the lenders on October 30, 2001. On May 15, 2003 the Company entered into a new credit facility in the amount of $190.0 million to extinguish the previous senior credit facility including the revolving credit facility. The Company utilized $149.9 million of the new facility, including $31.9 million on the revolver to repay the previous credit facility of $133.5, pay $7.7 million towards fees and expenses for the loan agent and others, and provide $7.7 million cash to temporarily collateralize outstanding letters of credit. Prior to the end of the second quarter of 2003, the Company paid off the revolver balance in full by, among other sources, using the $25.0 million returned to the Company that was previously held in escrow as part of the sale of the Company's Sporting Equipment segment in 2001.

        The new credit facility consists of a $67.0 million revolving credit facility (none outstanding as of December 31, 2003), a Term A loan of up to $32.0 million ($29.9 million outstanding as of December 31, 2003), a Term B loan of up $85.0 million ($80.0 million outstanding as of December 31, 2003) and a Canadian Term loan of up to $6.0 million (none oustanding as of December 31, 2003). The term of the credit facility is for five years with scheduled quarterly repayments as follows: the Term A loan requires quarterly repayments of $1.1 million through April 1, 2004 and then increasing to $1.7 million per quarter beginning July 1, 2004 through the last payment on May 14, 2008; Term B requires quarterly payments of $1.3 million beginning July 1, 2005 through April 1, 2006 and then increasing to $1.9 million per quarter beginning July 1, 2006 through January 1, 2008, with a final payment of $66.9 million due on May 14, 2008; and the Canadian Term loan requires quarterly payments of $197,368 through April 1, 2004 and then increasing to $325,657 per quarter on July 1, 2004 through January 1, 2008, with a final payment of $325,657 million due on May 14, 2008.

        The term loans can be repaid at anytime but are subject to a prepayment premium during the initial two years of the credit agreement. There can also be additional mandatory repayment amounts related to the sale of Company assets under certain circumstances and upon the Company's annual generation of excess cash flow as determined by the credit agreement. The credit facility provides for term loan interest rate margins to vary based on the Company's leverage ratio. The leverage ratio is defined as the ratio of total outstanding debt to earnings before interest, taxes, depreciation and amortization (EBITDA) utilizing a choice of formulas as described in the credit agreement. Interest rates also change based upon changes in LIBOR and/or prime rates. The amount available on the revolving credit facility is determined semi-monthly from the Company's outstanding accounts receivable and inventory levels, less outstanding letters of credit and a minimum availability threshold.

As of December 31, 2003 the Company had the ability to borrow $43.8 million under the terms of the revolving credit agreement.

        Blount International and all of the Blount's domestic subsidiaries guarantee Blount obligations under the debt issued to finance the merger and recapitalization of August 19, 1999 and the new credit facility of May 15, 2003. In addition, Blount has pledged 65% of the stock of its non-domestic subsidiaries as further collateral. Blount's obligations and its domestic subsidiaries' guarantee obligations under the new credit facility are collateralized by a first priority security interest in substantially all of their respective assets. Blount International guarantee obligations in respect of the new credit facility are collateralized by a pledge of all of Blount capital stock. The 7.0% senior notes share in parri passu and ratably in the first priority interest in certain of the collateral securing the new credit facility.

        The new credit facility contains covenants relating to indebtedness, liens, mergers, consolidations, disposals of property, payment of dividends, capital expenditures, investments, optional payments and modifications of agreements, transactions with affiliates, sales and leasebacks, changes in fiscal periods, negative pledges, subsidiary distributions, lines of business, hedge agreements and activities of Blount International its declarations and requires us to maintain certain minimum Adjusted EBITDA levels and fixed coverage ratios.

        On March 2, 2001, an affiliate of Lehman Brothers Merchant Banking Partners, our principal shareholder, invested $20 million in the form of a preferred equivalent security, together with warrants to acquire 1,000,000 shares of Blount International common stock (or approximately 3% of Blount International) that are exercisable immediately at a price of $0.01 a share. The security has a 12% annual interest rate that is compounded annually and is paid in payments-in-kind (International) for the first five years of the term. The security can be converted into convertible preferred stock at the option of the holder as a result of Blount International's stockholders passing an amendment in 2001 to the Certificate of Incorporation authorizing the issuance of preferred stock. We recorded the fair value of the warrants at $7.0 million as a credit to additional paid-in capital and a debt discount to the $20 million security. The debt portion of this security at December 31, 2003, is $22.1 million and increased during 2003 through accretion of the discount and the accrual of interest.

        During 2001, we would not have been in compliance with certain of our debt covenants except for the fact that, in connection with the sale of SEG, we and our lenders amended the covenants as of and for the year ended December 31, 2001. We have been in compliance with all debt covenants throughout 2003. While there can be no assurance, management believes we will comply with all debt covenants during 2004. Should we not comply with the covenants during 2004 additional significant actions will be required. These actions may include, among others, attempting to re-negotiate its debt facilities, sales of assets, additional restructurings and reductions in capital expenditures.

        There were no short-term borrowings as of December 31, 2003 and 2002.

NOTE 4—GOODWILL AND OTHER INTANGIBLE ASSETS

        We adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002. The provisions of SFAS No. 142 prohibit the amortization of goodwill and indefinite-lived intangible assets, require that goodwill and indefinite-lived intangible assets be tested at least annually for impairment, require reporting units to be identified for the purpose of assessing potential future impairments of goodwill, and remove the forty-year limitation on the amortization period of intangible assets that have finite lives.

        In connection with the adoption of SFAS No. 142, during the second quarter 2002, we performed the transitional impairment test on its goodwill as required upon adoption of this Statement, and determined that no impairment of goodwill existed as of January 1, 2002. We completed our annual testing of goodwill for impairment in the fourth quarter 2003 and determined that no impairment existed as of December 31, 2003. We plan to continue our annual testing of goodwill and indefinite-lived intangible assets for impairment in the fourth quarter of each year, unless events warrant more frequent testing.

        As of January 1, 2002, our goodwill balance of $76.9 million was comprised of $48.8 million related to the Outdoor Products segment and $28.1 million related to the Industrial and Power Equipment segment. There were no intangible assets reclassified into goodwill at January 1, 2002, nor were there any adjustments to the goodwill balance during 2002.

        As a result of the non-amortization provisions of SFAS No. 142, we will no longer record approximately $3 million of annual amortization relating to goodwill and indefinite-lived intangibles.

        The following table presents prior year earnings and earnings per share as if the non-amortization provisions of SFAS No. 142 had been applied in the prior year.

	Year Ended December 31,
(Dollars in millions)
	2003	2002	2001
Reported net income (loss) from continuing operations	$(33.7)	$(4.8)	$(37.6)
Add back goodwill amortization, net of tax			3.1

Adjusted net earnings (loss)	$(33.7)	$(4.8)	$(34.5)

Basic earnings income (loss) per share from continuing operations	$(1.09)	$(0.16)	$(1.22)
Add back goodwill amortization, net of tax			0.10

Adjusted net earnings (loss) per share	$(1.09)	$(0.16)	$(1.12)

Diluted earnings income (loss) per share from continuing operations	$(1.09)	$(0.16)	$(1.22)
Add back goodwill amortization, net of tax			0.10

Adjusted net earnings (loss) per share	$(1.09)	$(0.16)	$(1.12)

        Upon adoption of SFAS 142, the gross carrying value of indefinite-lived intangible assets excluding goodwill was $0.9 million and was fully amortized.

NOTE 5—ACQUISITIONS AND DISPOSALS

        We have accounted for acquisitions by the purchase method, and the net assets and results of operations of the acquired companies have been included in our consolidated financial statements since the date of acquisition. Through December 31, 2001, the excess of the purchase price over the fair value of the net assets acquired was being amortized on a straight-line basis over a period of between 5 and 40 years. Effective January 1, 2002, we adopted SFAS 142 and we no longer amortize this difference.

        On December 7, 2001, we sold SEG to ATK. See Note 1 of The Notes to the Consolidated Financial statements for transaction details.

NOTE 6—CAPITAL STOCK, STOCK OPTIONS AND EARNINGS PER SHARE DATA

        We have authorized 100 million shares of common stock.

        The number of shares used in the denominators of the basic and diluted earnings (loss) per share computations were as follows (in thousands):

	Year Ended December 31,
	2003	2002	2001
Shares for basic earnings (loss) per share computation—weighted average common shares outstanding	30,809	30,796	30,796

Dilutive effect of stock options
Shares for diluted earnings (loss) per shares outstanding	30,809	30,796	30,796

        No adjustment was required to reported amounts for inclusion in the numerators of the share computations. We have excluded our stock option plan, as well as the warrants held by an affiliate of our controlling shareholder for the computation of diluted EPS because to include would be anti-dilutive for the years ended December 31, 2003, 2002 and 2001.

        During 1999 and 2000, Blount International's Board of Directors adopted new stock option plans under which options, either incentive stock options or non-qualified stock options, to purchase Blount International's common stock may be granted to employees, directors, and other persons who perform services for us. The number of shares which may be issued under these plans may not exceed 5,875,000 shares. The option price per share for incentive stock options may not be less than 100% of fair value, generally calculated as the average closing sale price for ten consecutive trading days ended on the trading day immediately prior to the date of grant. The option price for each grant of a non-qualified stock option shall be established on the date of grant and may be less than the fair market value of one share of common stock on the date of grant. In 2001, options were granted to purchase 634,700 shares at an average price of $4.96 per share. In 2002, options were granted to purchase 1,571,145 shares at an average price of $3.60 per share. In 2003, options were granted to purchase 665,000 shares at an average price of $5.01 per share. As of December 31, 2003, 2002, and 2001, there were options for 1,786,253 shares, 2,414,187 shares, and 3,733,500 shares available for grant.

        A summary of the status of our fixed stock option plans as of December 31, 2003, 2002, and 2001, and the changes during the periods ending on those dates are presented in the following table:

	Year Ended December 31,
	2003		2002		2001
	Shares (in 000's)	Weighted Average Exercise Price	Shares (in 000's)	Weighted Average Exercise Price	Shares (in 000's)	Weighted Average Exercise Price
Outstanding at beginning of period	3,461	$8.17	2,141	$12.30	2,271	$14.82
Granted	665	5.01	1,571	3.60	635	4.96
Exercised	(32)	3.54
Forfeited	(37)	10.19	(251)	14.82	(765)	13.67
Canceled

Outstanding at end of period	4,057	$7.67	3,461	$8.17	2,141	$12.30

Options exercisable end of period	2,231		1,587		829

        Options outstanding at December 31, 2003, have an average exercise price of $7.67 per share, vest over periods to six years and have a remaining contractual life of approximately 7.2 years.

        For purposes of computing the pro forma amounts in Note 1, the Black-Scholes option-pricing model was used with the following weighted-average assumptions:

	Year Ended December 31,
	2003	2002	2001
Estimated lives of plan options	5 years	5 years	5 years
Risk-free interest rates	3.3%	3.4%	4.8%
Expected volatility	38.0%	36.0%	37.0%
Dividend yield	0.0%	0.0%	0.0%

        The weighted average estimated fair value of options granted during 2003, 2002, and 2001 was $2.06, $1.34, and $2.01 respectively.

        On March 2, 2001, an affiliate of Lehman Brothers Merchant Banking Partners invested $20 million in Blount International in the form of a mezzanine security, which is convertible into preferred stock in turn convertible into common stock, together with warrants to acquire 1,000,000 shares of Blount International common stock that are exercisable immediately at $0.01 a share.

NOTE 7—PENSION AND POST-RETIREMENT BENEFIT PLANS

        The changes in benefit obligations, changes in plan assets and funded status of our defined benefit pension plans and other post-retirement medical and life benefit plans for the periods ended December 31, 2003 and 2002, were as follows:

	Pension Benefits		Other Post-retirement Benefits
	2003	2002	2003	2002
FUNDED PLANS (Dollar amounts in millions)
Change in Benefit Obligation:
Benefit obligation at beginning of period	$(122.5)	$(105.8)	$(3.1)	$(3.9)
Service cost	(4.6)	(3.8)
Interest cost	(8.0)	(7.5)	(0.2)	(0.2)
Plan participants' contributions			(0.1)	(0.1)
Actuarial gains (losses)	(14.7)	(5.7)		0.6
Benefits and plan expenses paid	5.8	5.2	0.4	0.5
Plan Amendment		(4.9)

Benefit obligation at end of period	(144.0)	(122.5)	(3.0)	(3.1)

Change in Plan Assets:
Fair value of plan assets at beginning of period	69.7	84.5	1.1	1.6
Actual return on plan assets	16.9	(10.2)	0.1	(0.2)
Company contributions	5.6	1.0
Plan participants' contributions			0.1	0.1
Benefits and plan expenses paid	(5.8)	(5.2)	(0.4)	(0.4)
Settlements		(0.4)

Fair value of plan assets at end of period	86.4	69.7	0.9	1.1

Funded status	(57.6)	(52.9)	(2.1)	(2.0)
Unrecognized actuarial (gains) losses	42.9	40.3	1.7	1.8
Unrecognized prior service cost	4.1	4.5

Net amount recognized	$(10.6)	$(8.1)	$(0.4)	$(0.2)

Net amount recognized:
Prepaid benefits	$4.8	$3.3
Accrued benefits	(39.0)	(38.1)	$(0.4)	$(0.2)
Accumulated other comprehensive income	19.5	22.2
Intangible asset	4.1	4.5

Net amount recognized	$(10.6)	$(8.1)	$(0.4)	$(0.2)

	Pension Benefits		Other Post-retirement Benefits
	2003	2002	2003	2002
OTHER PLANS (Dollar amounts in millions)
Change in Benefit Obligation:
Benefit obligation at beginning of period	$(6.5)	$(8.9)	$(26.9)	$(21.9)
Service cost	(0.1)	(0.2)	(0.4)	(0.3)
Interest cost	(0.4)	(0.7)	(1.8)	(1.7)
Plan participants' contributions			(1.3)	(0.5)
Actuarial gains (losses)	(0.3)	(1.4)	(4.5)	(3.8)
Benefits and plan expenses paid	0.6	0.6	3.4	1.3
Curtailment/settlement			4.1

Benefit obligation at end of period	(6.7)	(6.5)	(31.5)	(26.9)
Unrecognized actuarial (gains) losses	1.3	1.0	13.8	10.0
Unrecognized prior service cost	(0.1)	(0.1)		0.1

Net amount recognized	$(5.5)	$(5.6)	$(17.7)	$(16.8)

Net amount recognized:
Accrued benefits	$(6.4)	$(6.4)	$(17.7)	$(16.8)
Accumulated other comprehensive income	0.8	0.7
Intangible asset	0.1	0.1

Net amount recognized	$(5.5)	$(5.6)	$(17.7)	$(16.8)

        The accumulated pension benefit obligation of supplemental non-qualified defined benefit pension plans was $6.4 million and $6.3 million at December 31, 2003 and 2002, respectively. Two rabbi trusts, whose assets are not included in the table above, have been established to fund part of these non-qualified benefits.

        These two rabbi trusts require the funding of certain executive benefits upon a change in control or threatened change in control, such as the merger and recapitalization described in Note 1 of the Notes to Consolidated Financial Statements. At December 31, 2003 and 2002, approximately $4.6 million and $5.6 million, respectively, were held in these trusts and is included in other assets in the Consolidated Balance Sheets.

        The curtailment and settlement amounts for 2002 related to the payment of obligations to certain of our current and former executives during 2002.

        Primarily due to a decline in the market value of assets held in our defined benefit pension plan, we were required to record a minimum pension liability adjustment in 2002. The amount recorded to equity as other comprehensive income net of taxes for the tax year ended December 31, 2002 was $14.2 million. For the year ended December 31, 2003 the minimum pension liability adjustment resulted in an increase of $2.5 million to equity as other comprehensive income.

        The components of net periodic benefit cost and the weighted average assumptions used in accounting for pension and other post-retirement benefits follow:

	Pension Benefits Year Ended December 31,			Other Post-Retirement Benefits Year Ended December 31,
(Dollar amounts in millions)
	2003	2002	2001	2003	2002	2001
Components of net periodic benefit cost:
Service cost	$4.7	$4.1	$6.7	$0.4	$0.3	$0.5
Interest cost	8.4	8.1	11.1	2.0	1.9	2.1
Expected return on plan assets	(6.4)	(7.2)	(11.6)	(0.1)	(0.1)	(0.1)
Amortization of actuarial (gains) losses	2.3	0.5	0.4	0.9	0.5	0.4
Amortization of transition asset		(0.1)	(0.1)
Amortization of prior service cost	0.4	1.3	1.0
Curtailment/settlement (gain) loss		2.4	(0.1)

Total net periodic benefit cost	$9.4	$9.1	$7.4	$3.2	$2.6	$2.9

Weighted average assumptions:
Discount rate	6.1%	6.5%	7.2%	6.0%	6.5%	7.2%
Expected return on plan assets	8.9%	8.9%	8.9%	9.0%	9.0%	9.0%
Rate of compensation increase	3.4%	3.6%	3.6%

        Our domestic defined benefit pension plan is included in the preceding tables. As of December 31, 2003 the asset value of this plan was $61.6 million. Also included in the preceding tables is $0.9 million in assets related to a post-retirement medical plan related to a certain discontinued business. The expected long-term rate of return on these assets was chosen from the range of likely results of compound average annual returns over a twenty year time horizon based on the plan's current investment policy. The expected return and volatility for each asset class was based on historical equity, bond and cash returns during the period 1926 to 2002. While this approach gives appropriate consideration to recent fund performance and historical returns, the assumption is primarily a long-term, prospective rate. Based on this analysis, the expected long-term return assumption for our domestic funded pension plan and the post retirement medical plan will remain at 9.0%.

        We maintain target allocation percentages among various asset classes based on an investment policy established for the domestic pension plan and the post-retirement medical plan. The target allocation is designed to achieve long term objectives of return, while mitigating against downside risk and considering expected cash flows. The current weighted-average target asset allocation for the domestic pension plan and the post retirement plan is as follows: equity securities 60%, debt securities 35%, real estate 0% and other 5%.

        We expect to contribute approximately $14 million to its domestic pension plan in 2004. We do not expect to make any contributions to the post retirement medical plan during 2004.

        A 10.0% annual rate of increase in the cost of health care benefits was assumed for 2003; the rate was assumed to decrease 2.0% per year until 5.0% is reached. A 1% change in assumed health care cost trend rates would have the following effects:

(Dollar amounts in millions)	1% Increase	1% Decrease
Effect on service and interest cost components	$0.3	$(0.2)
Effect on other post-retirement benefit obligations	3.4	(2.8)

        We sponsor a defined contribution 401(k) plan and matches a portion of employee contributions. The expense for the match was $2.4 million, $2.4 million and $4.6 million in 2003, 2002 and 2001.

NOTE 8—COMMITMENTS AND CONTINGENT LIABILITIES

        We lease office space and equipment under operating leases expiring in one to eight years. Most leases include renewal options and some contain purchase options and escalation clauses. Future minimum rental commitments required under operating leases having initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2003, are as follows (in millions): 2004 - $2.1; 2005 - $1.4; 2006 - $0.7; 2007 - $0.4; 2008 - $0.2; 2009 and beyond - $0.1. Rentals charged to continuing operations costs and expenses under cancelable and non-cancelable lease arrangements were $2.3 million, $2.5 million and $2.7 million for 2003, 2002 and 2001, respectively. In addition, in 2003 the Company also signed a letter of intent on a parcel of land in The People's Republic of China for an amount of $1.0 million.

        Certain customers of our Industrial Power Equipment and Lawnmower segments finance their purchases through third party finance companies. Under the terms of these financing arrangements, we may be required to repurchase certain equipment from the finance companies. The aggregate repurchase amount included in the agreements outstanding as of both December 31, 2003 and 2002 is $4.0 million. These arrangements have not had a material adverse effect on our operating results in the past. Our do not expect to incur any material charges related to these agreements in future periods, since any repurchased equipment will likely be resold for approximately the same value.

        We provide guarantees and other commercial commitments summarized in the following table (in millions):

Total at December 31, 2003
Product Warranty	$4.1
Letters of Credit Outstanding	7.9
Third Party Financing Projections(1)	4.0
Accounts Receivable Securitization(2)	0.4

Total	$16.4

(1)
Applicable to the third party financing agreements for customer equipment purchases of Dixon lawnmowers and FIED equipment.

(2)
Included the guarantees of certain accounts receivable of Dixon's receivable to a third party financing company.

        In addition to these amounts, Blount International also guarantees certain debt of its subsidiaries (see Note 11 to the Consolidated Financial Statements).

        Product warranty obligation is recorded as a liability on the balance sheet and is estimated through historical customer claims, supplier performance and new product performance. Should a change in trend occur in customer claims, an increase or decrease in the warranty liability may be necessary. Changes in our warranty reserve for the period ended December 31, 2003 are as follows (in millions):

Total at December 31, 2003
Balance as of December 31, 2002	$3.3
Accrued	3.6
Payments made (in cash or in-kind)	(2.8)

Balance as of December 31, 2003	$4.1

        Other guarantees and claims arise during the ordinary course of business from relationships with suppliers, customers and non-consolidated affiliates when we undertake an obligation to guarantee the performance of others if specified triggering events occur. Nonperformance of a contract could trigger an obligation of the Company. In addition, certain guarantees relate to contractual indemnification provisions in connection with transactions involving the purchase or sale of stock or assets. These claims include actions based upon intellectual property, environmental, product liability and other indemnification matters. The ultimate effect on future financial results is not subject to reasonable estimation because considerable uncertainty exists as to the occurrence or, if triggered, final outcome of these claims. However, while the ultimate liabilities resulting from such claims may be potentially significant to results of operations in the period recognized, management does not anticipate they will have a material adverse effect on our consolidated financial position or liquidity.

        We reserve for product liability, environmental remediation and other legal matters as we become aware of such matters. A portion of these claims or lawsuits may be covered by insurance policies that generally contain both deductible and coverage limits. We monitor the progress of each legal matter to ensure that the appropriate reserve for its obligation has been recognized and disclosed in the financial statements. We also monitor trends in case types to determine if there are any specific issues that relate to us that may result in additional future exposure on an aggregate basis. As of December 31, 2003 and December 31, 2002, we believe we have appropriately recorded and disclosed all material costs for its obligations in regard to known matters. In the case of product liability matters, the estimated cost of each claim is determined by a third party administrator who works with our legal department and the insurance carriers. We have assumed that the recoverability of the costs of claims from insurance companies will continue in the future. We periodically assess these insurance companies to monitor their ability to pay such claims.

        We were named a potentially liable person ("PLP") by the Washington State Department of Ecology ("WDOE") in connection with the Pasco Sanitary Landfill Site ("Site"). This Site has been monitored by WDOE since 1988. From available records, we believe that we sent 26 drums of chromic hydroxide sludge in a non-toxic, trivalent state to the Site. We further believe that the Site contains more than 50,000 drums in total and millions of gallons of additional wastes, some potentially highly toxic in nature. Accordingly, based both on volume and on nature of the waste, we believe that we are de minimis contributor.

        The current on-site monitoring program is being conducted and funded by certain PLPs, excluding us and several other PLPs, under the supervision of WDOE. It is estimated that this study will cost between $7 million and $10 million. Depending upon the results of this study, further studies or remediation could be required. We may or may not be required to pay a share of the current study, or to contribute costs of subsequent studies or remediation, if any. We are unable to estimate such costs, or the likelihood of being assessed any portion thereof. However, during the most recent negotiations with those PLPs that are funding the work at the Site, our potential share ranged from approximately $20,000 to $250,000 with estimates of approximately $90,000 being the "most reasonably probable scenario".

        We have accrued $75,000 at December 31, 2003 and 2002 for the potential costs of any clean-up. We spent zero and $5,600 in the years ended December 31, 2003 and 2002 respectively to administer compliance in regards to the Pasco Site, which are primarily the cost of outside counsel to provide updates on the Site status.

        In July 2001, our former Federal Cartridge Company subsidiary ("Federal") received notice from the Region V Office of the United States Environmental Protection Agency ("EPA") that it intended to file an administrative proceeding for civil penalties in connection with alleged violations of applicable statutes, rules, and regulations or permit conditions at Federal's Anoka, Minnesota ammunition manufacturing plant. The alleged violations include (i) unpermitted treatment of hazardous wastes, (ii) improper management of hazardous wastes, (iii) permit violations and (iv) improper training of certain responsible personnel. We retained the liability for this matter under the terms of the sale of SEG (including Federal) to ATK as discussed in Note 5 of the 2002 Annual Report on Form 10-K.

        To our knowledge, Federal has corrected the alleged violations. We have tendered this matter for partial indemnification to a prior owner of Federal.

        In March 2002, EPA served an Administrative Complaint and Compliance Order ("Complaint") on Federal. The Complaint proposes civil penalties in the amount of $258,593. Federal answered the Complaint, denied liability and opposed the proposed penalties. In August 2002, Federal and the EPA filed cross motions for Accelerated Decision on both liability and penalties issues with the assigned Administrative Law Judge. On December 6, 2002 the Administrative Law Judge issued an Order Granting in Part and Denying in Part the EPA's Motion for Accelerated Decision and Denying Federal's Motion for Accelerated Decision ("Order"). The Order established that Federal is liable for $6,270 in civil penalties and stated the remaining issues of liability and proposed penalties totaling $252,323 would be ruled on after an administrative hearing. On January 28, 2003, EPA and Federal attended an administrative hearing on both liability and penalties issues not resolved by the Order. The Administrative Law Judge will make a decision on liability and penalties following submission by EPA and Federal of Findings of Fact and Conclusions of Law ("Findings"). The EPA and Federal submitted proposed findings to the Administrative Law Judge on May 7, 2003. It is anticipated that a ruling will be made in the near future. Nonetheless, at the current time the Company does not believe payment of the civil penalties sought by the EPA will have a materially adverse effect on its consolidated financial condition or operating results.

        On September 12, 2003, we received a General Notice Letter as a Potentially Responsible De Minimis Party from Region IX of the United States Environmental Protection Agency ("EPA") regarding the Operating Industries, Inc. Superfund Site in Monterey Park, California. The notice stated that the EPA would submit an offer to settle and an explanation as to why it believes we or a predecessor unit is a de minimis participant at the site in mid-November. However, we were subsequently informed by the EPA that its report would be delayed, and we have not received the offer or explanation as of this date. The site was operated as a landfill from 1948 to 1984, and received wastes from over 4,000 generators during this time. At the present time, we have no knowledge of which of its units, if any, was involved at the site, or the amounts, if any, sent there. However, based upon our current knowledge, and our alleged status as a Potentially Responsible De Minimis Party we do not believe that any settlement or participation in any remediation will have a material adverse effect on its consolidated financial condition or operating results.

        On February 10, 2004, we received a Notice of Non-Compliance from the Oregon Department of Environmental Quality ("DEQ") regarding alleged violations of state and federal hazardous waste management regulations at the Company's Oregon Cutting Systems facility in Milwaukie, Oregon. None of the alleged violations concern a release or discharge into the environment.

        In response to the Notice, we have taken certain corrective actions, have asked for further explanation of some of the alleged violations and may contest the remaining alleged violations. Under applicable procedures, we and DEQ will confer on these issues; however, after considering our response, the DEQ could issue a Notice of Violation and, if so, the possibility for civil penalties exists.

        We are a defendant in a number of product liability lawsuits, some of which seek significant or unspecified damages, involving serious personal injuries for which there are retentions or deductible amounts under our insurance policies. One such suit resulted in us paying our self-insured retention of $1.0 million during the second quarter of 2003. In addition, we are a party to a number of other suits arising out of the normal course of its business. While there can be no assurance as to their ultimate outcome, management does not believe these lawsuits will have a material adverse effect on consolidated financial condition or operating results. We accrue, by a charge to income, an amount related to a matter deemed by management and its counsel as a probable loss contingency in light of all of the then known circumstances. We do not accrue a charge to income for a matter deemed by management and its counsel to be a reasonably possible loss contingency in light of all of the current circumstances.

NOTE 9—FINANCIAL INSTRUMENTS AND CREDIT RISK CONCENTRATION

        We have manufacturing or distribution operations in Brazil, Canada, Europe, Japan, Russia and the United States. We sell to customers in these locations, primarily in the United States, and other countries throughout the world. At December 31, 2003, approximately 63% of trade accounts receivable were from customers within the United States. Trade accounts receivable are principally from service and dealer groups, distributors, mass merchants, chainsaw and other original equipment manufacturers, and are normally not collateralized. We have an arrangement through a third-party financing company whereby Dixon and FIED customers can finance purchases of equipment with minimal recourse to us.

        The estimated fair values of certain financial instruments at December 31, 2003 and 2002, are as follows:

	2003		2002
(Dollar amounts in millions)	Carrying Amount	Fair Value	Fair Value	Fair Value
Cash and short-term investments	$35.2	$35.2	$26.4	$26.4
Other assets (restricted trust funds and notes receivable)	4.6	4.6	6.2	6.2
Notes payable and long-term debt (see Note 3)	610.5	633.9	627.5	478.1

        The carrying amount of cash and short-term investments approximates fair value because of the short maturity of those instruments. The fair value of notes receivable is estimated based on the discounted value of estimated future cash flows. The fair value of restricted trust funds approximates the carrying amount for short-term instruments and is estimated by obtaining market quotes for longer term instruments. The fair value of long-term debt is estimated based on recent market transaction prices or on current rates available for debt with similar terms and maturities.

NOTE 10—SEGMENT INFORMATION

        We identify operating segments based on management responsibility. We have three reportable segments: Outdoor Products, Industrial and Power Equipment and Lawnmower. Outdoor Products manufactures and markets chain, bars, sprockets, and accessories for chainsaw use, concrete cutting equipment, and lawnmower blades and accessories for outdoor care. Industrial and Power Equipment manufactures and markets timber harvesting equipment, industrial tractors and loaders, rotation bearings and mechanical power transmission units. The Lawnmower segment manufactures and markets riding lawnmowers and related accessories.

        The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Inter-segment sales are not significant.

        Information on Segments:

	Year Ended December 31,
(Dollar amounts in millions)
	2003	2002	2001
Sales:
Outdoor Products	$358.8	$307.4	$307.4
Industrial and Power Equipment	165.0	131.7	120.6
Lawnmower	35.7	41.4	43.0
Inter Segment Elimination	(0.4)	(1.0)	(2.3)

Total Sales	$559.1	$479.5	$468.7

Operating income (loss):
Outdoor Products	$86.2	$67.7	$69.4
Industrial and Power Equipment	11.7	5.2	(1.7)
Lawnmower	(1.2)	2.7	0.9
Inter Segment Elimination		0.3

Operating income from segments	96.7	75.9	68.6
Corporate office expenses	(12.7)	(6.2)	(7.7)
Restructuring expenses	(0.2)	(7.2)	(16.2)

Income from continuing operations	83.8	62.5	44.7
Interest expense	(69.8)	(72.2)	(95.9)
Interest income	0.8	1.1	1.4
Other income (expense), net	(3.6)	(0.7)	(9.1)

Loss from continuing operations before income taxes	$11.2	$(9.3)	$(58.9)

Identifiable assets:
Outdoor Products	$227.1	$199.2	$182.9
Industrial and Power Equipment	83.4	87.4	94.3
Lawnmower	18.7	19.3	20.8
Corporate office/elimination/discount. operations	71.2	122.1	146.8

Total assets	$400.4	$428.0	$444.8

Depreciation and amortization:
Outdoor Products	$9.5	$9.6	$11.1
Industrial and Power Equipment	3.3	3.3	4.5
Lawnmower	0.7	0.8	1.3
Corporate office	5.2	5.2	6.7

Total depreciation and amortization	$18.7	$18.9	$23.6

Capital expenditures:
Outdoor Products	$15.0	$15.3	$10.3
Industrial and Power Equipment	0.9	1.4	1.0
Lawnmower	0.6	0.4	0.2
Corporate office

Total capital expenditures	$16.5	$17.1	$11.5

        Information on Sales by Significant Product Groups:

	Year Ended December 31,
(Dollar amounts in millions)
	2003	2002	2001
Chainsaw components and accessories	$283.0	$243.0	$249.5
Timber harvesting and loading equipment	151.7	115.9	101.7
Outdoor care parts and accessories	57.5	48.9	45.3
Lawnmowers	35.7	40.9	40.7
All others, less than 5% each	31.2	30.8	31.5

Total Sales	$559.1	$479.5	$468.7

        Information on Geographic Areas:

	Year Ended December 31,
(Dollar amounts in millions)
	2003	2002	2001
Sales:
United States	$331.3	$289.4	$280.6
European Union	99.7	85.2	81.5
Canada	23.1	21.9	18.8
Brazil	17.1	13.8	13.8
All others, less than 3% each	87.9	69.2	74.0

Total Sales	$559.1	$479.5	$468.7

Property, plant & equipment-net:
United States	$53.8	$55.3	$64.0
Canada	26.1	24.3	22.4
European Union	7.3	6.4	5.3
Brazil	4.4	4.3	4.1
All others, less than 1% each	0.4	0.4	0.4

Property, plant & equipment-net	$92.0	$90.7	$96.2

        The geographic sales information is by country of destination. Property, plant and equipment is net of accumulated depreciation. One customer, The Electrolux Group, accounted for more than 10% of consolidated sales in all three years. While we expect this business relationship to continue, the loss of this customer could affect the operations of the Outdoor Products segment. Each of our segments purchases certain important materials from a limited number of suppliers that meet quality criteria. Although alternative sources of supply are available, the sudden elimination of certain suppliers could result in manufacturing delays, a reduction in product quality and a possible loss of sales in the near term.

NOTE 11—CONSOLIDATING FINANCIAL INFORMATION

        Blount has two registered debt securities that have different guarantees: 1) 7% Senior Notes due June 15, 2005, and 2) 13% Senior Subordinated Notes due August 1, 2009. The 7% Senior Notes are fully and unconditionally, jointly and severally, guaranteed by Blount International. Holders have first priority interest in all the shares or other equity interest of all domestic subsidiaries and other entities, first priority mortgage on all principal domestic properties, 65% of outstanding shares of first tier foreign subsidiaries, and are held in parri passu, ratably, with our secured credit facility lenders. The 13% Senior Subordinated notes are unconditionally guaranteed by Blount International and all of Blount's domestic subsidiaries ("guarantor subsidiaries"). All guarantor subsidiaries of the 13% Senior Subordinated notes are 100% owned, directly or indirectly, by us. While Blount International and all of Blount's domestic subsidiaries guarantee the 13% Senior Subordinated notes, none of Blount's existing foreign subsidiaries ("non-guarantor subsidiaries") guarantee the 13% Senior Subordinated Notes. The following consolidating financial information sets forth condensed consolidating financial information, statements of operation, and the balance sheets and cash flows of Blount International, Blount, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries (in millions).

BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

For the Year
Ended December 31, 2003

	Blount International, Inc.	Blount, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
STATEMENT OF OPERATIONS
Sale		$364.6	$127.3	$201.4	$(134.2)	$559.1
Cost of sales		258.6	100.5	148.2	(137.9)	369.4

Gross profit		106.0	26.8	53.2	3.7	189.7
Selling, general and administrative expenses		64.1	16.7	24.9		105.7
Restructuring expenses			0.2			0.2

Income (loss) from operations		41.9	9.9	28.3	3.7	83.8
Interest expense	$(19.7)	(46.2)	(0.4)	(3.5)		(69.8)
Interest income		0.4		0.4		0.8
Other income (expense), net		0.7	(3.1)	(1.2)		(3.6)

Income (loss) from continuing operations before income taxes	(19.7)	(3.2)	6.4	24.0	3.7	11.2
Provision (benefit) for income taxes		(26.8)	(3.5)	(14.6)		(44.9)

Income (loss) from continuing operations	(19.7)	(30.0)	2.9	9.4	3.7	(33.7)
Equity in earnings (losses) of affiliated companies, net	(13.9)	16.0	0.2		(2.3)

Net income (loss)	$(33.6)	$(14.0)	$3.1	$9.4	$1.4	$(33.7)

For the Year
Ended December 31, 2002

	Blount International, Inc.	Blount, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
STATEMENT OF OPERATIONS
Sale		$305.4	$121.5	$167.8	$(115.2)	$479.5
Cost of sales		209.4	94.4	128.8	(114.3)	318.3

Gross profit		96.0	27.1	39.0	(0.9)	161.2
Selling, general and administrative expenses	$0.5	53.2	17.1	20.7		91.5
Restructuring expenses		7.2				7.2

Income (loss) from operations	(0.5)	35.6	10.0	18.3	(0.9)	62.5
Interest expense	(21.0)	(50.4)	(0.4)	(0.4)		(72.2)
Interest income		0.6		0.5		1.1
Other income (expense), net		0.1		(0.8)		(0.7)

Income (loss) from continuing operations before income taxes	(21.5)	(14.1)	9.6	17.6	(0.9)	(9.3)
Provision (benefit) for income taxes	(10.7)	(3.9)	3.7	6.4		(4.5)

Income (loss) from continuing operations	(10.8)	(10.2)	5.9	11.2	(0.9)	(4.8)
Discontinued operations:
Net income (loss) from operations		0.5				0.5
Income (loss) on disposal, net		(1.4)				(1.4)

Income (loss) before earnings (losses) Of affiliated companies	(10.8)	(11.1)	5.9	11.2	(0.9)	(5.7)
Equity in earnings (losses) of affiliated companies, net	4.9	15.1	0.1		(20.1)

Net income (loss)	$(5.9)	$4.0	$6.0	$11.2	$(21.0)	$(5.7)

For the Year
Ended December 31, 2001

	Blount International, Inc.	Blount, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
STATEMENT OF OPERATIONS
Sales		$301.5	$123.8	$160.2	$(116.8)	$468.7
Cost of sales		205.8	97.6	124.3	(115.4)	312.3

Gross profit		95.7	26.2	35.9	(1.4)	156.4
Selling, general and administrative expenses	$0.7	54.4	20.6	19.8		95.5
Restructuring expenses		16.2				16.2

Income (loss) from operations	(0.7)	25.1	5.6	16.1	(1.4)	44.7
Interest expense	(31.6)	(93.0)	(0.8)	(0.4)	29.9	(95.9)
Interest income	0.1	30.4	0.2	0.6	(29.9)	1.4
Other income (expense), net		7.2	(1.3)	(0.6)		(9.1)

Income (loss) from continuing operations before income taxes	(32.2)	(44.7)	3.7	15.7	(1.4)	(58.9)
Provision (benefit) for income taxes	(11.7)	(17.4)	1.5	6.3		(21.3)

Income (loss) from continuing operations	(20.5)	(27.3)	2.2	9.4	(1.4)	(37.6)
Discontinued operations:
Net income (loss) from operations		2.8	(0.3)			2.5
Income (loss) on disposal, net		(2.3)	(6.2)			(8.5)

Income (loss) before earnings (losses) Of affiliated companies	(20.5)	(26.8)	(4.3)	9.4	(1.4)	(43.6)
Equity in earnings (losses) of affiliated companies, net	(23.1)	3.7	(0.3)		19.7

Net income (loss)	$(43.6)	$(23.1)	$(4.6)	$9.4	$18.3	$(43.6)

December 31, 2003

	Blount International, Inc.	Blount, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
BALANCE SHEET
ASSETS
Current assets:
Cash and cash equivalents		$13.7	$(0.6)	$22.1		$35.2
Accounts receivable, net		36.4	10.0	18.0		64.4
Intercompany receivables		289.7	37.6	10.6	$(337.9)
Inventories		28.4	21.1	18.2		67.7
Other current assets		24.5	0.6	1.2	(0.2)	26.1

Total current assets		392.7	68.7	70.1	(338.1)	193.4
Investments in affiliated companies	$(34.7)	201.0		0.2	(166.5)
Property, plant and equipment, net		27.6	33.5	30.9		92.0
Cost in excess of net assets of acquired businesses, net		39.7	30.7	6.5		76.9
Other assets		33.0		5.1		38.1

Total Assets	$(34.7)	$694.0	$132.9	$112.8	$(504.6)	$400.4

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Notes payable and current maturities of long-term debt		$5.6		$1.0		$6.6
Accounts payable		17.0	$5.8	6.9		29.7
Intercompany payables	$337.9				$(337.9)
Accrued expenses		54.0	8.1	11.8	(0.2)	73.7

Total current liabilities	337.9	76.6	13.9	19.7	(338.1)	110.0
Long-term debt, exclusive of current maturities	22.2	581.7				603.9
Deferred income taxes, exclusive of current portion		0.4		2.4		2.8
Other liabilities	2.6	70.0	2.9	5.5		81.0

Total Liabilities	362.7	728.7	16.8	27.6	(338.1)	797.7

Stockholders' Equity (Deficit)	(397.4)	(34.7)	116.1	85.2	(166.5)	(397.3)

Total Liabilities and Stockholders' Equity (Deficit)	$(34.7)	$694.0	$132.9	$112.8	$(504.6)	$400.4

December 31, 2002

	Blount International, Inc.	Blount, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
BALANCE SHEET
ASSETS
Current assets:
Cash and cash equivalents		$16.3	$(0.1)	$10.2		$26.4
Accounts receivable, net		26.2	15.1	17.2		58.5
Intercompany receivables		274.7	39.3	7.3	$(321.3)
Inventories		27.5	21.4	15.9		64.8
Deferred income taxes		30.4		0.1		30.5
Other current assets		9.2	0.5	1.3		11.0

Total current assets		384.3	76.2	52.0	(321.3)	191.2
Investments in affiliated companies	$(25.7)	201.6		0.2	(176.1)
Property, plant and equipment, net		35.6	26.4	28.7		90.7
Cost in excess of net assets of acquired businesses, net		30.2	40.2	6.5		76.9
Other assets		65.9		3.3		69.2

Total Assets	$(25.7)	$717.6	$142.8	$90.7	$(497.4)	$428.0

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Notes payable and current maturities of long-term debt		$3.4				$3.4
Accounts payable		14.0	$5.5	$6.0		25.5
Intercompany payables	$321.3				(321.3)
Accrued expenses		55.6	6.9	8.8		71.3

Total current liabilities	321.3	73.0	12.4	14.8	(321.3)	100.2
Long-term debt, exclusive of current maturities	18.7	605.4				624.1
Deferred income taxes, exclusive of current portion		(1.9)		1.9
Other liabilities	3.2	66.9	1.6	0.9		72.6

Total Liabilities	343.2	743.4	14.0	17.6	(321.3)	796.9

Stockholders' Equity (Deficit)	(368.9)	(25.8)	128.8	73.1	(176.1)	(368.9)

Total Liabilities and Stockholders' Equity (Deficit)	$(25.7)	$717.6	$142.8	$90.7	$(497.4)	$428.0

For the Year
Ended December 31, 2003

	Blount International, Inc.	Blount, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
STATEMENT OF CASH FLOWS
Net cash provided by (used in) continuing Operations	$(16.6)	$56.8	$2.2	$13.4		$55.8
Net cash provided by discontinued operations
Net cash provided by (used in) operating Activities	(16.6)	56.8	2.2	13.4		55.8

Cash flows from investing activities:
(Payments for) proceeds from sales of property, Plant and equipment		(0.7)		0.1		(0.6)
Purchases of property, plant and equipment		(7.1)	(2.2)	(7.2)		(16.5)
Net cash provided by (used in) continuing Operations		(7.8)	(2.2)	(7.1)		(17.1)

Net cash used in discontinued operations
Net cash (used in) investing activities		(7.8)	(2.2)	(7.1)		(17.1)

Cash flows from financing activities:
Issuance of long-term debt		112.0		6.0		118.0
Reduction of long-term debt		(137.9)		(0.4)		(138.3)
Advances from (to) affiliated companies	16.6	(16.1)	(0.5)
Other		(9.6)				(9.6)

Net cash provided by (used in) financing Activities	16.6	(51.6)	(0.5)	5.6		(29.9)

Net increase (decrease) in cash and cash Equivalents		(2.6)	(0.5)	11.9		8.8
Cash and cash equivalents at beginning of period		16.3	(0.1)	10.2		26.4

Cash and cash equivalents at end of period	$0.0	$13.7	$(0.6)	$22.1		$35.2

For the Year
Ended December 31, 2002

	Blount International, Inc.	Blount, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
STATEMENT OF CASH FLOWS
Net cash provided by (used in) continuing Operations	$(4.5)	$11.4	$3.9	$16.8		$27.6
Net cash provided by discontinued operations		1.2				1.2
Net cash provided by (used in) operating Activities	(4.5)	12.6	3.9	16.8		28.8

Cash flows from investing activities:
Proceeds from sales of property, Plant and equipment		8.0				8.0
Purchases of property, plant and equipment		(8.4)	(2.4)	(6.3)		(17.1)

Net cash provided by (used in) continuing Operations		(0.4)	(2.4)	(6.3)		(9.1)
Net cash used in discontinued operations		(23.8)				(23.8)

Net cash (used in) investing activities		(24.2)	(2.4)	(6.3)		(32.9)

Cash flows from financing activities:
Increase in short-term debt				(5.1)		(5.1)
Reduction of long-term debt		(11.8)				(11.8)
Advances from (to) affiliated companies	4.5	(4.0)	(0.5)
Other		(0.2)				(0.2)

Net cash provided by (used in) financing Activities	4.5	(16.0)	(0.5)	(5.1)		(17.1)

Net increase (decrease) in cash and cash Equivalents		(27.6)	1.0	5.4		(21.2)
Cash and cash equivalents at beginning of period		43.9	(1.1)	4.8		47.6

Cash and cash equivalents at end of period	$0.0	$16.3	$(0.1)	$10.2		$26.4

For the Year
Ended December 31, 2001

	Blount International, Inc.	Blount, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
STATEMENT OF CASH FLOWS
Net cash provided by (used in) continuing Operations	$34.2	$27.7	$2.4	$9.2	$(55.5)	$18.0
Net cash provided by discontinued operations		20.6	9.2			29.8
Net cash provided by (used in) operating Activities	34.2	48.3	11.6	9.2	(55.5)	47.8

Cash flows from investing activities:
Proceeds from sales of property, plant and equipment		2.6		0.1		2.7
Purchases of property, plant and equipment		(4.7)	(2.2)	(4.6)		(11.5)
Acquisitions of Business		(1.3)				(1.3)

Net cash provided by (used in) continuing Operations		(3.4)	(2.2)	(4.5)		(10.1)
Net cash used in discontinued operations		51.7	147.5			199.2

Net cash (used in) investing activities		48.3	145.3	(4.5)		189.1

Cash flows from financing activities:
Issuance of long-term debt	13.0					13.0
Reduction of long-term debt		(211.1)		(0.1)		(211.2)
Dividends Paid		(52.1)		(3.4)	55.5
Capitol contributions	7.0	20.0			(20.0)	7.0
Advances from (to) affiliated companies	(54.2)	191.4	(157.2)		20.0
Other		(2.9)				(2.9)

Net cash provided by (used in) financing Activities	(34.2)	(54.7)	(157.2)	(3.5)	55.5	(194.1)

Net increase (decrease) in cash and cash Equivalents		41.9	(0.3)	1.2		42.8
Cash and cash equivalents at beginning of period		1.9	(0.8)	3.7		4.8

Cash and cash equivalents at end of period	$0.0	$43.8	$(1.1)	$4.9	$0.0	$47.6

NOTE 12—OTHER INFORMATION

        At December 31, 2003 and 2002, the following balance sheet captions are comprised of the items specified below:

(Dollar amounts in millions)	2003	2002
Accounts receivable:
Trade accounts	$62.5	$60.1
Other	4.9	2.7
Allowance for doubtful accounts	(3.0)	(4.3)

Total accounts receivable	$64.4	$58.5

Inventories:
Finished goods	$34.8	$31.8
Work in progress	10.7	9.3
Raw materials and supplies	22.2	23.7

Total inventories	$67.7	$64.8

Other current assets:
Refund of income taxes	$21.6	$6.8
Other	4.5	4.2

Total other current assets	$26.1	$11.0

Property, plant and equipment:
Land	$4.8	$4.8
Buildings and improvements	64.9	64.7
Machinery and equipment	173.5	170.8
Furniture, fixtures and office equipment	32.7	20.2
Transportation equipment	1.3	1.6
Construction in progress	5.9	9.1
Accumulated depreciation	(191.1)	(180.5)

Total property, plant and equipment	$92.0	$90.7

Other Assets:
Deferred financing costs	$21.5	$18.3
Rabbi trusts (see Note 7)	4.6	5.6
Escrow for SEG sale		25.0
Deferred income taxes		9.8
Other	12.0	10.5

Total other assets	38.1	69.2

Accrued expenses:
Salaries, wages and related withholdings	$22.7	$17.8
Employee benefits	8.1	6.9
Casualty insurance costs	4.0	3.8
Accrued interest	19.9	22.2
Other	19.0	20.6

Total accrued expenses	$73.7	$71.3

Other liabilities:
Employee benefits	$67.4	$66.7
Other	13.6	5.9

Total other liabilities	$81.0	$72.6

        Supplemental cash flow information is as follows:

	Year Ended December 31,
(Dollar amounts in millions)
	2003	2002	2001
Interest Paid	$63.9	$64.9	$92.5
Income Taxes Paid	9.0	5.2	(1.3)

        In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal use of the asset. Upon initial application of the provisions of SFAS No. 143, entities are required to recognize a liability for any asset retirement obligations adjusted for the cumulative accretion to the date of the adoption of this Statement, an asset retirement cost capitalized as an increase to the carrying amount of the associated long-lived asset, and accumulated depreciation on that capitalized cost. The cumulative effect, if any, of initially applying this Statement is recognized as a change in accounting principle. We adopted SFAS No. 143 on January 1, 2003. The adoption of SFAS No. 143 has not had a material impact on the 2003 financial statements.

        In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for assets to be disposed of and broadens the presentation of discontinued operations to include more disposal transactions. The provisions of the Statement, which were adopted by us on January 1, 2002, have not had a material impact on our financial condition or results of operations.

        In April 2002, The FASB issued Statement of Financial Accounting Standards No. 145, "Rescissions of FASB Statement NO. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement, which updates, clarifies and simplifies existing accounting pronouncements, addresses the reporting of debt extinguishments and accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The provisions of this Statement, which we adopted on January 1, 2003, have not had a material impact on our financial condition or results of operation but did result in the reclassification of prior years' debt extinguishment expenses.

        In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, and concludes that an entity's commitment to an exit plan does not by itself create a present obligation that meets the definition of a liability. This Statement also establishes that fair value is the objective of initial measurement of the liability. The provisions of this Statement were adopted by us January 1, 2003. We believe that the adoption of SFAS No. 146 will impact the timing of the recognition of costs associated with exit or disposal activities but is not expected to have a material impact on the financial statements.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS No. 148 are effective for fiscal years ended after December 15, 2002 and the interim disclosure requirements are effective for interim periods beginning after December 15, 2002. We adopted the annual disclosure requirements for the year ended December 31, 2002 and the interim disclosure requirements on January 1, 2003. The adoption of this Statement did not have a material impact on our results of operations, financial position or cash flows.

        In January 2003, the FASB issued Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Application of this interpretation is required in financial statements for periods ending after March 15, 2004. We have not identified any VIEs for which it is the primary beneficiary or has significant involvement.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 amends SFAS No. 133 to require contracts with comparable characteristics to be accounted for similarly. SFAS No. 149 clarifies the circumstances under which a contract with an initial net investment meets the characteristic of a derivative and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This statement was effective for contracts entered into or modified after September 30, 2003, except for hedging relationships designated after September 30, 2003, where the guidance is required to be applied prospectively. The adoption of this statement did not have a material impact on our results of operations and financial condition.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. This statement was effective for all financial instruments entered into or modified after May 31, 2003, and was otherwise effective at the beginning of the first interim period beginning after September 15, 2003. On November 7, 2003, FASB issued FASB Staff Position No. SFAS 150-3 (FSP 150-3), "Effective Date, Disclosures, and Transition for Mandatory Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statements No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." FSP 150-3 deferred certain aspects of SFAS 150. The adoption of SFAS 150 on January 1, 2003 and subsequent adoption of FSP 150-3 did not have a material impact on our results of operations, financial position or cash flows.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

        The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee. We have agreed to pay all accounting fees and all other expenses of this offering.

Securities and Exchange Commission registration fee		$44,345.00
NASD filing fee		$30,500.00
NYSE listing fee		*
Legal fees		*
Accounting fees		*
Printing, engraving and postage expenses		*
Miscellaneous		*
Bank financing fees (upfront, legal, etc.)		*
Total	$

*
To be filed by amendment.

ITEM 14. Indemnification of Directors and Officers.

        Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Delaware law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Certificate of Incorporation limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to the Corporation or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to the Corporation or its shareholders;

  •
  acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

        To the maximum extent permitted by law, our certificate of incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, we must advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims. We also maintain directors' and officers' liability insurance.

ITEM 15. Recent Sales of Unregistered Securities.

        None

ITEM 16. Exhibits and Financial Statement Schedules.

(A)
Exhibits

Exhibit Number	Description of Exhibit
*1.1	Form of Shares Underwriting Agreement
*1.2	Form of Notes Underwriting Agreement
**2.1	Plan and Agreement of Merger among Blount International, Inc., HBC Transaction Subsidiary, Inc. and Blount, Inc., dated August 17, 1995 filed as part of Registration Statement on Form S-4 (Reg. No. 33-63141) of Blount International, Inc., including amendments and exhibits, which became effective on October 4, 1995 (Commission File No. 33-63141).
**2.2	Stock Purchase Agreement, dated November 4, 1997, by and among Blount, Inc., Hoffman Enclosures, Inc., Pentair, Inc., and Federal-Hoffman, Inc. which was filed as Exhibit No. 2 to the Form 8-K filed by Blount International, Inc. on November 19, 1997 (Commission File No. 001-11549).
**2.3	Agreement and Plan of Merger and Recapitalization, dated as of April 18, 1999, between Blount International, Inc., and Red Dog Acquisition, Corp. (included as Appendix A to the Proxy Statement-Prospectus which forms a part of the Registration Statement) previously filed on July 15, 1999, by Blount International, Inc. (Reg. No. 333-82973).
**3.1	Restated Certificate of Incorporation of Blount International, Inc. (included as Exhibit A to the Agreement and Plan of Merger and Recapitalization which is Exhibit 2.1) filed as part of the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 (Reg. No. 333-82973) previously filed on July 15, 1999, by Blount International, Inc.
**3.2	Post-Merger Bylaws of Blount International, Inc. (included as Exhibit B to the Agreement and Plan of Merger and Recapitalization which is Exhibit 2.1) filed as part of the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 (Reg. No. 333-82973).
*3.3	Certificate of Incorporation of Blount, Inc.
*3.4	Bylaws of Blount, Inc.
*3.5	Certificate of Incorporation of Omark Properties, Inc.
*3.6	Bylaws of Omark Properties, Inc.
*3.7	Certificate of Incorporation of 4520 Corp., Inc.
*3.8	Bylaws of 4520 Corp., Inc.
*3.9	Certificate of Incorporation of Dixon Industries, Inc.
*3.10	Bylaws of Dixon Industries, Inc.
*3.11	Certificate of Incorporation of Frederick Manufacturing Corporation
*3.12	Bylaws of Frederick Manufacturing Corporation
*3.13	Certificate of Incorporation of Fabtek Corporation
*3.14	Bylaws of Fabtek Corporation
*3.15	Certificate of Incorporation of Gear Products, Inc.
*3.16	Bylaws of Gear Products, Inc.
*3.17	Certificate of Formation of Windsor Forestry Tools LLC
*3.18	Operating Agreement of Windsor Forestry Tools LLC
*3.19	Certificate of Formation of BI, L.L.C.
*3.20	Operating Agreement of BI, L.L.C.
*4.1	Form of indenture agreement governing the notes by and between Blount, the guarantors and the trustee dated as of .
*4.2	Form of % Senior Notes due
**4.3	Registration Rights and Stock Transfer Restriction agreement filed as part of Registration Statement on Form S-4 (Reg. No. 33-63141) of Blount International, Inc., including amendments and exhibits, which became effective on October 4, 1995 (Commission File No. 33-63141).

**4.4	Registration Statement on Form S-3 (Reg. Nos. 333-42481 and 333-42481-01), with respect to the 7% $150 million Senior Notes due 2005 of Blount, Inc. which are guaranteed by Blount International, Inc., including amendments and exhibits, which became effective on June 17, 1998.
**4.5	Form of stock certificate of New Blount common stock filed as part of the Proxy Statement-Prospectus which forms a part of the previously filed on July 15, 1999, by Blount International, Inc., Registration Statement on Form S-4 (Reg. No. 333-82973).
**4.6	Indenture between Blount, Inc., as issuer, Blount International, Inc., BI Holdings Corp., Benjamin F. Shaw Company, BI, L.L.C., Blount Development Corp., Omark Properties, Inc., 4520 Corp., Inc., Gear Products, Inc., Dixon Industries, Inc., Frederick Manufacturing Corporation, Federal Cartridge Company, Simmons Outdoor Corporation, Mocenplaza Development Corp., and CTR Manufacturing, Inc., as Guarantors, and United States Trust Company of New York, dated as of August 19, 1999, (including exhibits) which was filed as Exhibit 4.1 to the report on Form 10-Q for the third quarter ended September 30, 1999.
**4.7	Registration Right Agreement by and among Blount, Inc., Blount International, Inc., BI Holdings Corp., Benjamin F. Shaw Company, BI. L.L.C., Blount Development Corp., Omark Properties, Inc., Gear Products, Inc., Dixon Industries, Inc., Frederick Manufacturing Corporation, Federal Cartridge Company, Simmons Outdoor Corporation, Mocenplaza Development Corp., CTR Manufacturing, Inc., and Lehman Brothers, Inc. dated as of August 19, 1999, filed as Exhibit 4.2 to the report on Form 10-Q for the third quarter ended September 30, 1999.
**4.8	Registration Statement on Form S-4 (Reg. No. 333-92481) which respect to the 13% $325 million Senior Subordinated Notes of Blount, Inc. guaranteed by Blount International, Inc., including amendments and exhibits, effective on January 19, 2000.
**4.9	Purchase Agreement between Blount International, Inc., and an affiliate of Lehman Brothers Merchant Banking Partners II, L.P. for sale of $20,000,000 of a convertible preferred equivalent security, together with warrants for common stock, as filed on Form 8-K on March 13, 2001.
**4.10	Credit Agreement, dated as of May 15, 2003 among Blount, Inc., the other parties named therein as credit parties, the several banks and financial institutions or entities named therein as lenders, General Electric Capital Canada, Inc., as Canadian agent, and General Electric Capital Corporation, as agent and collateral agent, which was filed as Exhibit 99.2 to the report on Form 8-K filed by Blount International, Inc., on May 19, 2003.
*5.1	Opinion of Cravath, Swaine & Moore LLP regarding the legality of the securities being registered.
**9.1	Stockholder Agreement, dated as of April 18, 1999, between Red Dog Acquisition, corp., a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Merchant Banking Partners II L.P., a Delaware limited partnership, and The Blount Holding Company, L.P., a Delaware limited partnership which was filed as Exhibit 9 to the Form 8-K/A filed April 20, 1999.
**10.1	Form of Indemnification Agreement between Blount International, Inc., and The Blount Holding Company, L.P. filed as part of Registration Statement on Form S-4 (Reg. No. 33-63141) of Blount International, Inc., including amendments and exhibits, which became effective on October 4, 1995 (Commission File No. 33-63141).
**10.2	Supplemental Retirement and Disability Plan of Blount, Inc. which was filed as Exhibit 10(e) to the Annual Report of Blount, Inc., on Form 10-K for the fiscal year ended February 29, 1992 (Commission File No. 1-7002).

**10.3	Written description of the Management Incentive Plan of Blount, Inc., which was included within the Proxy Statement of Blount, Inc. for the Annual Meeting of Stockholders held June 27, 1994 (Commission File No. 1-7002).
**10.4	Supplemental Retirement Savings Plan of Blount, Inc. which was filed as Exhibit 10(i) to the Annual Report of Blount, Inc. on Form 10-K for the fiscal year ended February 29, 1992 (Commission File No. 1-7002).
**10.5	Supplemental Executive Retirement Plan between Blount, Inc. and John M. Panettiere which was filed as Exhibit 10(t) to the Annual Report of Blount, Inc. on Form 10-K for the fiscal year ended February 28, 1993 (Commission File No. 1-7002).
**10.6	Executive Management Target Incentive Plan of Blount, Inc. which was filed as Exhibit B to the Proxy Statement of Blount, Inc. for the Annual Meeting of Stockholders held June 27, 1994 (Commission File No. 1-7002).
**10.7	Blount, Inc. Executive Benefit Plans Trust Agreement and Amendment to and Assumption of Blount, Inc. Executive Benefit Plans Trust which were filed as Exhibits 10(x)(i) and 10(x)(ii) to the Annual Report of Blount International, Inc. on Form 10-K for the fiscal year ended February 29, 1996 (Commission File No. 001-11549).
**10.8	Blount, Inc. Benefits Protection Trust Agreement and Amendment To ad Assumption of Blount, Inc. Benefits Protection Trust which were filed as Exhibits 10(y)(i) and 10(y)(ii) to the Annual Report of Blount International, Inc. on Form 10-K for the fiscal year ended February 29, 1996 (Commission File No. 001-11549).
**10.9	1998 Blount Long-Term Executive Stock Option Plan of Blount International, Inc. filed as part of Registration Statement on Form S-8 (Reg. No. 333-56701), including exhibits, which became effective on June 12, 1998.
**10.10	Supplemental Executive Retirement Plan between Blount, Inc. and Gerald W. Bersett which was filed as Exhibit 10(z) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 1998 (Commission File No. 001-11549).
**10.11	The Blount Deferred Compensation Plan which was filed as Exhibit 10(cc) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 1998 (Commission File No. 001-11549).
**10.12	Employment Agreement, dated as of April 18, 1999, between Blount International, Inc. and John M. Panettiere filed as part of Registration Statement on Form S-4 (Reg. No. 333-92481) of Blount International, Inc., including amendments and exhibits, which became effective January 19, 2000.
**10.13	Employment Agreement, dated as of April 18, 1999, between Blount International, Inc. and Gerald W. Bersett filed as part of Registration Statement on Form S-4 (Reg. No. 333-92481) of Blount International, Inc., including amendments and exhibits, which became effective January 19, 2000.
**10.14	Employment Agreement, dated as of April 18, 1999, between Blount International, Inc. and Richard H. Irving filed as part of Registration Statement on Form S-4 (Reg. No. 333-92481) of Blount International, Inc., including amendments and exhibits, which became effective January 19, 2000.
**10.15	Employment Agreement, dated as of April 18, 1999, between Blount International, Inc. and Harold E. Layman filed as part of Registration Statement on Form S-4 (Reg. No. 333-92481) of Blount International, Inc., including amendments and exhibits, which became effective January 19, 2000.
**10.16	Employee Stockholder Agreement dated as of August 19, 1999, among Blount International, Inc., Lehman Brothers Merchant Banking Partners II L.P. and Certain Employee Stockholders.

**10.17	Amendment to Harold E. Layman Employment Agreement dated February 3, 2000, filed as Exhibit 10(t) to the Quarterly Report of Blount International, Inc.on Form 10-Q for the second quarter ended June 30, 2000 (Commission File No. 001-11549).
**10.18	Employment Agreement, effective as of August 15, 2000, between Blount International, Inc. and Dennis E. Eagan and filed as Exhibit 10(s) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2001 (Commission File No. 001-11549).
**10.19	Supplemental Executive Retirement Plan between Blount, Inc. and Richard H. Irving, III, dated May 17, 2000 and filed as Exhibit 10(u) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2001 (Commission File No. 001-11549).
**10.20	Amendment to Employment Agreement between Blount International, Inc. and Harold E. Layman dated July 2, 2002 and filed as Exhibit 10(v) to the Quarterly Report of Blount International, Inc. on Form 10-Q for the quarter ended June 30, 2002 (Commission File No. 001-11549).
**10.21	1999 Stock Incentive Plan and 2000 Stock Incentive Plan of Blount International, Inc. filed as part of Registration Statement on Form S-8 (Reg. No. 333-91390) exhibits, which became effective June 27, 2002.
**10.22	Amendment to Employment Agreement between Blount Inc. and Kenneth O. Saito dated August 16, 2002, filed as Exhibit 10(aa) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2002 (Commission File No. 001-11549).
**10.23	Amendment to Employment Agreement between Blount International and Richard H. Irving, III dated February 14, 2002 filed as Exhibit 10(bb) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2002 (Commission File No. 001-11549).
**10.24	Amendment to Employment Agreement between Blount International and Richard H. Irving, III dated August 19, 2002 filed as Exhibit 10(cc) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2002 (Commission File No. 001-11549).
**10.25	Amendment to Employment Agreement between Blount International and Rodney W. Blankenship, dated February 14, 2002 filed as Exhibit 10(dd) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2002 (Commission File No. 001-11549).
**10.26	Amendment to Employment Agreement between Blount International and Rodney W. Blankenship dated July 2, 2002 filed as Exhibit 10(ee) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2002 (Commission File No. 001-11549).
**10.27	Employment Agreement between Blount, Inc. and Kenneth O. Saito dated June 1, 1999 filed as Exhibit 10(ff) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2002 (Commission File No. 001-11549).
**10.28	Amendment to Employment Agreement between Blount, Inc. and James S. Osterman dated February 2, 2004 filed as Exhibit 10(bb) Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2003 (Commission File No. 001-11549).
**10.29	Amendment to Employment Agreement between Blount, Inc. and Calvin E. Jenness dated March 1, 2004 filed as Exhibit 10(cc) to the Annual Report of Blount International, Inc. on Form 10-K for the year ended December 31, 2003 (Commission File No. 001-11549).
12.1	Computation of Ratio of Earnings to Fixed Charges

*21.1	Subsidiaries of Blount International, Inc.
23.1	Consent of Independent Accountants
24.1	Powers of Attorney (included on the signatures page to this registration statement).
*25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of , as trustee, on Form T-1

*
To be filed by amendment.

**
Incorporated by reference

(B)
Financial statement schedules

        Schedule II — valuation and qualifying accounts for the years ended December 31, 2003, 2002 and 2001. All other schedules have been omitted because they are not required or because the information is presented in the Notes to Consolidated Financial Statements.

Report of Independent Auditors on
Financial Statement Schedule

To the Board of Directors
of Blount International Inc.

        Our audits of the consolidated financial statements referred to in our report dated February 20, 2004, appearing in this Registration Statement on Form S-1 also included an audit of the financial statement schedule listed in Item 16(B) of this Registration Statement on Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
Portland, Oregon
February 20, 2004

Schedule II

CONSOLIDATED SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS

(Dollar amounts in millions)

Column A	Column B	Column C	Column D (1)	Column E
		Additions
Description	Balance at Beginning of Period	Charged to Cost and Expenses	Deductions	Balance at End of Period
Year Ended December 31, 2003
Allowance for doubtful accounts receivable	$4.3	$0.6	$1.9	$3.0

Allowance for valuation of deferred tax assets	$0.0	$48.6	$0.0	$48.6

Year Ended December 31, 2002
Allowance for doubtful accounts receivable	$3.5	$1.5	$0.7	$4.3

Year Ended December 31, 2001
Allowance for doubtful accounts receivable	$3.8	$1.3	$1.6	$3.5

(1)
Principally amounts written-off less recoveries of amounts previously written-off.

ITEM 17. Undertakings

        (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (b) Each of the undersigned Registrants undertakes that:

            (i)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

            (ii)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Each of the undersigned Registrants undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"),the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

BLOUNT INTERNATIONAL, INC.
By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints James S. Osterman and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ JAMES S. OSTERMAN James S. Osterman	President and Chief Executive Officer, Director	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Senior Vice President, Chief Financial Officer and Treasurer	April 26, 2004
/s/ ELLIOT M. FRIED Elliot M. Fried	Director	April 26, 2004
/s/ R. EUGENE CARTLEGE R. Eugene Cartlege	Director	April 26, 2004

/s/ THOMAS J. FREUCHTEL Thomas J. Freuchtel	Director	April 26, 2004
/s/ E. DANIEL JAMES E. Daniel James	Director	April 26, 2004
/s/ HAROLD E. LAYMAN Harold E. Layman	Director	April 26, 2004
/s/ WILLIAM SHUTZER William Shutzer	Director	April 26 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

BLOUNT, INC.
By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints James S. Osterman and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ JAMES S. OSTERMAN James S. Osterman	President and Chief Executive Officer, Director	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Senior Vice President, Chief Financial Officer and Treasurer	April 26, 2004
/s/ ELLIOT M. FRIED Elliot M. Fried	Director	April 26, 2004
/s/ R. EUGENE CARTLEGE R. Eugene Cartlege	Director	April 26, 2004

/s/ THOMAS J. FREUCHTEL Thomas J. Freuchtel	Director	April 26, 2004
/s/ E. DANIEL JAMES E. Daniel James	Director	April 26, 2004
/s/ HAROLD E. LAYMAN Harold E. Layman	Director	April 26, 2004
/s/ WILLIAM SHUTZER William Shutzer	Director	April 26 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"),the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

BI, L.L.C
By:	Blount, Inc., its managing member
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard H. Irving III and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ JAMES S. OSTERMAN James S. Osterman	Chairman	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Vice President and Chief Financial Officer	April 26, 2004
/s/ RICHARD H. IRVING III Richard H. Irving III	Vice President, General Counsel and Secretary	April 26, 2004
BLOUNT, INC., its Managing Member
/s/ CALVIN E. JENNESS Calvin E. Jenness		April 26, 2004
Senior Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

OMARK PROPERTIES, INC.
By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard H. Irving III and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ RICHARD H. IRVING III Richard H. Irving III	Vice President, General Counsel and Secretary	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Vice President, Chief Financial Officer and Treasurer	April 26, 2004
/s/ KENNETH O. SAITO Kenneth O. Saito	Director	April 26, 2004
/s/ RICHARD H. IRVING III Richard H. Irving III	Director	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Director	April 26, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

4520 CORP., INC.
By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard H. Irving III and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ RICHARD H. IRVING III Richard H. Irving III	Vice President, General Counsel and Secretary	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Vice President and Chief Financial Officer	April 26, 2004
/s/ JAMES S. OSTERMAN James S. Osterman	Director	April 26, 2004
/s/ RICHARD H. IRVING III Richard H. Irving III	Director	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Director	April 26, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

GEAR PRODUCTS, INC.
By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Mark A. Arciero and Richard H. Irving III, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ MARK A. ARCIERO Mark A. Arciero	President	April 26, 2004
/s/ RICHARD H. IRVING III Richard H. Irving III	Vice President, General Counsel and Secretary	April 26, 2004
/s/ JAMES S. OSTERMAN James S. Osterman	Director	April 26, 2004
/s/ DENNIS E. EAGAN Dennis E. Eagan	Director	April 26, 2004
/s/ RICHARD H. IRVING III Richard H. Irving III	Director	April 26, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

DIXON INDUSTRIES, INC.
By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard H. Irving III and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ RICHARD H. IRVING III Richard H. Irving III	Vice President, General Counsel and Secretary	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Vice President and Chief Financial Officer	April 26, 2004
/s/ JAMES S. OSTERMAN James S. Osterman	Director	April 26, 2004
/s/ RICHARD H. IRVING III Richard H. Irving III	Director	April 26, 2004
/s/ KENNETH R. DAY Kenneth R. Day	Director	April 26, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

WINDSOR FORESTRY TOOLS LLC
By:	Blount, Inc., its sole member
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard H. Irving III and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ RICHARD H. IRVING III Richard H. Irving III	Vice President, General Counsel and Secretary	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Vice President and Chief Financial Officer	April 26, 2004
Blount, Inc., its sole member
/s/ CALVIN E. JENNESS		April 26, 2004
Calvin E. Jenness Senior Vice President, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"),the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

FREDERICK MANUFACTURING CORPORATION
By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard H. Irving III and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ RICHARD H. IRVING III Richard H. Irving III	Vice President, General Counsel and Secretary	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Vice President and Chief Financial Officer	April 26, 2004
/s/ JAMES S. OSTERMAN James S. Osterman	Director	April 26, 2004
/s/ RICHARD H. IRVING III Richard H. Irving III	Director	April 26, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"),the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 26, 2004.

FABTEK CORPORATION
By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Richard H. Irving III and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicted.

Signature	Title	Date

/s/ RICHARD H. IRVING III Richard H. Irving III	Vice President, General Counsel and Secretary	April 26, 2004
/s/ CALVIN E. JENNESS Calvin E. Jenness	Vice President and Chief Financial Officer	April 26, 2004
/s/ JAMES S. OSTERMAN James S. Osterman	Director	April 26, 2004
/s/ RICHARD H. IRVING III Richard H. Irving III	Director	April 26, 2004
/s/ DENNIS E. EAGAN Dennis E. Eagan	Director	April 26, 2004

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EXPLANATORY NOTE
[D] TABLE OF CONTENTS
[E] TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
TRADEMARK NOTICE
PROSPECTUS SUMMARY
Our Company
Lehman Brothers Merchant Banking Group
The Refinancing Transactions
Organizational Chart
The Note Offering
The Share Offering
Summary Historical Consolidated Financial and Other Data
RISK FACTORS
RISKS RELATING TO THIS OFFERING
[D] USE OF PROCEEDS
[E] USE OF PROCEEDS
CAPITALIZATION
[E] DILUTION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA
Unaudited Pro Forma Condensed Consolidated Statement of Operations
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DECEMBER 31, 2003
[E] PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
Outdoor Products Segment—Products Summary (Dollars in millions)
Industrial and Power Equipment Segment—Products Summary (Dollars in millions)
MANAGEMENT
Summary Compensation Table
Option Grants in Calendar Year 2003
Aggregate Option Exercises in 2003 and Year-End Option Values
Pension Plan Table
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF OUR INDEBTEDNESS
[D] DESCRIPTION OF NOTES
[E] DESCRIPTION OF OUR CAPITAL STOCK
[D] THE SHARE OFFERING
[E] THE NOTE OFFERING
[E] MARKET INFORMATION
[D] CERTAIN INCOME TAX CONSIDERATIONS
UNITED STATES HOLDERS
[E] CERTAIN U.S. FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS
[D] UNDERWRITING
[E] UNDERWRITING
[D] NOTICE TO CANADIAN RESIDENTS
[E] NOTICE TO CANADIAN RESIDENTS
[D] LEGAL MATTERS
[E] LEGAL MATTERS
EXPERTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES Consolidated Statements of Income (Loss)
BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES Consolidated Balance Sheets
BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows
BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES Consolidated Statement of Changes in Stockholders' Equity (Deficit)
BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED FINANCIAL INFORMATION For the Year Ended December 31, 2003
For the Year Ended December 31, 2002
For the Year Ended December 31, 2001
December 31, 2003
December 31, 2002
For the Year Ended December 31, 2003
For the Year Ended December 31, 2002
For the Year Ended December 31, 2001
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Report of Independent Auditors on Financial Statement Schedule
Schedule II CONSOLIDATED SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS (Dollar amounts in millions)
SIGNATURES
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